EXHIBIT 4.9

SUBSCRIPTION AGREEMENT

7 SEPTEMBER 2007

ASIA SILICON TECHNOLOGY HOLDINGS INC.

Tranche A U.S.$20,000,000 Floating Rate Secured Bonds due 2009

Tranche B U.S.$40,000,000 Floating Rate Secured Convertible Bonds due 2009

THIS AGREEMENT is made on 7 September 2007

BETWEEN:

(1)	ASIA SILICON TECHNOLOGY HOLDINGS INC. (the Issuer); and

(2)	DEUTSCHE BANK AG (the Manager).

The Issuer and the Manager wish to record the arrangements agreed among them in relation to an issue of Tranche A U.S.$20,000,000 Floating Rate Secured Bonds due 2009 of the Issuer (the Tranche A Bonds) and Tranche B U.S.$40,000,000 Floating Rate Secured Convertible Bonds due 2009 of the Issuer (the Tranche B Bonds, and together with the Tranche A Bonds, the Bonds, which expression where the context so admits shall include the Global Certificates (as defined below) to be delivered in respect of them). The definitive Bonds, if required to be issued, will be in registered form in denominations of U.S.$100,000 each and integral multiples of U.S.$1,000 in excess thereof. Each Tranche B Bond will be convertible, subject as provided in the Terms and Conditions of the Tranche B Bonds (the Tranche B Terms and Conditions) and upon the occurrence of a Complying IPO (as defined in the Tranche B Terms and Conditions), into fully paid ordinary shares of the Issuer (the Shares) in accordance with the Tranche B Terms and Conditions. The Bonds will be secured by way of (a) a charge over the assets of the Issuer pursuant to a Security Agreement expected to be dated the Closing Date (as defined below) between DB Trustees (Hong Kong) Limited as security agent (the Security Agent) and the Issuer (the Security Agreement); (b) a mortgage of shares in Asia Silicon Technology Holdings Limited (AST (HK)) owned by the Issuer pursuant to a Share Mortgage expected to be dated the Closing Date (as defined below) between the Security Agent and the Issuer (the Share Mortgage); (c) a charge over the assets of AST (HK) pursuant to a Security Agreement expected to be dated the Closing Date (as defined below) between the Security Agent and AST (HK) (the Security Agreement (AST (HK)) and (d) a pledge of equity interest of AST (HK) in Opco on the Closing Date pursuant to a Pledge of Equity expected to be dated the Closing Date (as defined below) between the Security Agent and AST (HK) (the First Pledge of Equity) and (e) a pledge of equity interest of AST (HK) in Opco acquired as a result of an increase in the registered capital of Opco after the Closing Date pursuant to a Pledge of Equity to be entered into between the Security Agent and AST (HK) (the Second Pledge of Equity), each in favour of the Security Agent for the benefit of the holders of the Bonds (each security being created thereby being referred to as a Security). In this Agreement, each of the Security Agreement, the Share Mortgage, the Security Agreement (AST (HK)), the First Pledge of Equity and the Second Pledge of Equity is called a Security Document and together are called the Security Documents.

1.	INTERPRETATION

1.1	Definitions

(a)	Capitalised terms defined in the Trust Deed (as defined below) have, unless expressly defined in this Agreement, the same meaning in this Agreement.

(b)	Capitalised terms defined in the Terms and Conditions have, unless expressly defined in the Trust Deed or this Agreement, the same meaning in this Agreement.

1.2	Headings

The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement. Unless the context otherwise requires, words denoting the singular number only shall include the plural and vice versa. References to Clauses and Schedules are to be construed as references to clauses of, and schedules to, this Agreement.

2	ISSUE OF THE BONDS

2.1	Agreement to issue

The Issuer agrees to issue the Bonds on 10 September 2007, or such later date as the Issuer and the Manager may agree, (the Closing Date) to the Manager. The Bonds will be subscribed at a price equal to their principal amount (the Subscription Price).

2.2	The Bonds

The Bonds will be issued in accordance with the terms of a trust deed expected to be dated the Closing Date (the Trust Deed) in the agreed form to be entered into between the Issuer, DB Trustees (Hong Kong) Limited as trustee (the Trustee) and the Security Agent and issued subject to and with the benefit of a Paying and Conversion Agency Agreement expected to be dated the Closing Date (the Agency Agreement) between the Issuer, the Trustee and Deutsche Bank AG, Hong Kong Branch as principal paying, conversion and transfer agent and the other agents named therein relating to the Bonds. This Agreement, the Trust Deed, the Agency Agreement, the Registration Rights Agreement, the Fee Letter (as defined below) and the Security Documents are together referred to herein as the Contracts. The agreed form of the Trust Deed means the form of the Trust Deed agreed for identification by or on behalf of the Issuer, the Trustee and the Manager with such amendments as they may each agree.

2.3	Terms and Conditions

(a)	The Terms and Conditions of the Tranche A Bonds (the Tranche A Terms and Conditions) and the Tranche B Terms and Conditions shall be substantially in the form set out in Schedule 1, with such changes as may be agreed between the Issuer and the Manager.

(b)	In this Agreement, Terms and Conditions means the Tranche A Terms and Conditions or the Tranche B Terms and Conditions (as the case may be).

3.	AGREEMENTS BY THE MANAGER AND THE ISSUER

3.1	Subscription

The Manager agrees to subscribe and pay for the Bonds on the Closing Date at the Subscription Price and on the terms of this Agreement.

3.2	Restrictions

Each of the Manager and (to the extent applicable to it) the Issuer warrants and agrees that it has complied and will comply with the terms set out in Schedule 2.

3.3	Safe harbours

Notwithstanding any other provision of this Agreement, the Issuer shall perform such acts as are necessary on its part to ensure that the Bonds may lawfully be offered, sold and distributed using the “safe harbours” in, and pursuant to, the securities laws and regulations of the European Economic Area (including the United Kingdom) and the Hong Kong Special Administrative Region of the People’s Republic of China (Hong Kong) described (whether by reference to specific sections of law or regulation or by tracking the language thereof) in Schedule 2 and shall refrain from any acts which would render any of these “safe harbours” unavailable.

3.4	No fiduciary or agency relationship

Nothing in this Agreement or the nature of the services provided by the Manager shall be deemed to create a fiduciary or agency relationship between the Manager and the Issuer or any of their respective stockholders, creditors, employees or any other party.

4.	REPRESENTATIONS AND WARRANTIES

The Issuer represents and warrants to the Manager that as at the date of this Agreement and as at the Closing Date (and at any time from the date hereof up to and including the Closing Date):

(a)	No default

No event has occurred or circumstance arisen which, had the Bonds already been issued, might (whether or not with the giving of notice and/or the passage of time and/or the fulfilment of any other requirement) constitute an event described under “Events of Default” in the Terms and Conditions;

(b)	Directed selling efforts

Neither the Issuer nor its affiliates (as defined in Rule 405 under the United States Securities Act of 1933, as amended (the Securities Act)), nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (as defined in Regulation S of the Securities Act) with respect to the Bonds;

(c)	Foreign issuer; SUSMI

The Issuer is a “foreign issuer” (as such term is defined in Regulation S) that reasonably believes that there is no substantial U.S. market interest (as defined in Regulation S under the Securities Act) in its debt securities or in Shares issuable upon conversion of the Tranche B Bonds or any securities of the same class as the Shares issuable upon conversion of the Tranche B Bonds; and

(d)	Section 3(a)9 Compliance

In connection with the conversion of the Tranche B Bonds into the Shares neither the Issuer nor any person acting on its behalf will take any action which would result in the shares issuable upon conversion of the Tranche B Bonds being exchanged by the Issuer other than with the Issuer’s existing security holders exclusively where no commission or remuneration is paid or given directly or indirectly for soliciting such exchange.

5.	UNDERTAKINGS BY THE ISSUER

The Issuer agrees to be bound by the covenants set out in this Clause relating to it and, where the covenant is expressed to apply to its Subsidiaries, the Issuer must ensure that each of its Subsidiaries performs that covenant.

5.1	Delivery of Bonds

The Issuer will make such reasonable arrangements satisfactory to the Manager to ensure that the Global Certificates and any definitive Bonds are delivered to the Registrar for authentication in the form required by, and otherwise in accordance with, the Trust Deed and the Agency Agreement.

5.2	Due diligence

The Issuer will, to the satisfaction of the Manager and its professional legal advisers, co-operate with the Manager in respect of, and participate in, the due diligence procedures required by the Manager in connection with the issue and distribution of the Bonds.

5.3	No announcements

From the date of this Agreement to (and including) the Closing Date, the Issuer shall not, without the prior written consent of the Manager, make any public announcement which might reasonably be expected to have a material adverse effect on the marketability of the Bonds.

5.4	Agreements

The Issuer will execute the Trust Deed, the Agency Agreement and the Security Documents to which it is a party on or before the Closing Date.

5.5	Restrictions on other issues

Except as permitted under the Terms and Conditions, the Issuer will not, and will procure that none of its Subsidiaries or other affiliates over which it exercises management or voting control, nor any person acting on its or their behalf will, from and including the date of this Agreement to and excluding the date falling six months after the Closing Date, without the prior written consent of the Manager, issue, offer, sell, contract to sell, pledge or otherwise dispose of or encumber (or publicly announce any (or any intention to make) such issue, offer, sale, contract to sell, pledge, disposal or encumbrance), any Shares or securities convertible or exchangeable into or exercisable for the Shares or warrants or other rights to purchase the Shares or any security or financial product whose value is determined directly or indirectly by reference to the price of the Shares, including equity swaps, forward sales and options representing the right to receive any Shares.

6.	CONDITIONS PRECEDENT

6.1	Conditions precedent

The obligations of the Manager to subscribe and pay for the Bonds are conditional upon:

(a)	Contracts

The execution and delivery of the Contracts by the respective parties.

(b)	Compliance and material adverse change

On the Closing Date (i) the representations and warranties of the Issuer in this Agreement being true, accurate and correct (in all material respects in relation to the representations and warranties contained in Conditions 5.2 (other than in respect of Opco), 5.3, 5.6, 5.7, 5.8, 5.16(b), 5.20, 5.21 and 5.22) at, and as if made on, the Closing Date, (ii) the Issuer having performed all of its obligations under this Agreement to be performed on or before the Closing Date, (iii) there having been, as at the Closing Date, no change (nor any development or event involving a prospective change of which the Issuer is, or might reasonably be expected to be, aware) which is materially adverse to the assets, liabilities, condition (financial or other), business, prospects, properties, shareholders’ equity, results of operations or general affairs of the Issuer or the Issuer and its Subsidiaries taken as a whole since the date of this Agreement and (iv) there having been delivered to the Manager a certificate dated the Closing Date, signed by a duly authorised officer of the Issuer (substantially in the form of Schedule 3) to the effect stated in (i), (ii) and (iii).

(c)	Legal opinions

On or before the Closing Date, there having been delivered to the Manager opinions in form and substance satisfactory to the Manager, dated the Closing Date of:

(i)	Walkers, Cayman Islands legal advisers to the Manager and the Trustee;

(ii)	Fangda Partners, PRC legal advisers to the Manager and the Trustee; and

(iii)	Allen & Overy, English and Hong Kong legal advisers to the Manager and the Trustee.

(d)	Due diligence

The Manager having been satisfied with the results of its due diligence investigations on the Issuer and its Subsidiaries.

(e)	Security

(i)	Subject to sub-paragraph (ii) below, all steps that are able to be taken to create and perfect each Security and to give the Security Documents (other than the First Pledge of Equity and the Second Pledge of Equity) the status of first priority security interest in the assets being secured thereunder having been taken by the Issuer, including the giving by the Issuer of instructions to its registered agent to make entries relating to the Security Documents to which the Issuer is a party in its Register of Mortgages and Charges, to the satisfaction of the Manager, on or before the Closing Date.

(ii)	Sub-paragraph (i) above does not apply to the submission of particulars of the Security Agreement (AST (HK)) and the First Pledge of Equity to the Hong Kong Companies Registry for registration.

(f)	Constitutional documents

The Manager has received a copy of the constitutional documents of each of the Issuer, AST (HK) and Opco.

(g)	Shareholders’ resolutions and consents

(i)	The Manager has received a copy of a resolution of the shareholders of AST (HK) approving the terms of, and the transactions contemplated by, the Contracts to which it is a party in form and substance satisfactory to the Manager.

(ii)	The Manager has received the consent from each holder of equity interests in Opco (other than AST (HK)) (A) in respect of the First Pledge of Equity and any agreement supplemental, ancillary or otherwise relating to the First Pledge of Equity and (B) agreeing to the Security Agent’s exercise of its rights under the First Pledge of Equity and such other agreements in form and substance satisfactory to the Manager.

(h)	Board resolutions

The Manager has received a copy of a resolution of the board of directors of:

(i)	each of the Issuer and AST (HK) approving the terms of, and the transactions contemplated by, the Contracts to which it is a party; and

(ii)	Opco approving the terms of, and the transactions contemplated by, the First Pledge of Equity,

each in form and substance satisfactory to the Manager.

(i)	Certificate

The Manager has received a certificate of an authorised signatory of each of the Issuer, AST (HK) and Opco (i) certifying that each copy document specified in this Clause is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement and (ii) including specimen(s) of the signature(s) of each person authorised on behalf of each of the Issuer, AST (HK) and Opco (as the case may be) to enter into or witness the entry into of any Contract or to sign or send any document or notice in connection with any Contract in form and substance satisfactory to the Manager.

(j)	Process agent

The Manager has received evidence in form and substance satisfactory to it that the agent of the Issuer under the Contracts to which it is a party (other than the Registration Rights Agreement) and the Bonds for service of process in England or, as the case may be, Hong Kong has accepted its appointment.

(k)	Representation letter

The Manager has received, in form and substance satisfactory to it, a copy of the letter dated on or about the date of this Agreement issued by the Issuer to the Trustee and Fangda Partners in relation to the Bonds.

(1)	Documents under the Security Documents

The Manager has received in form and substance satisfactory to it:

(i)	a copy of all notices required to be sent and any other documents required to be executed and any acknowledgements/consents required to be obtained under or in connection with the Security Documents; and

(ii)	all share certificates, duly executed blank instruments of transfer and sold notes and other documents of title required to be provided under the Share Mortgage.

(m)	Security accounts

The Manager has received in form and substance satisfactory to it evidence of the establishment of the Escrow Account and the Interest Reserve Account.

(n)	Financial statements

The Manager has received a copy of the unaudited consolidated financial statements of the Issuer for the year ending 31 December 2006 prepared by the Auditor.

(o)	Fees

The Manager has received evidence that all fees and expenses then due and payable from the Issuer under this Agreement have been or will be paid by the Closing Date in form and substance satisfactory to the Manager.

(p)	Payment instructions

The Manager has received in form and substance satisfactory to it an irrevocable payment instruction(s) from the Issuer to the Manager directing that the Subscription Price in respect of the Bonds payable by the Manager to the Issuer be deposited:

(i)	in the Interest Reserve Account (in an amount equal to U.S.$4,200,000); and

(ii)	in the Escrow Account (in an amount equal to the Subscription Price in respect of the Bonds less the amount referred to in sub-paragraph (i) above).

(q)	Intellectual property

The Manager has received a certified copy of each document evidencing any intellectual property rights currently owned or used by Opco, including any licensing agreement and application for intellectual property rights and including a copy of the South-East Licensing Agreement (as defined in Condition 5).

(r)	Insurance

The Manager has received a certified copy of each of the insurance policies currently put in place by Opco, including a copy of the construction all risks and third party liability insurance policy ( ) issued by PICC Property and Casualty Company Limited, Xuzhou Branch and China Pacific Insurance (Group) Co., Ltd., Xuzhou Branch on 16 August 2007 (policy number PGGE200732030200000001).

(s)	Notice of debt assignment

The Manager has received in form and substance satisfactory to it evidence that each debtor of the debt assigned pursuant to the debt transfer agreement ( ) dated 10 August 2007 between Guotai Energy Investment Joint Stock Co., Ltd. ( ) and Opco (the Debt Transfer Agreement) has been notified of the assignment of the relevant debt pursuant to the Debt Transfer Agreement.

(t)	Budget

The Manager has received in form and substance satisfactory to it a copy of the working capital budget of AST (HK) for the period from June 2007 to December 2011.

(u)	Amendment of Opco constitutional documents

The Manager has received in form and substance satisfactory to it:

(i)	evidence that Renminbi 320,000,000 of the registered capital of Opco has been fully paid up;

(ii)	a copy of the approval from the National Development and Reform Commission, Jiangsu Province dated 23 March 2007 (su fa gai gao ji fa [2007] no.280 ( [2007] 280 ));

(iii)	a copy of the approval from the Jiangsu Department of Foreign Trade and Economic Cooperation dated 24 August 2007 (su wai jing mao zi [2007] no.759 ( [2007] 759 ));

(iv)	a copy of the approval from the Xuzhou Bureau of Foreign Trade and Economic Cooperation dated 20 August 2007 (xu wai jing mao qi [2007] no.213 ( ) [2007] 213 ( ));

(v)	a copy of the amendment agreement amending the joint venture contract of Opco dated 12 August 2007 (No.1 of 2007 (2007 ( ));

(vi)	a copy of the amendment agreement amending the articles of association of Opco dated 12 August 2007 (No.2 of 2007 (2007 ( ));

(vii)	a copy of the amendment agreement amending the joint venture contract of Opco dated 16 August 2007 (No.3 of 2007 (2007 ( ));

(viii)	a copy of the amendment agreement amending the articles of association of Opco dated 16 August 2007 (No.4 of 2007 (2007 ( )); and

(ix)	evidence of establishment of the capital contribution account ( ) of Opco.

(v)	Withdrawal requests

The Manager has received in form and substance satisfactory to it:

(i)	a copy of the instruction from the Issuer to the Security Agent for withdrawal of proceeds from the Escrow Account for application towards each of the purposes specified in sub-paragraphs (ii), (iii) and (iv) of Condition 6.21(a) dated the Closing Date and specifying the Closing Date as the date of the withdrawal; and

(ii)	evidence that the applicable requirements set out in Condition 6.21(b) have been complied with.

(w)	Others

On or before the Closing Date, there having been delivered to the Manager any other documents (including, but not limited to, any resolutions, consents and authorities) relating to the issue of the Bonds which the Manager may reasonably require.

6.2	Waiver

The Manager may, at its discretion and upon such terms as it thinks fit, waive compliance with the whole or any part of this Clause 6.

7.	CLOSING

The Subscription Price in respect of the Bonds will be paid by the Manager to the Issuer at 10.00 a.m. (New York City time) on the Closing Date in New York same day funds against delivery of a global certificate representing the Tranche A Bonds (the

Tranche A Global Certificate) and a global certificate representing the Tranche B Bonds (the Tranche B Global Certificate, and together with the Tranche A Global Certificate, the Global Certificates), duly executed and registered in the name of BT Globenet Nominees Limited and in or substantially in the form provided in the Trust Deed, to a common depositary for Euroclear Bank S.A./N.V. and for Clearstream Banking, société anonyme and the registration of the holdings of the Bonds represented by the Global Certificates in the register maintained by the registrar for the Bonds; provided that the aggregate principal amount of the Tranche A Bonds represented by the Tranche A Global Certificate shall not exceed U.S.$20,000,000 and the aggregate principal amount of the Tranche B Bonds represented by the Tranche B Global Certificate shall not exceed U.S.$40,000,000.

8.	UPFRONT FEE

The Issuer agrees to pay to Deutsche Bank AG, Hong Kong Branch (the Arranger) an upfront fee in the manner agreed in a letter entered into between the Issuer and the Arranger on the date of this Agreement (the Fee Letter). The upfront fee is payable on the Closing Date.

9.	FEES AND EXPENSES

9.1	General expenses

The Issuer agrees to pay, or in the case of expenses incurred by the Manager and the Arranger, reimburse promptly upon presentation of invoices:

(a)	all costs and expenses in connection with (i) the preparation, production and (where appropriate) printing of the Bonds, the Contracts and all other documents relating to the issue of the Bonds, and (ii) the initial delivery and distribution (including transportation and packaging but not insurance (other than to the place of distribution)) of the Bonds;

(b)	the legal fees and expenses of Trustee’s counsel and the initial fees and expenses of the Trustee and the agents appointed under the Contracts in relation to the preparation and execution of the Contracts, the issue and authentication of the Bonds, the performance of their duties under the Contracts and the fees and expenses in relation to the creation of each Security;

(c)	the fees and expenses of the legal, accountancy and any other professional advisers instructed by the Issuer in connection with the creation and issue of the Bonds and the creation of each Security and in each such case any value added tax thereon; and

(d)	the fees and expenses of the Manager’s and the Arranger’s legal counsels and any other professional advisers engaged by the Manager or the Arranger in connection with the issue of the Bonds and all travelling, telecommunications, postage, accommodation, marketing and other out-of-pocket and roadshow and investor presentation expenses, disbursements of the Manager and the Arranger, any expenses relating to any stock lending incurred by the Manager or the Arranger in connection with the issue of the Bonds and any value added and goods and services tax thereon.

9.2	Issuer’s other expenses

The Issuer shall bear and pay the ongoing fees and expenses (for the avoidance of doubt, excluding the initial fees and expenses covered under Clause 9.l(b)) of the Trustee and the agents appointed under the Contracts in relation to the performance of their duties under the Contracts and the fees and expenses in relation to the maintenance and realisation of any Security.

10.	TAXES

10.1	General

In this Clause:

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest);

Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment);

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under this Agreement; and

Tax Payment means a payment made by the Issuer to the Manager in any way relating to a Tax Deduction or under any indemnity given by the Issuer in respect of Tax under this Agreement.

10.2	Tax gross-up

(a)	The Issuer must make all payments to be made by it under this Agreement without any Tax Deduction, unless a Tax Deduction is required by law.

(b)	If the Issuer or the Manager is aware that the Issuer must make a Tax Deduction (or that there is a change in the rate or the basis of a Tax Deduction), it must promptly notify the Manager.

(c)	If a Tax Deduction is required by law to be made by the Issuer or the Manager, the amount of the payment due from the Issuer will be increased to an amount which (after making the Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	If the Issuer is required to make a Tax Deduction, the Issuer must make the minimum Tax Deduction allowed by law and must make any payment required in connection with that Tax Deduction within the time allowed by law.

(e)	Within 30 days of making either a Tax Deduction or a payment required in connection with a Tax Deduction, the Issuer must deliver to the Manager evidence satisfactory to the Manager (acting reasonably) that the Tax Deduction has been made or (as applicable) the appropriate payment has been paid to the relevant taxing authority.

10.3	Tax indemnity

(a)	Except as provided below, the Issuer must indemnify the Manager against any loss or liability which the Manager (in its absolute discretion) determines will be or has been suffered (directly or indirectly) by the Manager for or on account of Tax in relation to a payment received or receivable (or any payment deemed to be received or receivable) under this Agreement.

(b)	Paragraph (a) above does not apply to any Tax assessed on the Manager under the laws of the jurisdiction in which:

(i)	the Manager is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Manager has an office through which it will perform its obligations under this Agreement and is treated as resident for tax purposes; or

(ii)	the Manager’s office through which it will perform its obligations under this Agreement is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable by the Manager. However, any payment deemed to be received or receivable, including any amount treated as income but not actually received by the Manager, such as a Tax Deduction, will not be treated as net income received or receivable for this purpose.

(c)	The Manager making, or intending to make, a claim under paragraph (a) above must promptly notify the Issuer of the event which will give, or has given, rise to the claim.

10.4	Tax Credit

If the Issuer makes a Tax Payment and the Manager (in its absolute discretion) determines that:

(a)	a Tax Credit is attributable to that Tax Payment; and

(b)	it has used and retained that Tax Credit,

the Manager must pay an amount to the Issuer which the Manager determines (in its absolute discretion) will leave it (after that payment) in the same after-tax position as it would have been if the Tax Payment had not been required to be made by the Issuer.

10.5	Stamp taxes

The Issuer shall pay all stamp, registration and other similar documentary taxes and duties (including any interest and penalties thereon or in connection therewith) which may be payable upon or in connection with the creation and issue of the Bonds and the execution of the Contracts, and the Issuer shall indemnify the Manager against any claim, demand, action, liability, damages, cost, loss or expense (including, without limitation, reasonable legal fees) which it may incur as a result or arising out of or in relation to any failure to pay or delay in paying any of the same.

10.6	Value added taxes

(a)	Any amount payable under this Agreement by the Issuer is exclusive of any value added tax or any other Tax of a similar nature which might be chargeable in connection with that amount. If any such Tax is chargeable, the Issuer must pay to the Manager (in addition to and at the same time as paying that amount) an amount equal to the amount of that Tax.

(b)	Where this Agreement requires the Issuer to reimburse the Manager for any costs or expenses, the Issuer must also at the same time pay and indemnify the Manager against all value added tax or any other Tax of a similar nature incurred by the Manager in respect of those costs or expenses but only to the extent that the Manager (acting reasonably) determines that it is not entitled to credit or repayment from the relevant tax authority in respect of the Tax.

11.	INDEMNIFICATION

11.1	Without prejudice to the other rights or remedies of the Manager, the Issuer undertakes to the Manager that if the Manager or any of its affiliates, directors, officers, employees, agents or controlling persons (within the meaning of Section 15 of the Securities Act and Section 20 of the U.S. Securities Exchange Act of 1934, as amended) (together with the Manager, each a Relevant Party) incurs any liability, damages, cost, loss or expense (including, without limitation, legal fees, costs and expenses) (a Loss) arising out of, in connection with, or based on:

(a)	any breach of the representations, warranties and undertakings contained in, or made or deemed to be made by the Issuer under, this Agreement; or

(b)	any untrue or misleading (or allegedly untrue or misleading) statement in, or any omission (or alleged omission) from, any materials used in the offering and sale of the Bonds,

the Issuer shall pay to the Manager on demand an amount equal to such Loss. The Manager shall not have any duty or obligation, whether as fiduciary or trustee for any Relevant Party or otherwise, to recover any such payment or to account to any other person for any amounts paid to it under this Clause 11.1.

11.2	In case any action shall be brought against any Relevant Party in respect of which recovery may be sought from the Issuer under this Clause 11, the Manager shall promptly notify the Issuer in writing but failure to do so will not relieve the Issuer from any liability under this Agreement.

11.3	The Issuer shall not, without the prior written consent of the Relevant Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim or action in respect of which recovery may be sought hereunder (whether or not any Relevant Party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Relevant Party from all liability arising out of such claim or action and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of a Relevant Party.

12.	TERMINATION

12.1	The Manager’s ability to terminate

Notwithstanding anything contained in this Agreement, the Manager may, by giving notice to the Issuer at any time prior to payment of the net subscription moneys for the Bonds to the Issuer on the Closing Date, terminate this Agreement in any of the following circumstances:

(a)	if there shall have come to the notice of the Manager any material breach of, or any event rendering untrue or incorrect in any material respect, any of the representations and warranties contained in Clause 4 or any failure to perform any of the Issuer’s undertakings or agreements in this Agreement;

(b)	if any of the conditions specified in Clause 6 has not been satisfied or waived by the Manager by the Closing Date; or

(c)	(i) if, in the opinion of the Manager, since the date of this Agreement, there shall have been such a change (whether or not foreseeable at the date of this Agreement) in national or international financial, political or economic conditions or currency exchange rates or exchange controls as would in its view be likely to (A) prejudice materially the success of the offering and distribution of the Bonds or dealings in the Bonds in the secondary market; (B) prohibit, prevent or materially delaying the remittance of any amount due under the Contracts or the Bonds or (C) have a Material Adverse Effect (as defined in Condition 5) or (ii) if there occurs any disruption to trading generally on any internationally recognised stock exchange.

12.2	Consequences of termination

Upon the notice specified in Clause 12.1 being given, this Agreement shall terminate and be of no further effect and no party hereto shall be under any liability to any other in respect of this Agreement, except that the Issuer shall remain liable for the payment of all costs, expenses and taxes referred to in Clauses 9 and 10 and any liabilities arising before or in relation to such termination, the Manager shall remain liable under Clause 3.2 and the obligations of the Issuer pursuant to Clause 13, which would have continued had the arrangements for the subscription and issue of the Bonds been completed, shall continue.

13.	SURVIVAL OF REPRESENTATIONS AND OBLIGATIONS

The representations, warranties, agreements, undertakings and indemnities of the Issuer in this Agreement shall continue in full force and effect notwithstanding the completion of the arrangements for the subscription and issue of the Bonds, the Manager’s actual or constructive knowledge with respect to any of the matters referred to in the representations and warranties, any investigation made by or on behalf of the Manager or the termination of this Agreement pursuant to Clause 12.

14.	COMMUNICATIONS

14.1	Addresses

Any communication shall be given by letter, fax or telephone:

in the case of notices to the Issuer, to the Issuer at:

36/F, Two Exchange Square

Central

Hong Kong

Telephone no.:	+852 3761 3108 / +852 3761 3118
Fax no.:	+852 2526 7638
Attention:	Richard Li / David Fung

and in the case of notices from the Issuer to the Manager, to the Manager at:

One Raffles Quay

#18-00 South Tower

Singapore 048583

Telephone no.:	+65 6883 0666
Fax no.:	+65 6883 1768
Attention:	GCT desk

14.2	Effectiveness

Any communication shall take effect, in the case of a letter, at the time of delivery, in the case of fax, at the time of despatch or, in the case of telephone, when made.

14.3	Confirmations

Any communication not by letter shall be confirmed by letter but failure to send or receive the letter of confirmation shall not invalidate the original communication.

15.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

16.	GOVERNING LAW AND JURISDICTION

16.1	Governing law

This Agreement, as to which time shall be of the essence, shall be governed by and construed in accordance with English law.

16.2	Jurisdiction

Subject to the following sentence, the Issuer agrees for the benefit of the Manager that the courts of England are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly submit to the non-exclusive jurisdiction of the courts of England. The Manager may take any suit, action or proceedings (together referred to as Proceedings) against the Issuer in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

16.3	Process agent

The Issuer irrevocably appoints Brandmine 3 Limited (Company Registration No.05575723), whose registered office is currently situated at 8 Lower John Street, Golden Square, London, W1F 9AU, as its authorised agent for service of process in England. If for any reason such agent shall cease to be such agent for service of process, the Issuer shall forthwith, on request of the Manager, appoint a new agent for service of process in England and deliver to the Manager a copy of the new agent’s acceptance of that appointment within 30 days. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law.

16.4	Immunity

The Issuer hereby waives with respect to this Agreement any right to claim sovereign or other immunity from jurisdiction or execution and any similar defence, and irrevocably consents to the giving of any relief or the issue of any process, including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment made or given in connection with any Proceedings.

17.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

SCHEDULE 1

TERMS AND CONDITIONS OF THE BONDS

PART 1

TRANCHE A TERMS AND CONDITIONS

TERMS AND CONDITIONS OF THE BONDS

The following other than the words in italics is the text of the terms and conditions of the Bonds which will appear on the reverse of each of the Certificates evidencing the Bonds:

The issue of the Tranche A U.S.$20,000,000 aggregate principal amount of Floating Rate Secured Bonds due 2009 (the Bonds) of Asia Silicon Technology Holdings Inc. (the Issuer), and the creation of the Security (as defined in Condition 1.5), was authorised by a resolution of the board of directors of the Issuer passed on 5 September 2007. The Bonds are constituted by a trust deed dated 10 September 2007 (the Trust Deed) made between the Issuer, DB Trustees (Hong Kong) Limited as trustee for the holders of the Bonds (the Trustee, which term shall, where the context so permits, include all other persons or companies for the time being acting as trustee or trustees under the Trust Deed) and DB Trustees (Hong Kong) Limited as security agent for the Secured Parties (the Security Agent) and are subject to the paying and conversion agency agreement dated 10 September 2007 (the Agency Agreement) entered into between the Issuer, the Trustee, Deutsche Bank AG, Hong Kong Branch as principal paying, conversion and transfer agent (the Principal Agent) and Deutsche Bank Luxembourg S.A. as registrar (the Registrar) and the other paying, conversion and transfer agents appointed under it (each a Paying Agent, Conversion Agent, Transfer Agent and together with the Registrar and the Principal Agent, the Agents) relating to the Bonds. References to the Principal Agent, Registrar and Agents below are references to the principal agent, registrar and agents for the time being for the Bonds. The statements in these terms and conditions of the Bonds (these Conditions) include summaries of, and are subject to, the detailed provisions of the Trust Deed and the Agency Agreement. Unless otherwise defined, terms used in these Conditions have the meanings specified in the Trust Deed, the Security Agreement dated 10 September 2007 (the Issuer Security Agreement) between the Issuer and the Security Agent and the other Finance Documents (as defined in the Trust Deed) other than the Subscription Agreement. Copies of the Trust Deed, the Agency Agreement, the Issuer Security Agreement and the other Finance Documents are available for inspection during normal business hours at the registered office of the Trustee being as at the date hereof at 55th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong and at the specified offices of each of the Agents. The Bondholders are bound by, and are deemed to have notice of, all the provisions of the Trust Deed, the Agency Agreement, the Issuer Security Agreement and the other Finance Documents applicable to them.

The owners shown in the records of Euroclear Bank, S.A./N.V., as operator of the Euroclear System (Euroclear), Clearstream Banking, société anonyme (Clearstream, Luxembourg) of book-entry interests in Bonds are entitled to the benefit of, and are bound by, and are deemed to have notice of all the provisions of the Trust Deed and the Agency Agreement applicable to them.

1.	Status and Security

1.1	Subject as provided in this Condition 1 and Condition 6, the Bonds constitute direct, unsubordinated, unconditional and secured obligations of the Issuer and shall at all times rank pari passu without any preference or priority among themselves.

1.2

The Issuer has credited to an account (the Interest Reserve Account) in the name of the Issuer with Deutsche Bank AG, Hong Kong Branch and more particularly described in the Issuer Security Agreement the sum of U.S.$4,200,000 out of the proceeds of the issue of the Bonds and the Tranche B Bonds. Pursuant to the Issuer Security Agreement, the Interest Reserve Account is

charged to the Security Agent as security for all amounts payable on the Bonds and all other moneys payable by the Issuer or AST (HK) to the Secured Parties under the Trust Deed, the Issuer Security Agreement and the other Finance Documents. Pursuant to the Issuer Security Agreement, such moneys, once deposited, may only be withdrawn from the Interest Reserve Account by the Issuer and released from the security constituted by the Issuer Security Agreement in accordance with the Issuer Security Agreement. If and to the extent that such moneys are not released from the Interest Reserve Account as aforesaid by the Maturity Date (as defined in Condition 10.1), the Bondholders shall have the right to require such moneys to be applied in redeeming their Bonds pursuant to Condition 10.

1.3	The Issuer has credited to an account (the Escrow Account) in the name of the Issuer with Deutsche Bank AG, Hong Kong Branch and more particularly described in the Issuer Security Agreement the remainder of the proceeds of the issue of the Bonds and the Tranche B Bonds (after deducting the funds credited into the Interest Reserve Account). Pursuant to the Issuer Security Agreement, the Escrow Account is charged to the Security Agent as security for all amounts payable on the Bonds and all other moneys payable by the Issuer or AST (HK) under the Trust Deed, the Issuer Security Agreement and the other Finance Documents. Such moneys may only be withdrawn from the Escrow Account for the purposes set out in Condition 6.21(a)(ii) to 6.21(a)(v) and in accordance with the procedures set forth in the Issuer Security Agreement and subject to all of the conditions set forth in the Issuer Security Agreement being satisfied, provided that if and to the extent that such moneys standing to the credit of the Escrow Account are not so released from the Escrow Account by the Maturity Date (as defined in Condition 10.1), the Bondholders shall have the right to require such moneys to be applied in redeeming their Bonds pursuant to Condition 10.

1.4	The Bonds will have the benefit of the Security (as defined in Condition 1.5) as security for all amounts payable on the Bonds and all other moneys payable by the Issuer or AST (HK) to the Secured Parties under the Trust Deed, the Issuer Security Agreement and the other Finance Documents. On the Issue Date, the Issuer will (simultaneously with the issue of the Bonds) issue the Tranche B Bonds (as defined in the Trust Deed). The Tranche B Bonds will have the benefit of the same security as the Bonds, and the payment obligations of the Issuer under the Bonds shall at all times rank at least equally with its payment obligations under the Tranche B Bonds. The Security Agent or its nominee will hold the Security for the benefit of the Bondholders and the holders of the Tranche B Bonds pursuant to the provisions of the Trust Deed.

1.5	The security constituted by the Security Documents (the Security) shall become immediately enforceable if an Event of Default occurs, following which the Security Agent may, but shall not be bound (except as provided in Condition 15 and provided it has been indemnified and/or secured to its satisfaction) to take such proceedings or other action as it shall, in its discretion, think fit to enforce the Security (or any part thereof) and the provisions of the Trust Deed and the Security Documents. The Trust Deed and the Security Documents provide that the net proceeds resulting from the enforcement of the Security, after the remuneration of the Trustee and/or any Appointee, the Security Agent and any Receiver, and the Agents and all their respective costs, charges, liabilities and expenses and any taxes and other amounts required to be paid prior to any such application, be applied pro rata in meeting claims of any Bondholders or holders in respect of the Tranche B Bonds whose Bonds or, as the case may be, Tranche B Bonds are then outstanding.

2.	Form and Denomination

The Bonds are issued in registered form in the denomination of U.S.$100,000 each and integral multiples of U.S.$1,000 (referred to as the principal amount of a Bond) in excess thereof (the authorised denomination). A Bond certificate (each a Certificate) will be issued to each Bondholder in respect of its registered holding of Bonds. Each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the Register (as defined in Condition 4.1) which the Issuer will procure to be kept by the Registrar.

3.	Title

Title to the Bonds passes only by registration in the Register (as defined in Condition 4.1). The holder of any Bond will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating the holder. In these Conditions Bondholder and (in relation to a Bond) holder mean the person in whose name a Bond is registered.

4.	Transfers of Bonds; Issue of Certificates

4.1	Register

The Issuer will cause to be kept at the specified office outside the United Kingdom and Hong Kong of the Registrar and in accordance with the terms of the Agency Agreement a register on which shall be entered the names and addresses of the holders of the Bonds and the particulars of the Bonds held by them and of all transfers of the Bonds (the Register). Each Bondholder shall be entitled to receive only one Certificate in respect of its entire holding of Bonds.

4.2	Transfer

Upon the terms of, and subject to, the Conditions and the terms of the Trust Deed and the Agency Agreement, a Bond may be transferred in whole or in part in the authorised denominations, provided that at the time of the transfer of that Bond, the holder of that Bond must also (i) transfer the Tranche B Bond held by it to the same transferee in the same proportion as that for the Bond (or any part of it) being transferred and (ii) assign to the transferee the rights of the holder of that Bond under the Registration Rights Agreement in respect of that Bond, and provided further that so long as no Event of Default is subsisting, a Bond may not be transferred, without the prior consent of the Issuer, to a person specified in a letter dated the Issue Date addressed by the Issuer to, and accepted by, the Manager in respect of this Condition 4.2. A Bond may be transferred by delivery of the Certificate issued in respect of that Bond, with the form of transfer on the back duly completed and signed by the holder or his attorney duly authorised in writing, to the specified office of the Registrar or any of the Agents. No transfer of a Bond will be valid unless and until entered on the Register.

4.3	Delivery of New Certificates

(a)	Each new Certificate to be issued upon a transfer of Bonds will, within five business days of receipt by the Registrar or, as the case may be, any Transfer Agent or other relevant Agent of the duly completed form of transfer endorsed on the relevant Certificate, be made available for collection at the specified office of the Registrar, such Transfer Agent or such other relevant Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder entitled to the Bonds and at the Issuer’s expense to the address specified in the form of transfer.

(b)	Where only part of a principal amount of the Bonds (being that of one or more Bonds) in respect of which a Certificate is issued is to be transferred or exchanged, a new Certificate in respect of the Bonds not so transferred or exchanged will, within five business days of receipt of the original Certificate by the Registrar or other relevant Agent, be made available for collection at the specified office of the Registrar or such other relevant Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder of the Bonds not so transferred and at the Issuer’s expense to the address of such holder appearing on the Register.

(c)	For the purposes of this Condition 4, business day shall mean a day other than a Saturday or Sunday on which banks are open for business in Hong Kong and the city in which the specified office of the Registrar (if a Certificate is deposited with it in connection with a transfer) or the Agent with whom a Certificate is deposited in connection with a transfer is located.

4.4	Formalities Free of Charge

Registration of transfer of Bonds will be effected without charge by or on behalf of the Issuer or any of the Agents, but upon payment (or the giving of such indemnity as the Issuer or any of the Agents may require) in respect of any taxes or other governmental charges which may be imposed in relation to such transfer.

4.5	Closed Periods

No Bondholder may require the transfer of a Bond to be registered: (i) during the period of fifteen days ending on (and including) the dates for payment of any principal or premium (if any) pursuant to these Conditions; (ii) from 15 days prior to the date of the prospectus in respect of a Complying IPO until the IPO Date (as defined in Condition 8.l(d) of the Tranche B Conditions) or (iii) during the period of seven days ending on (and including) the record date (as defined in Condition 9.1), each such period being a Closed Period. The Issuer shall give at least 30 days’ notice to the Trustee and the Bondholders of the date specified in sub-paragraph (ii) of the foregoing.

4.6	Regulations

All transfers of Bonds and entries on the register of Bondholders will be made subject to the detailed regulations concerning transfer of Bonds scheduled to the Agency Agreement. The regulations may be changed by the Issuer, with the prior written approval of the Trustee and the Registrar. A copy of the current regulations will be mailed (at the Issuer’s expense) by the Registrar to any Bondholder upon request.

5.	Representations

5.1	Representations and warranties

The representations and warranties set out in this Condition 5 are made by the Issuer to each Finance Party.

5.2	Status and power and authority

(a)	Each of the Issuer and its Subsidiaries is a limited liability company duly incorporated and validly existing under the laws of the Cayman Islands (in the case of the Issuer) and the relevant jurisdiction of incorporation (in the case of each Subsidiary) with full power and authority to own its assets and conduct its business presently carried on by it and is lawfully qualified to do business, and has all permits, licences and other authorisations required, in each jurisdiction in which business is conducted by it and has been operating its business pursuant to and in compliance with the terms of all such permits, licences and other authorisations (but in the case of Opco only where failure to comply with any of the foregoing would have or would be reasonably likely to have a Material Adverse Effect).

(b)	The Issuer has full power and authority, and is able lawfully, to enter into and perform its obligations under, and has taken all necessary action to authorise the entry into and performance of its obligations under, the Finance Documents to which it is a party.

5.3	Legal validity

The Finance Documents to which the Issuer is a party have been duly authorised by the Issuer, have been duly executed and delivered by the Issuer and each Finance Document to which the Issuer is a party constitutes valid and legally binding obligations of the Issuer, enforceable in accordance with its terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally.

5.4	Taxation on payments

As at the Issue Date, all payments of principal, premium (if any) and interest in respect of the Bonds, and all payments by an Obligor under the Finance Documents to which it is a party, may be made free and clear of, and without withholding or making any deduction for or on account of, any taxes, duties, assessments or governmental charges of whatever nature.

5.5	Stamp duty

As at the Issue Date, no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessment or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind in connection with the creation, issue, offering or sale of the Bonds or the execution or delivery of the Finance Documents, except in the case of the Issuer, if any of the Finance Documents to which it is a party is executed in, brought into or produced before a court in the Cayman Islands.

5.6	Authorisations

All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents have been obtained or effected (as appropriate) and are in full force and effect.

5.7	Non-Conflict

The entry into and performance of the Finance Documents to which the Issuer is a party, the issue of the Bonds, the use of the proceeds from the issue of the Bonds as described in Condition 6.21, the carrying out of the other transactions contemplated by the Finance Documents to which the Issuer is a party and compliance with their terms do not and will not (a) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the constitutional documents of the Issuer, or any indenture, trust deed, mortgage or other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which any of them or any of their respective properties is bound, or (b) infringe any applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over the Issuer, any of its Subsidiaries or any of their respective affiliates or any of their respective properties.

5.8	Contingent liabilities

There are no outstanding guarantees or contingent payment obligations of any member of the Group in respect of indebtedness of third parties.

5.9	Off-balance sheet arrangements

Neither the Issuer nor any of its Subsidiaries are engaged in, party to, or have any material off-balance sheet transactions, arrangements, and obligations; and neither the Issuer nor any of its Subsidiaries has any material relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Issuer or any of its Subsidiaries, such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of the Issuer or any of its Subsidiaries or the availability thereof or the requirements of the Issuer or any of its Subsidiaries for capital resources.

5.10	Internal accounting controls

Each of the Issuer and its Subsidiaries maintains systems of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorisations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorisation; (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (e) each of the Issuer and its Subsidiaries has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity; and the current management information and accounting control system of each of the Issuer and its Subsidiaries has been in operation since 30 June 2007 during which neither the Issuer nor any Subsidiary has experienced any material difficulties with regard to (a) through (e) above.

5.11	Title

(a) Each of the Issuer and its Subsidiaries has good and marketable title to all real property and other property and assets owned by it and any rights or interests thereto (including, in relation to AST (HK), at least 64% of the total equity interest in Opco) and the Issuer or the relevant Subsidiary, as the case may be, has received all necessary authorisations in order to have good and marketable title to the foregoing property and assets, including without limitation, approvals relating to the evaluation, acquisition and perfection of title and any building ownership certificate upon completion of construction of any building for the Project (as defined in Condition 6.28), (b) and, except as permitted under these Conditions, there are no charges, liens, encumbrances or other security interests or third party rights or interests, conditions, planning consents, orders, regulations, defects or other restrictions affecting any of such property and assets of the Issuer and its Subsidiaries that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, and (c) where any such property and assets are held under lease by the Issuer or any of its Subsidiaries, each such lease is a legal, valid and binding lease enforceable in accordance with its terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally with no exceptions that would interfere with the use made or to be made thereof by them where failure to comply with any of the foregoing would have or would be reasonably likely to have a Material Adverse Effect.

5.12	Litigation

There are no current litigation, arbitration or administrative proceedings against or affecting the Issuer or any of its Subsidiaries or any of their properties which, if adversely determined, would or are reasonably likely to individually or in the aggregate have a Material Adverse Effect, or which are otherwise material in the context of the issue of the Bonds and, to the best of the Issuer’s knowledge and belief having made all reasonable enquiries, no such litigation, arbitration or administrative proceedings are pending, threatened or contemplated.

5.13	Labour disputes

No labour dispute with the employees of the Issuer or any of its Subsidiaries exists or, is imminent, in each case that might have a Material Adverse Effect.

5.14	Intellectual property rights

Each of the Issuer and its Subsidiaries owns or possesses, and can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, intellectual property rights) necessary to conduct the business now operated by it or to be operated by it, or presently employed or to be employed by it, (including, in the case of Opco, any patent licensed to it under the South-East Licensing Agreement (as defined in Condition 5.30)), has taken all action (including payment of fees and registration of interest) required to maintain the intellectual property rights, and has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if adversely determined, would or are reasonably likely to individually or in the aggregate have a Material Adverse Effect.

5.15	Business Contracts

All contracts, agreements, leases and instruments (excluding in each case non-legally binding memorandum of understandings and other similar documents) (the Business Contracts) to which the Issuer or any of its Subsidiaries is a party or otherwise bound and which are material to the Project (as defined in Condition 6.28), the assets, liabilities, condition (financial or other), business, prospects, properties, shareholders’ equity, results of operations or general affairs of the Issuer and its Subsidiaries (including without limitation, in relation to Opco, its raw material supply contracts, its off-take contracts, its licensing contracts in relation to intellectual property rights, its electricity and water supply agreements, its technical service agreement and its engineering, procurement and construction contracts) are valid and are in full force and effect and constitute legal, valid and binding obligations of the parties thereto, and are enforceable in accordance with their respective terms. No member of the Group has any knowledge of any notice or threat to terminate any such Business Contracts. No party to any Business Contract (in the case only of a party who is not a member of the Group, to the best of the Issuer’s knowledge) is in material default in complying with any of its provisions, and no condition or event or fact exists which, with notice, lapse of time or both, would constitute a default thereunder on the part of the Issuer or any of its Subsidiaries, as the case may be.

5.16	Due diligence

(a)	All information supplied or disclosed in writing including, without limitation, the answers and documents provided to the Finance Parties (and any new or additional information serving to update or amend such information supplied or disclosed by, or on behalf of, any member of the Group to the Finance Parties or the legal and other professional advisers to the Finance Parties) is true and accurate in all material respects and not misleading in any material respect in each case as at the date of its provision and all forecasts and estimates relating to the Issuer and its Subsidiaries so supplied or disclosed have been made after due, careful and proper consideration, are based on reasonable assumptions and represent reasonable and fair expectations honestly held based on facts known to such persons (or any of them).

(b)	As at the Issue Date, there has been no development or occurrence relating to the assets, liabilities, condition (financial or other), business, prospects, properties, shareholders’ equity, results of operations or general affairs of the Issuer or the Issuer and its Subsidiaries either individually or taken as a whole since the date of the Subscription Agreement.

(c)	As at the Issue Date, the Issuer has disclosed all information regarding the assets, liabilities, condition (financial or other), business, prospects, properties, shareholders’ equity, results of operations or general affairs of the Issuer and the Issuer and its Subsidiaries taken as a whole, which is relevant and material in relation to the Issuer and the Issuer and its Subsidiaries either individually or taken as a whole, in the context of the issuance and sale of the Bonds.

5.17	Ownership of Opco

None of the joint venture parties holding equity interest in Opco is directly or indirectly owned or controlled by the PRC government.

5.18	No default

(a)	No Event of Default or Potential Event of Default is continuing or will result from the entry into of, or the performance of any transaction contemplated, by any Finance Document.

(b)	No other event is outstanding which constitutes a default under any document which is binding on the Issuer or any of its Subsidiaries or any of its or its Subsidiaries’ assets to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect.

5.19	OFAC

Neither the Issuer nor any of its Subsidiaries nor, to the best of the Issuer’s knowledge and belief having made all reasonable enquiries, any director, officer, agent, employee, shareholder or other affiliate of the Issuer or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC).

5.20	FCPA

Neither the Issuer nor any of its Subsidiaries nor, to the best of the Issuer’s knowledge and belief having made all reasonable enquiries, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 (the FCPA); or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment prohibited under any applicable law or regulation equivalent to the FCPA.

5.21	Anti-money laundering

The operations of the Issuer and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes in each of the jurisdictions in which the Issuer and its Subsidiaries are incorporated and, to the best of the Issuer’s knowledge and belief having made all reasonable enquiries, of all jurisdictions in which the Issuer and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, Money Laundering Laws) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its Subsidiaries with respect to Money Laundering Laws is pending and, to the best of the Issuer’s knowledge and belief having made all reasonable enquiries, no such actions, suits or proceedings are threatened or contemplated.

5.22	Financial statements

The financial statements (other than any monthly management accounts) of each member of the Group delivered to the Trustee and the Bondholders under these Conditions:

(a)	have been prepared in accordance with PRC GAAP (in the case of Opco) or US GAAP (in the case of any other member of the Group), consistently applied; and

(b)	(if audited) give a true and fair view of or (if unaudited) fairly represent the financial condition (consolidated, if applicable) of that member of the Group as at the date to which they were drawn up, except, in each case, as disclosed to the contrary in those financial statements.

5.23	No material adverse change

There has been no material adverse change in the consolidated financial condition of the Issuer since the date to which the latest financial statements of the Issuer delivered to the Trustee under these Conditions were drawn up.

5.24	Immunity

(a)	The entry into by each Obligor of each Finance Document to which it is a party constitutes, and the exercise by each Obligor of its rights and performance of its obligations under each Finance Document to which it is a party will constitute, private and commercial acts performed for private and commercial purposes.

(b)	No Obligor will be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Documents.

5.25	Jurisdiction/governing law

The Issuer’s:

(a)	irrevocable submission under the Finance Documents to the jurisdiction of the English courts or the Hong Kong courts, as the case may be;

(b)	agreement that the Finance Documents are governed by English law or Hong Kong law, as the case may be; and

(c)	agreement not to claim any immunity to which it or its assets may be entitled,

are legal, valid and binding under the laws of its jurisdiction of incorporation.

5.26	Authorised share capital

The Issuer has an authorised share capital as disclosed to the Trustee and all of the issued shares (or shares committed under any option or other rights) of the Issuer have been duly and validly authorised and issued and are fully paid and non-assessable.

5.27	Compliance with PRC laws

(a)	On the Issue Date, to the best of its knowledge:

(i)	in respect of each of the Issuer and AST (HK), as from the date of its incorporation, none of its shareholders is a PRC Resident or (except for AST (HK)) a Shareholder of Opco;

(ii)	all authorisations required under PRC laws, including but not limited to the M&A Regulations and Circular 75, in connection with the acquisition by AST (HK) of 64% of the equity interest in Opco have been obtained or effected, and are in full force and effect;

(iii)	in respect of each of the Issuer and AST (HK), all shareholders have obtained, completed and maintained in full force and effect all authorisations required under PRC laws, including but not limited to the M&A Regulations and Circular 75, in connection with the establishment of the Issuer or, as the case may be, AST (HK) and its shareholding therein and any matters relating thereto; and

(iv)	Opco has lawfully obtained, pursuant to proper procedures and on the basis of true, accurate and complete representations made to the relevant local branch of the State Administration of Foreign Exchange, and has maintained in full force and effect a foreign exchange registration certificate issued by the relevant branch of the State Administration of Foreign Exchange.

(b)	For the purpose of this Condition 5.27,

(i)	Circular 75 means Circular (2005) No. 75 issued on 21 October 2005 by the State Administration of Foreign Exchange of the PRC;

(ii)	M&A Regulations means the “Regulations regarding the Acquisition of Domestic Enterprises by Foreign Investors” promulgated on 8 August 2006 by the Ministry of Commerce, State Assets Supervision and Administration Commission, State Administration of Taxation, State Administration of Industry and Commerce, China Securities Regulatory Commission and State Administration of Foreign Exchange;

(iii)	PRC Resident has the meaning given to it in Circular 75 and in the Implementation Rules 106 issued on 29 May 2007 by the State Administration of Foreign Exchange of the PRC; and

(iv)	Shareholder in relation to a company means any person directly or indirectly holding equity interest in that company, whether by way of shareholding, acquisition, trust, proxy holding, repurchase, voting right, equity transfer right, equity purchase right or otherwise.

5.28	Payment of tax

(a)	(i) Each of the Issuer and its Subsidiaries has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (save to the extent that (A) payment is being contested in good faith, (B) it has maintained adequate reserves for those taxes and (C) payment can be lawfully withheld);

(ii)	each of the Issuer and its Subsidiaries is not materially overdue in the filing of any Tax returns; and

(iii)	no claims are being or are reasonably likely to be asserted against the Issuer or any of its Subsidiaries with respect to Taxes,

in each case which has or is reasonably likely to have a Material Adverse Effect.

(b)	For the purpose of this Condition 5.28,

(i)	Government Agency means any applicable government or any governmental, semi-governmental or judicial entity or authority. It also includes any applicable self-regulatory organisation established under stature or any stock exchange; and

(ii)	Tax includes any tax, levy, impost, deduction, charge, rate, duty or withholding which is levied or imposed by a Governmental Agency, and any related interest, penalty, charge, fee or other amount.

5.29	Times for making representations and warranties

(a)	The representations and warranties set out in this Condition 5 are made by the Issuer on the Issue Date.

(b)	Unless a representation and warranty is expressed to be given at a specific date, each representation and warranty (other than the representation and warranty set out in Condition 5.4, 5.5, 5.6, and 5.16) is deemed to be repeated by the Issuer on the first day of each Interest Period (as defined in Condition 7.1(a)).

(c)	When a representation and warranty in Condition 5.18 (No default) is repeated on the first day of an Interest Period (other than the first Interest Period), the reference to a Potential Event of Default will be construed as a reference to an Event of Default.

(d)	When a representation and warranty is repeated, it is applied to the circumstances existing at the time of repetition.

5.30	Interpretation

For the purpose of this Condition 5 and Condition 6:

(a)	an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

(b)	Material Adverse Effect means a material adverse effect on:

(i)	the business, prospects or financial condition of the Issuer, any of its Subsidiaries or the Issuer and its Subsidiaries as a whole;

(ii)	the ability of an Obligor to perform its obligations under any Finance Documents;

(iii)	the validity or enforceability of any Finance Documents; or

(iv)	any right or remedy of a Finance Party in respect of a Finance Document;

(c)	PRC GAAP means generally accepted accounting principles in the PRC.

(d)	South-East Licensing Agreement means the patent licensing agreement dated 8 August 2007 between as licensor and Opco, pursuant to which Opco is granted a patent license on substantially the following terms:

(i)	for reaching the first 1,500 tonnes of production capacity – no licensing fee;

(ii)	for reaching the second 1,500 tonnes of production capacity – one time Renminbi 5,000,000 license fee;

(iii)	for reaching the following 6,000 tonnes of production capacity – one time Renminbi 20,000,000 license fee; and

(iv)	for reaching the next following 6,000 tonnes of production capacity – one time Renminbi 20,000,000 license fee;

(e)	U.S. means the United States of America; and

(f)	US GAAP means generally accepted accounting principles in the U.S.

6.	Covenants

6.1	General

(a)	The Issuer agrees to be bound by the covenants set out in this Condition 6 relating to it and, where the covenants is expressed to apply to any of its Subsidiaries or the Obligors, the Issuer shall ensure that each such Subsidiary or Obligor performs that covenant.

(b)	Any obligation of the Issuer under this Condition 6 remains in force for so long as any of the Bonds remains outstanding or any other payment obligation of an Obligor is or may be outstanding under any Finance Documents.

6.2	Pari passu ranking

The Issuer shall ensure that the payment obligations of the Obligors under the Finance Documents at all times rank at least pari passu with all its other present and future senior secured payment obligations and senior to all its present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

6.3	Negative Pledge

(a)	Except as provided below, none of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), create or allow to exist any Encumbrance on any of its assets.

(b)	None of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)):

(i)	sell, transfer or otherwise dispose of any of its assets on terms where it is or may be leased to or re-acquired or acquired by the Issuer, any of its Subsidiaries or any of its or their related entities;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) do not apply to:

(i)	any lien arising by operation of law and in the ordinary course of business;

(ii)	any Encumbrance entered into pursuant to a Finance Document;

(iii)	any Encumbrance by Opco over its assets securing any Financial Indebtedness permitted under Condition 6.5(b)(iv); and

(iv)	in the case of Opco, any Encumbrance over its assets (other than any intellectual property rights (as defined in Condition 5.14)) arising in respect of any judgement or award not giving rise to an Event of Default for which an appeal or other appropriate proceedings for review are being diligently pursued in good faith and in respect of which not more than forty five days have elapsed without a stay of execution in respect thereof having been granted.

6.4	Disposal

(a)	Except as provided below, none of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets.

(b)	Paragraph (a) does not apply to any disposal:

(i)	of assets (not being a business and not being shares, interests in real property, intellectual property rights (as defined in Condition 5.14) or rights under any Business Contracts (as defined in Condition 5.15) by Opco made in its ordinary course of business on arm’s length terms and for cash, where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other disposal by the Group, other than any permitted under sub-paragraph (ii) below) does not exceed U.S.$2,000,000 (or its equivalent in another currency or currencies) in any financial year of Opco;

(ii)	which constitutes a Strategic Sale (as defined in Condition 6.28) and the Issuer is not in breach of its obligations to pay the redemption price under Condition 10.3(b));

(iii)	which constitutes an issuance of shares by the Issuer, provided that at the time of the issuance no Event of Default occurs, or will occur as a result of the issuance, under Condition 12(p)(ii)(B); or

(iv)	which constitutes an issuance of shares by AST (HK) to the Issuer, provided that at the time of the issuance no Event of Default occurs, or will occur as a result of the issuance, under Condition 12(p)(ii)(A).

6.5	Financial Indebtedness

(a)	Except as provided below, none of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), incur any Financial Indebtedness (as defined in Condition 6.28 and which includes, for the avoidance of doubt, any derivative transaction entered into in connection with protection against or to benefit from fluctuations in any rate, price, index or credit rating).

(b)	Paragraph (a) does not apply to:

(i)	any Financial Indebtedness incurred under the Finance Documents;

(ii)	any Financial Indebtedness owed by AST (HK) to the Issuer pursuant to Condition 6.21;

(iii)	any Financial Indebtedness listed in schedule 1 to these Conditions, except to the extent that the principal amount of any such Financial Indebtedness exceeds the amount stated in that schedule;

(iv)	any Financial Indebtedness incurred by Opco if, at any relevant time, the financial covenant set out in Condition 6.15 is not exceeded and will not be exceeded as a result of the incurring of such Financial Indebtedness;

(v)	any loan owing by the Issuer from any of its shareholders, if such Financial Indebtedness is subordinated to all amounts outstanding under the Finance Documents in form and substance satisfactory to the Trustee and no interest or other finance costs is payable on such loan during the period of the subordination; or

(vi)	any Financial Indebtedness permitted under Condition 6.6(b)(iii) or Condition 6.6(b)(iv).

6.6	Loans out

(a)	Except as provided below, none of the Issuer or its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), be the creditor in respect of Financial Indebtedness.

(b)	Paragraph (a) above does not apply to:

(i)	trade credit extended by Opco on normal commercial terms and in the ordinary course of its trading activities, provided that, at any time:

(A)	not more than 70% of the aggregate principal amount outstanding under such trade credit has a tenor of more than 90 days; and

(B)	not more than 30% of the aggregate principal amount outstanding under such trade credit has a tenor of more than 120 days;

(ii)	any Financial Indebtedness advanced by the Issuer to AST (HK) pursuant to Condition 6.21;

(iii)	Financial Indebtedness (other than those referred to in sub-paragraph (ii) above) advanced or to be advanced by the Issuer to AST (HK) in an aggregate principal amount not exceeding U.S.$15,009,000; and

(iv)	any Financial Indebtedness advanced or to be advanced by the Issuer to AST (HK) or Opco, or by AST (HK) to Opco, using the proceeds of any loan permitted under Condition 6.5(b)(v) or any disposal permitted under Condition 6.4(b)(iii) or Condition 6.4(b)(iv).

6.7	Change of business

The Issuer shall ensure that no substantial change is made to the general nature of the business of the Issuer or its Subsidiaries from that carried on at the Issue Date.

6.8	Mergers

None of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), enter into any amalgamation, demerger, merger or reconstruction.

6.9	Acquisitions

(a)	Except as provided below, none of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), make any acquisition or investment.

(b)	Paragraph (a) does not apply to:

(i)	acquisitions or investments by Opco made in the ordinary course of its business on arm’s length terms where the consideration payable (when aggregated with the consideration payable for any other acquisition or investment by the Group) does not exceed U.S.$5,000,000 (or its equivalent in another currency or currencies) in aggregate in any financial year of Opco; and

(ii)	acquisition of Cash Equivalent. For this sub-paragraph (ii), Cash Equivalent means at any time:

(A)	certificates of deposit maturing within one year after the relevant date of calculation, issued by a bank or financial institution which has a rating for its long-term debt obligations of BBB or higher by S&P or Fitch (in the case of a bank or financial institution incorporated under the laws of the PRC) or AA or higher by S&P or Fitch or Aa2 or higher by Moody’s (in the case of any other bank or financial institution) or in each case a comparable rating from an internationally recognised credit rating agency any other bank or financial institution approved by the Trustee;

(B)	any investment in marketable obligations issued or guaranteed by the government of the U.S., the United Kingdom or the PRC or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible to any other security;

(C)	open market commercial paper not convertible to any other security:

I.	for which a recognised trading market exists;

II.	issued in the U.S., the United Kingdom or the PRC;

III.	which matures within one year after the relevant date of calculation; and

IV.	which has a credit rating of either BBB by S&P or Fitch (in the case of the PRC) or A-1 or higher by S&P or Fitch or P-1 or higher by Moody’s;

(D)	investments accessible within 30 days in money market funds which have a credit rating of either A-1 or higher by S&P or Fitch or P-1 or higher by Moody’s and which invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above; or

(E)	any other debt security approved by the Trustee,

in each case, to which any member of the Group is beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Encumbrance (other than one arising under the Security Documents).

6.10	Environmental matters

(a)	Each of the Issuer and its Subsidiaries must ensure that it is, and has been, in compliance with all Environmental Law and Environmental Approvals applicable to it, where failure to do so has or is reasonably likely to have a Material Adverse Effect or result in any liability for a Finance Party.

(b)	Without prejudice to the generality of paragraph (a) above, the Issuer must ensure that Opco obtains an “Acceptance Approval for Environmental Protection of Construction Project” in relation to the Project from the Jiangsu Provincial Environmental Protection Department of the PRC within the time and in the manner required by applicable Environmental Law.

(c)	Each of the Issuer and its Subsidiaries must, promptly upon becoming aware, notify the Trustee and each Bondholder of:

(i)	any Environmental Claim current, or to its knowledge, pending or threatened; or

(ii)	any circumstances reasonably likely to result in an Environmental Claim,

which has or, if substantiated, is reasonably likely to either have a Material Adverse Effect or result in any liability for a Finance Party.

6.11	Insurance

Each of the Issuer and its Subsidiaries shall insure its business and assets with insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure.

6.12	Interest Cover

The Issuer shall ensure that Consolidated Cashflow from Operations is, at the end of each Quarterly Period ending on 31 March 2008 and thereafter, at least 4 times Consolidated Finance Costs.

6.13	Debt Service Coverage Ratio

The Issuer shall ensure that, for each Rolling Semi-Annual Period ending on 30 June 2008 and every three months thereafter, Opco Total Net Cashflow from Operations is at least 3 times of Opco Total Debt Service for that Rolling Semi-Annual Period.

6.14	Leverage

The Issuer shall ensure that Consolidated Debt does not, at the end of each Quarterly Period ending 30 June 2008 and thereafter, exceed Annualised Consolidated EBITDA for that Quarterly Period by 3 times.

6.15	Debt to Equity

The Issuer shall ensure that, at the end of each Quarterly Period set out in the first column of the table below, Opco Total Debt does not exceed Opco Total Equity by the number of times set out against such date in the second column of the table below.

Quarterly Period ending	Debt to Equity Ratio
31 March 2008	2.5 times

30 June 2008 and thereafter	2 times

6.16	Limitation on Dividend and Other Payment Restrictions Affecting the Issuer’s Subsidiaries

(a)	Except as provided below, the Issuer will not, and will not permit any of its Subsidiaries to, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any of its Subsidiaries to:

(i)	pay dividends or make any other distributions on any Capital Stock of such Subsidiary owned by the Issuer or any of its other Subsidiaries;

(ii)	pay any Financial Indebtedness or other obligation owed to the Issuer or any of its other Subsidiaries;

(iii)	make loans or advances to, or make equity investment in, the Issuer or any of its other Subsidiaries; or

(iv)	sell, lease or transfer any of its property or assets to the Issuer or any of its other Subsidiaries.

(b)	The provisions of Condition 6.16(a) do not apply to any encumbrances or restrictions:

(i)	set out in the Finance Documents;

(ii)	existing under or by reason of applicable law (including any statute, rule, regulation or government order); or

(iii)	that otherwise would be prohibited by the provision described in Condition 6.16(a)(iv) if they arise, or are agreed to in the ordinary course of business, and that (A) restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease or license or (B) exist by virtue of any Encumbrance on, or agreement to transfer, option or similar right with respect to any property or assets of the Issuer or any of its Subsidiaries not otherwise prohibited by these Conditions.

6.17	Provision of Financial Statements and Reports

The Issuer will deliver to Trustee (with sufficient copies for each Bondholder):

(a)	subject to paragraphs (e) and (f)(i) below, as soon as they are available, but in any event within one hundred and twenty days after the end of each Financial Year:

(i)	copies of the financial statements (on a consolidated basis) of the Issuer in respect of such Financial Year (including statements of income and cash flows and balance sheet) audited by the Auditors; and

(ii)	a certificate issued by the Auditors setting out the numbers (on an unconsolidated basis) in the financial statements of each of the Issuer and Opco required for the calculation of the financial covenants referred to in Conditions 6.12 to 6.15;

(b)	as soon as they are available, but in any event within ninety days after the end of each Semi- Annual Period ending on 30 June, copies of the financial statements (on a consolidated basis in the case of the Issuer and on an unconsolidated basis in the case of Opco) of each of the Issuer and Opco in respect of such Semi-Annual Period (including statements of income and cash flows and balance sheet);

(c)	as soon as they are available, but in any event within forty five days after the end of each Quarterly Period, copies of the management accounts (both on a consolidated basis and an unconsolidated basis) of the Issuer in respect of such Quarterly Period (including statements of income and cash flows and balance sheet);

(d)	as soon as they are available, but in any event within thirty days after the end of each month, copies of the management accounts of Opco in respect of such month (including statements of income and cash flows and balance sheet);

(e)	as soon as they are available, but in any event before 31 January 2008, copies of the financial statements (on a consolidated basis) of the Issuer in respect of its nine month financial period ended 30 September 2007 (including statements of income and cash flows and balance sheet) with a draft report prepared by the Auditors in respect of such financial statements;

(f)	(i) if the same is prepared for the purpose of effecting a Complying IPO in the first Quarterly Period of 2008, as soon as they are available, but in any event before 31 March 2008, copies of the financial statements (on a consolidated basis) of the Issuer in respect of its Financial Year ended 31 December 2007 (including statements of income and cash flows and balance sheet) audited by the Auditors; and

(ii)	if a Complying IPO does not occur in the first Quarterly Period of 2008 and (i) above does not apply, as soon as they are available, but in any event before 31 March 2008, copies of the financial statements (on a consolidated basis) of the Issuer in respect of its Financial Year ended 31 December 2007 (including statements of income and cash flows and balance sheet), with a draft report prepared by the Auditors in respect of such financial statements;

(g)	(i) commencing from the end of the first month after the Issue Date, together with each set of management account delivered under paragraph (d) above, a management report signed by a director of the Issuer relating to the
Project (as defined in Condition 6.28) for that calendar month; and

(ii)	the management report referred to in sub-paragraph (g)(i) above shall specify:

(A)	construction progress;

(B)	any actual or proposed change in the work programme under any construction contracts and any other event which may delay completion of construction or commercial production;

(C)	any breach of Environmental Laws;

(D)	an operating, production and quality report; and

(E)	any other information required by the Trustee, and

(h)	promptly upon receipt, evidence of completion of capital verification in relation to the use of proceeds referred to in Condition 6.21(a)(iv).

6.18	Provision of Officer’s Certificate

The Issuer will provide to the Trustee (with sufficient copies for each Bondholder):

(a)

commencing on the Quarterly Period ending 31 March 2008 and together with each set of financial statements to be delivered under Condition 6.17, an Officer’s Certificate stating (1) the ratio and percentages of the financial covenants in Conditions 6.12 to 6.15 and establishing compliance with those Conditions as at the close of such Semi-Annual Period or Quarterly Period, as the case may be, and showing in reasonable detail the calculation of such ratio or percentages, including the arithmetic computations of each component of such ratio or percentages, (2) that having made all reasonable enquiries, to the best of the knowledge, information and belief of the signatories as at the date of the Officer’s Certificate (the Certification Date) the Issuer has complied with all its obligations under the Trust Deed and these Conditions and that no Event of Default or Potential Event of Default (each as defined in the Trust Deed) has occurred or if such an event had occurred, giving details of it;

(b)	as soon as possible and in any event within seven days after the Issuer becomes aware or should reasonably become aware of the occurrence of an Event of Default or Potential Event of Default, an Officer’s Certificate setting forth the details of the Event of Default or Potential Event of Default, as the case may be, and the action which the Issuer proposes to take with respect thereto. The Trustee may act or rely on the Officer’s Certificate without further enquiry provided by the Issuer to the Trustee pursuant to Condition 6.18(a) and this Condition 6.18(b) and shall not be responsible for any loss, damage, cost, charge, claim, demand, expense, judgement, action, proceeding or other liability whatsoever from so acting or relying; and

(c)	upon the request of the Trustee or any Bondholder from time to time, as soon as practicable after such request is made and without undue delay, the Issuer shall supply to the Agents for inspection by the Bondholders such confirmations relating to the covenants in any of Conditions 6.12 to 6.15 as may be reasonably requested by the Trustee or any Bondholder.

6.19	Financial Year

The Issuer will not, and will procure that no member of the Group will, change its Financial Year without the approval of the Bondholders by Extraordinary Resolution.

6.20	Amendments to constitutional documents and pre-emption rights

(a)	None of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)):

(i)	amend its memorandum or articles of association or other constitutional documents; or

(ii)	enter into any agreement with any of its shareholders or investors,

in a manner or to an extent which is reasonably likely in any way to have a Material Adverse Effect, and shall procure that none of its shareholders and investors may enter into any agreement amongst themselves in a manner or to an extent which is reasonably likely in any way to have a Material Adverse Effect.

(b)	The Issuer shall, within 90 days after the Issue Date, deliver to the Trustee a copy of each of the following documents:

(i)	all governmental approvals, filings and other authorisations in the PRC in respect of the amendment of the constitutional documents of Opco referred to in sub-paragraph (ii) below (including the approval from Jiangsu Department of Foreign Trade and Economic Cooperation); and

(ii)	the constitutional documents of Opco which have been amended to conform Articles 5.7.2 and 7.1.2 to the provisions of the PRC regulation on Sino-foreign equity joint ventures.

6.21	Use of Proceeds

(a)	The Issuer will not use the proceeds from the sale of the Bonds and the Tranche B Bonds for any purpose other than:

(i)	first, as to U.S.$4,200,000, for funding the amount required to be deposited into the Interest Reserve Account; then

(ii)	for funding the payment of the upfront fee referred to in clause 8 of the Subscription Agreement and the costs, fees and expenses of, or payable by, the Issuer pursuant to clause 9.1 of the Subscription Agreement, including the fees and expenses of the legal, accountancy, technical and any other professional advisers engaged by the Manager in connection with the issue of the Bonds, the fees and expenses of the legal, accountancy and any other professional advisers instructed by the Issuer in connection with the creation and issue of the Bonds and the creation of each Collateral, the initial fees and expenses of the Trustee and the agents appointed under the Finance Documents and the legal fees and expenses of the Trustee’s legal counsel;

(iii)	as to U.S.$17,000,000, for on-lending to AST (HK) for payment of the balance of the purchase price by AST (HK) for its equity interest in Opco;

(iv)	as to U.S.$28,000,000, for on-lending to AST (HK) for payment of equity contribution by AST (HK) for the increase in registered capital of Opco; and

(v)	as to the remainder after application as referred to in sub-paragraphs (i) to (iv) above, for financing the general working capital requirement of the Issuer Group.

(b)	The proceeds of the sale of the Bonds and the Tranche B Bonds shall be paid into the Escrow Account after application for the purpose set out in Condition 6.21(a)(i) and the Issuer shall only be entitled to withdraw any of the net proceeds of the sale of the Bonds and the Tranche B Bonds from the Escrow Account upon the conditions set out in the Issuer Security Agreement and upon delivery to the Security Agent and the Trustee of the following documents:

(i)	evidence that the amount to be withdrawn from the Escrow Account is due and payable for the purposes specified in paragraph (a) above, including:

(A)	in the case of any withdrawal for the purpose specified in sub-paragraph (a)(ii) above, a copy of the relevant invoice or fee letter;

(B)	in the case of any withdrawal for the purpose specified in sub-paragraph (a)(iii) above,

I.	a copy certified by the Issuer of the equity transfer agreement in relation to the purchase by AST (HK) of its equity interest in Opco; and

II.	evidence that the balance of the purchase price in the amount referred to in sub-paragraph (a)(iii) above is due and payable;

(C)	in the case of any withdrawal for the purpose specified in sub-paragraph (a)(v) above,

I.	in the case of the first withdrawal for such purpose, evidence that the Issuer has complied with its obligations under Conditions 6.27(a) and 6.27(b); and

II.	a copy of the Budget (as defined in Condition 6.28); and

(ii)

(in the case of any withdrawal instructions referred to in clause 6.l(v)(i) of the Subscription Agreement) no later than noon (Hong Kong time) on the Issue Date or (in all other cases) one Business Day (being a day (other than a Saturday or a Sunday) on which commercial banks and foreign exchange markets settle payments are open for general business

(including dealing in foreign exchange and foreign currency deposits) in New York City and Hong Kong) no later than one Business Day before the proposed date of withdrawal, an instruction to the Security Agent for withdrawal of proceeds from the Escrow Account in the form set out in the Issuer Security Agreement for application towards any of the purpose specified in paragraph (a) above duly signed by an authorised signatory of the Issuer setting out the date, amount and purpose of the withdrawal and directing payment to be made:

(A)	in the case of a payment for the purpose specified in sub-paragraph (a)(ii) above, to the account specified in the relevant invoice or fee letter;

(B)	in the case of a payment for the purpose specified in sub-paragraph (a)(iii) above to the account of AST (HK) with Hang Seng Bank Limited (account number 773- 465653-883) (the Hang Seng Account), together with a copy of the signed irrevocable payment instructions letter issued by AST (HK) to Hang Seng Bank Limited directing that the proceeds paid into the Hang Seng Account be forthwith on the same day transferred to an account of Guotai Energy Investment Joint Stock Co., Ltd. (in the case of the amount of RMB108,000,000 (or its equivalent in another currency or currencies)) and an account of Beijing Zhongneng United Recycling Energy Investment Co., Ltd. (in the case of the amount of RMB20,000,000 (or its equivalent in another currency or currencies));

(C)	in the case of a payment for the purpose specified in sub-paragraph (a)(iv) above to the Hang Seng Account (as defined in sub-paragraph (ii)(B) above), together with a copy of a signed irrevocable payment instructions letter issued by AST (HK) to Hang Seng Bank Limited directing that the proceeds paid into the Hang Seng Account be forthwith on the same day transferred to the account of Opco’s onshore capital account; and

(D)	in the case of a payment for the purpose specified in sub-paragraph (a)(v) above, to an account designated by the Issuer.

(c)	The Issuer will ensure that proceeds raised in connection with the issue of the Bonds will not directly or indirectly be lent, contributed or otherwise made available to any Person or entity (whether or not related to the Issuer) for the purpose of financing the activities of any person or for the benefit of any country at the relevant time subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC).

6.22	Pledges of Equity

The Issuer shall, and shall procure that directors of Opco appointed by AST (HK) shall take all commercially reasonable steps to:

(a)	in relation to the First Pledge of Equity:

(i)	within ten business days (as defined in paragraph (d) below) after the Escrow Release Date (as defined in Condition 6.28), deliver each of the following documents to the Trustee with respect to the First Pledge of Equity:

(A)	evidence that an application for approval of the First Pledge of Equity, together with all supporting documents for the application, have been filed with the Foreign Trade and Economic Cooperation Bureau of Xuzhou, Jiangsu Province of the PRC, and a confirmation by the Issuer that the application has not been rejected by the Foreign Trade and Economic Cooperation Bureau of Xuzhou, Jiangsu Province of the PRC; and

(B)	draft of a legal opinion of the external legal advisers in the PRC of the Trustee addressed to the Finance Parties in respect of the First Pledge of Equity;

(ii)	no later than the date falling 60 days after the Escrow Release Date, deliver to the Trustee a certified copy of the approval of the First Pledge of Equity by the Foreign Trade and Economic Cooperation Bureau of Jiangsu Province of the PRC;

(iii)	no later than the date falling 75 days after the Escrow Release Date, deliver to the Trustee:

(A)	evidence that an application for filing of the First Pledge of Equity, together with all supporting documents for the application, have been filed with the relevant local branch of the PRC State Administration of Industry and Commerce; and

(B)	a confirmation by the Issuer that the application referred to in has not been rejected by the PRC State Administration of Industry and Commerce;

(iv)	no later than the date falling 90 days after the date of the Escrow Release Date, deliver each of the following documents to the Trustee with respect to the First Pledge of Equity:

(A)	the approvals from each of the relevant PRC government authorities (including the Foreign Trade and Economic Cooperation Bureau of Jiangsu Province of the PRC) in respect of the First Pledge of Equity;

(B)	evidence of registration of the First Pledge of Equity with the relevant local branch of the PRC State Administration of Industry and Commerce;

(C)	evidence of recordation of the First Pledge of Equity in the shareholders’ register of Opco; and

(D)	a legal opinion of the external legal advisers in the PRC of the Trustee, addressed to the Finance Parties in respect of the First Pledge of Equity;

(b)	in relation to the Second Pledge of Equity:

(i)	within ten business days (as defined in paragraph (d) below) after the date of withdrawal permitted under Condition 6.21(a)(iv) (the Equity Contribution Date), deliver each of the following documents to the Trustee with respect to the Second Pledge of Equity:

(A)	the consent from each holder of equity interests in Opco (other than AST (HK)) (A) in respect of the Second Pledge of Equity and any agreement supplemental, ancillary or otherwise relating to the Second Pledge of Equity and (B) agreeing to the Security Agent’s exercise of its rights under the Second Pledge of Equity and such other agreements in form and substance satisfactory to the Trustee;

(B)	a copy of a resolution of the board of directors of Opco approving the terms of, and the transactions contemplated by, the Second Pledge of Equity;

(C)	the business licence of Opco amended to reflect the increase of registered capital of Opco to RMB620,000,000 and the increase of total investment of Opco to RMB1,519,720,000;

(D)	evidence that an application for approval of the Second Pledge of Equity, together with all supporting documents for the application, have been filed with the Foreign Trade and Economic Cooperation Bureau of Xuzhou, Jiangsu Province of the PRC, and a confirmation by the Issuer that the application has not been rejected by the Foreign Trade and Economic Cooperation Bureau of Xuzhou, Jiangsu Province of the PRC; and

(E)	a legal opinion of the external legal advisers in the PRC of the Trustee addressed to the Finance Parties in respect of the Second Pledge of Equity;

(ii)	no later than the date falling 60 days after the date of the Equity Contribution Date, deliver to the Trustee a certified copy of the approval of the Second Pledge of Equity by the Foreign Trade and Economic Cooperation Bureau of Jiangsu Province of the PRC;

(iii)	no later than the date falling 75 days after the Equity Contribution Date, deliver to the Trustee:

(A)	evidence that an application for filing of the Second Pledge of Equity, together with all supporting documents for the application, have been filed with the relevant local branch of the PRC State Administration of Industry and Commerce; and

(B)	a confirmation by the Issuer that the application referred to in sub-paragraph (iii)(A) above has not been rejected by the PRC State Administration of Industry and Commerce;

(iv)	no later than the date falling 90 days after the Equity Contribution Date, deliver each of the following documents to the Trustee with respect to the Second Pledge of Equity:

(A)	the approvals from each of the relevant PRC government authorities (including the Foreign Trade and Economic Cooperation Bureau of Jiangsu Province of the PRC) in respect of the Second Pledge of Equity;

(B)	evidence of registration of the Second Pledge of Equity with the relevant local branch of the PRC State Administration of Industry and Commerce;

(C)	evidence of recordation of the Second Pledge of Equity in the shareholders’ register of Opco; and

(D)	a legal opinion of the external legal advisers in the PRC of the Trustee, addressed to the Finance Parties in respect of (A) to (C) above;

(c)	provide information to the Trustee regarding, and involving the Trustee’s legal counsel in, any dealing with the relevant PRC government authorities in relation to any matters in paragraphs (a) and (b) above; and

(d)	for the purpose of this Condition 6.22, business day means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City, Hong Kong and the PRC.

6.23	Transactions with Affiliates

None of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), trade or deal with any of its Affiliates, other than (i) but subject to Condition 12(p)(ii)(B), any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans not exceeding 5% in aggregate of the fully diluted share capital of the Issuer; and (ii) any loans permitted under Condition 6.5(b)(v).

6.24	Inspection

(a)	The Issuer shall, at the request of the Trustee, arrange for and allow the Finance Parties, their authorised agents, representatives, employees and professional advisers (including the Technical Consultant and the Independent Laboratory (each as defined in Condition 6.28)) to have access to and to inspect the property, plant and facilities of Opco and with minimum disturbance of normal use of that property, plant or facilities.

(b)	The Bondholders and the Trustee may at any time at the cost of the Issuer appoint a Technical Consultant and an Independent Laboratory for the inspection referred to in paragraph (a) above and, if applicable to review and verify any management report delivered under Condition 6.17(g). The Issuer shall, at the request of the Trustee, enter into an agreement for the appointment of the Technical Consultant or the Independent Laboratory in relation to the inspection referred to in paragraph (a) on terms reasonably satisfactory to the Trustee and the Issuer. Any fees of the Technical Consultant or the Independent Laboratory appointed may be funded by amounts in the Escrow Account for the purpose set out in Condition 6.21(a)(v) and on the terms set out in Condition 6.21, but the requirement for a budget under Condition 6.2l(b)(i)(C)III shall not apply.

6.25	Phase Three Project

The Issuer shall not commence the Phase Three Project (as defined in Condition 6.28) unless:

(a)	a Complying IPO has occurred;

(b)	all authorisations in respect of the Phase Three Project have been obtained and are in full force and effect; and

(c)	at the time of commencement of the Phase Three Project, the ratio set out Condition 6.14 is not exceeded and will not be exceeded as a result of the commencement of the Phase Three Project.

6.26	Exchangeable Bonds

The Issuer shall procure that Happy Genius shall use its reasonable endeavours to ensure that the EB Funding Date (as defined in Condition 8.2(b) of the Tranche B Conditions) occurs within 30 days of the Issue Date.

6.27	Series A Investors Rights Agreement and Preferred Share Rights Agreement

(a)	The Issuer shall procure that the parties to the Series A Investors Rights Agreement execute an amendment and restatement agreement to the Series A Investors Rights Agreement (as defined in Condition 6.28) in form and substance satisfactory to the Trustee (acting on the instructions of all the Bondholders) within 7 days of the Issue Date such that the registration rights contained in the Series A Investors Rights Agreement shall be substantially similar to the registration rights granted under the Registration Rights Agreement.

(b)	The Issuer shall procure that, except as permitted under paragraph (a) above, the Series A Investors Rights Agreement shall not be amended without the prior written consent of the Trustee.

(c)	The Issuer shall procure that TB Silicon Ltd. and Benchmark Europe III, L.P. (as nominee for Benchmark Europe III, L.P., Benchmark Europe Founders’ Fund III L.P. and related individuals, acting by its manager Balderton Capital Management (UK) LLP) shall within 7 days of the Issue Date execute a put option subordination side letter in favour of the Trustee in respect of the First Put Right and the Second Put Right (each as defined in the Preferred Share Rights Agreement) under the Preferred Share Rights Agreement.

6.28	Interpretation

In these Conditions (except where otherwise defined):

(a)	Affiliate means, with respect to any Person, any other Person (i) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person, or (ii) who is a director or officer of such Person or any Subsidiary of such Person or of any Person referred to in sub-paragraph (i) of this definition. For purposes of this definition, control (including, with correlative meanings, the terms controlling, controlled by and under common control with), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;

(b)	Annualised Consolidated EBITDA means, in relation to a Quarterly Period, the aggregate of Consolidated EBITDA for that Quarterly Period and for the immediately 3 preceding Quarterly Periods (those 4 Quarterly Periods being referred to as the Rolling 12 month Period), provided that in respect of the first three testing dates on 30 June 2008, 30 September 2008 and 31 December 2008, the calculation shall be made by multiplying by 4 the aggregate numbers for each Quarterly Periods in that Rolling 12 month Period starting from the Quarterly Period ending 31 March 2008 (each such Quarterly Period being a Relevant Quarterly Period) and then dividing it by the number of Relevant Quarterly Periods in that Rolling 12 month Period;

(c)	Auditors means the independent auditors (being a reputable international firm) for the time being of the Issuer or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants or such financial advisors as may be nominated and approved by the Trustee for the purposes of these Conditions;

(d)	Budget means the offshore working capital budget of the Group for the twelve month period from the Issue Date, broken down into quarterly periods;

(e)	Capital Stock means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock;

(f)	Common Stock means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock or ordinary shares, whether or not outstanding at the Issue Date, and include, without limitation, all series and classes of such common stock or ordinary shares;

(g)	Consolidated Cashflow from Operations means, in respect of the Group for a Quarterly Period, the aggregate amount of revenue less costs of goods, operating expenses, tax payment and change in working capital, all as shown in the Relevant Financial Statements;

(h)	Consolidated Debt means the aggregate amount of Financial Indebtedness of the Group and its Subsidiaries (but excluding any Financial Indebtedness permitted under Condition 6.5(b)(v)), all as shown in the Relevant Financial Statements;

(i)	Consolidated EBIT means in relation to a Quarterly Period, the aggregate of

(i)	the consolidated operating profits of the Group (including the results from discontinued operations) before finance costs and tax for that Quarterly Period;

(ii)	plus or minus the share of the Issuer and its Subsidiaries of the profits or losses of associates for that period (after finance costs and tax) and the share of the Issuer and its Subsidiaries of the profits or losses of any joint ventures;

adjusted by:

(iii)	taking no account of extraordinary items (whether positive or negative) but after taking into account all exceptional items (whether positive or negative);

(iv)	taking no account (to the extent otherwise included) unrealised gains or loss due to exchange rate movements;

(v)	taking no account of any material items which represent gains or losses arising on:

(A)	restructurings of the activities of an entity and reversals of any provisions for the costs of restructuring;

(B)	disposals of non-current assets;

(C)	the disposal of assets associated with discontinued operations; or

(D)	reversals of any provision;

(vi)	taking no account of any unrealised gains or losses on any derivative instrument or financial instrument (other than any derivative instrument which is accounted for on a hedge accounting basis) which is reported through the income statement;

(vii)	taking no account of any income or charge attributable to a post-employment benefit scheme other than the current service costs and any past service costs and curtailments and settlements attributable to the scheme;

(viii)	taking no account of any expense referable to equity-settled share-based compensation of employees, all as shown in the Relevant Financial Statements;

(j)	Consolidated EBITDA means, in relation to a Quarterly Period, Consolidated EBIT for that Quarterly Period after adding back any depreciation and amortisation and taking no account of any charge for impairment or any reversal of any previous impairment charge made in the period, all as shown in the Relevant Financial Statements;

(k)	Consolidated Finance Costs means, in relation to a Quarterly Period, all finance costs (whether paid, payable or added to principal) incurred by the Issuer and its Subsidiaries during that period calculated on a consolidated basis (but excluding any finance costs on any Financial Indebtedness permitted under Condition 6.5(b)(v)), all as shown in the Relevant Financial Statements;

(l)	Encumbrance means any mortgage, charge, pledge, lien or other encumbrance or security interest securing any obligation of any person;

(m)	Environmental Approval means any authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of the Issuer or any of its Subsidiaries conducted on or from properties owned or used by the Issuer or any of its Subsidiaries;

(n)	Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law;

(o)	Environmental Law means any applicable law or regulation which relates to:

(i)	the pollution or protection of the environment;

(ii)	the harm to or the protection of human health;

(iii)	the conditions of the workplace; or

(iv)	any emission or substance capable of causing harm to any living organism or the environment;

(p)	Escrow Release Date means the business day (as defined in Condition 6.22(d)) immediately following the Issue Date or, if the proceeds of the sale of the Bonds are not available in the Escrow Account in immediately transferable funds for withdrawal on that day, the date falling two business days after the Issue Date;

(q)	Financial Indebtedness means indebtedness (other than ordinary trade indebtedness) incurred in respect of (i) money borrowed or raised from banks and other financial institutions, (ii) any bond, note, loan stock, debenture or similar instrument, (iii) acceptance credit, documentary credit or commercial paper facilities, (iv) guarantees, bonds, standby letters of credit or other instruments issued in connection with the performance of contracts, (v) receivables sold or discounted otherwise than on a non-recourse basis, (vi) any other transaction having the commercial effect of borrowing or raising of money (including forward sale or purchase agreements) and (save in respect of the determination of “Consolidated Debt”), (vii) any share which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case at the option of the holder of that security) or upon the happening of any event matures or is mandatorily redeemable or is redeemable at the option of its holder in whole or in part at any time; (viii) guarantees or other assurances against financial loss in respect of Financial Indebtedness of any person falling within any of (i) to (vii) above;

(r)	Financial Year means a financial year of the Issuer ending on 31 December;

(s)	Group means the Issuer and its Subsidiaries;

(t)	Happy Genius means Happy Genius Holdings Limited, a company incorporated under the laws of the British Virgin Islands (registered number 1052789) with its registered office at P.O. Box 957, Road Town, Tortola, British Virgin Islands;

(u)	Independent Laboratory means each firm of independent laboratory approved by the Trustee (acting at the direction of one or more persons holding or representing over 50 per cent. in principal amount of aggregate of the Bonds and the Tranche B Bonds for the time being outstanding) to provide, and to have the equipment and qualification to conduct sampling, testing, certification and technical opinions to the Finance Parties in relation to the Project and the quality of the polysilicon product, and includes its agents and sub-contractors;

(v)	Interest Receivable means, in respect of Opco, all interest and other financing charges received or receivable by it during a Rolling Semi-Annual Period, provided that for the Rolling Semi-Annual Period ending on 30 June 2008, the amount shall be the sum of the amounts for the Quarterly Period ended 31 March 2008 and the Quarterly Period ended 30 June 2008;

(w)	Issue Date means 10 September 2007;

(x)	Net Interest Payable means Unconsolidated Finance Costs in respect of Opco less Interest Receivable during the relevant Rolling Semi-Annual Period, all as shown in the Relevant Financial Statements, provided that in respect of the Rolling Semi-Annual Period ending on 30 June 2008, the amount shall be the sum of the amounts for the Quarterly Period ended 31 March 2008 and the Quarterly Period ended 30 June 2008;

(y)	Opco Total Net Cashflow from Operations means, in respect of Opco for a Rolling Semi-Annual Period ending on each date on which the covenant in Condition 6.13 is tested, the aggregate amount of revenue less costs of goods, operating expenses, tax payment, change in working capital and ongoing maintenance expenditure, in each case in respect of the Quarterly Periods comprising that Rolling Semi-Annual Period, all as shown in the Relevant Financial Statements, provided that for the Rolling Semi-Annual Period ending on 30 June 2008, the amount shall be the sum of the amounts for the Quarterly Period ended 31 March 2008 and the Quarterly Period ended 30 June 2008;

(z)	Opco Total Debt means, in relation to Opco, the aggregate of the Financial Indebtedness of Opco (including loans from any member of the Group or from any Affiliate of Opco), as shown in the Relevant Financial Statements;

(aa)	Opco Total Debt Service means:

(i)	Net Interest Payable for any Rolling Semi-Annual Period; plus

(ii)	Opco Total Debt which falls due for repayment during that Rolling Semi-Annual Period;

(bb)	Opco Total Equity means, in relation to Opco, the aggregate of:

(i)	the amount for the time being paid up or credited as paid up on the registered share capital of Opco; and

(ii)	the amounts for the time being standing to the credit of the consolidated capital and revenue reserves of Opco including any share premium account, capital redemption reserve fund, property valuation reserve (where the revaluation in question is in accordance with a report of a reputable professional valuer), [specify any other reserve] and any net balance on the profit and loss account, all as shown in the Relevant Financial Statements;

(cc)	Person means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organisation or government or any agency or political subdivision thereof;

(dd)	Phase Three Project means the third phase of the Project as described in the definition of “Project”;

(ee)	Preferred Share Rights Agreement means the preferred share rights agreement dated August 23, 2007 amongst the Issuer, Happy Genius, TB Silicon Ltd. and Benchmark Europe III, L.P. (as nominee for Benchmark Europe III, L.P., Benchmark Europe Founders’ Fund III L.P. and related individuals, acting by its manager Balderton Capital Management (UK) LLP);

(ff)	Preferred Stock as applied to the Capital Stock of any Person means Capital Stock of any class or classes that by its term is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over any other class of Capital Stock of such Person;

(gg)	Project means the design, development, financing, construction, testing, commissioning, operation and maintenance by Opco of polysilicon facility in Xuzhou, the PRC, comprising of the first phase with a 1,500 tonnes per annum polysilicon facility, the second phase with the second 1,500 tonnes per annum polysilicon facility scheduled to commence construction in 2008 and the third phase with polysilicon facility having a production capacity over the 3,000 tonnes per annum for the first and second phases scheduled to commence construction after the completion of the second phase;

(hh)	Quarterly Period means each three-month financial period ending on 31 March, 30 June, 30 September or 31 December, as the case may be;

(ii)	Relevant Financial Statements means, at any particular time, the then latest (consolidated or otherwise) financial statements of the Issuer and Opco delivered to the Trustee pursuant to Condition 6.17 and complying with the requirements of Condition 5.22(a);

(jj)	Rolling Semi-Annual Period means in relation to any date on which a financial covenant is tested, the two successive Quarterly Periods the second of which ends on that test date;

(kk)	Semi-Annual Period means each six month financial period ending on 30 June or 31 December, as the case may be;

(11)	Securities Act means the U.S. Securities Act of 1933, as amended;

(mm)	Series A Investors Rights Agreement means the investors’ rights agreement dated August 23, 2007 amongst the Issuer, Happy Genius, TB Silicon Ltd. and Benchmark Europe III, L.P. (as nominee for Benchmark Europe III, L.P., Benchmark Europe Founders’ Fund III L.P. and related individuals, acting by its manager Balderton Capital Management (UK) LLP);

(nn)	Strategic Sale means any transfer (i) by Happy Genius of not less than 51% of the shares of the Issuer, or (ii) by the Issuer of not less than 51% of the shares of AST (HK) or (iii) by any Permitted Shareholders (as defined in Condition 12(p)(iii)(B)) or any of them of not less than 51% (directly or indirectly) of the shares of Happy Genius, which in each case is for a consideration of not less than U.S.$200,000,000;

(oo)	Subsidiary means, with respect to any Person, any company or other business entity of which that person owns or controls (either directly or through one or more other Subsidiaries) more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or other business entity or any company or other business entity which at any time has its accounts consolidated with those of that person or which, under Cayman Islands or any other applicable law, regulations or generally accepted accounting principles from time to time, should have its accounts consolidated with those of that person and, for the avoidance of doubt, in respect of the Issuer, shall include AST (HK) and Opco;

(pp)	Technical Consultant means each firm of independent technical consultants approved by the Trustee (acting at the direction of one or more persons holding or representing over 50 per cent. in principal amount of aggregate of the Bonds and the Tranche B Bonds for the time being outstanding) to provide certification and technical opinions to the Finance Parties in relation to the Project, and includes its agents and sub-contractors; and

(qq)	Unconsolidated Finance Costs means, in relation to a Rolling Semi-Annual Period or Semi-Annual Period, as the case may be, all finance costs (whether paid, payable or added to principal) incurred by a company during that period calculated on an unconsolidated basis, provided that in respect of the first Rolling Semi-Annual Period, the calculation shall be made by multiplying by two the numbers for the second Quarterly Period of that Semi-Annual Period.

6.29	Trustee Entitled to Rely

The Trustee may call for and shall be entitled to rely upon an Officer’s Certificate at any time as to the amount of any of the terms defined in Condition 6.28 or elsewhere in these Conditions and/or compliance by the Issuer with the covenants contained in this Condition 6, and if so relied upon by the Trustee such Officer’s Certificate shall be conclusive and binding on all the Bondholders.

7.	Interest

7.1	Interest Rate and Interest Payment Dates

(a)	The Bonds bear interest from (and including) the Issue Date at the rate specified in Condition 7.1 (b). Interest is payable quarterly in arrear on each date (each an Interest Payment Date) which falls three months after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Issue Date, commencing on the date falling three months after the Issue Date to and including the Maturity Date, unless previously redeemed, converted or purchased and cancelled. If any Interest Payment Date falls on a day which is not a Business Day (as defined below) in Hong Kong and New York City, the Interest Payment Date will be the next succeeding Business Day in Hong Kong and New York City unless it would thereby fall in the next calendar month in which event the Interest Payment Date shall be brought forward to the immediately preceding Business Day in Hong Kong and New York City. The period from and including an Interest Payment Date (or, in the case of the first Interest Period, the Issue Date) to but excluding the next succeeding Interest Payment Date (or, in the case of the last Interest Period, the Maturity Date), is called an Interest Period.

(b)	The rate of interest payable from time to time in respect of the Bonds (the Rate of Interest) will be determined on the basis of the following provisions:

(i)	on each Interest Determination Date (as defined below), the Principal Agent or its duly appointed successor will determine the Screen Rate (as defined below) at approximately 11.00 a.m. (London time) on that Interest Determination Date. If the Screen Rate is unavailable, the Principal Agent will request the principal London office of each of the Reference Banks (as defined below) to provide the Principal Agent with the rate at which deposits in U.S. dollars are offered by it to prime banks in the London interbank market for three months at approximately 11.00 a.m. (London time) on the Interest Determination Date in question and for a Representative Amount (as defined below);

(ii)	the Rate of Interest for the relevant Interest Period shall be the Screen Rate plus the Margin (as defined below) or, if the Screen Rate is unavailable, and if at least two of the Reference Banks which have been requested by the Principal Agent to provide such rates, provide such rates, the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) as established by the Principal Agent of such rates, plus the Margin;

(iii)	if fewer than two rates are provided as requested, the Rate of Interest for that Interest Period will be the arithmetic mean of the rates quoted by major banks in London selected by the Principal Agent, at approximately 11.00 a.m. (London time) on the relevant Interest Determination Date for loans in U.S. dollars to prime banks in London for a period of three months commencing on the first day of such Interest Period and for a Representative Amount, plus the Margin. If the Rate of Interest cannot be determined in accordance with the above provisions, the Rate of Interest shall be determined as at the last preceding Interest Determination Date.

(iv)	The Margin (the Margin) is (A) 3 per cent. per annum for the period from and including the Issue Date up to but excluding the Margin Step-up Date; and (B) 5 per cent. per annum from and including the Margin Step-up Date.

(v)	In this Condition 7, (except where otherwise defined), the expression:

(A)	Business Day means, in relation to any place, a day (other than a Saturday or Sunday) which is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in such place;

(B)	Interest Determination Date means the second Business Day in London before the commencement of the Interest Period for which the rate will apply;

(C)	Margin Step-up Date means the date falling 12 months from the Issue Date;

(D)	Reference Banks means the principal London office of each of four major banks engaged in the London interbank market selected by the Payment Agent;

(E)	Representative Amount means, in relation to any quotation of a rate for which a Representative Amount is relevant, an amount that is representative for a single transaction in the relevant market at 11 :00 a.m. (local time); and

(F)	Screen Rate means the rate for three month deposits in U.S. dollars which appears on the display designated as LIBOR0l on Reuters (or such replacement page on that service which displays the information, or such other service as may be nominated as the information vendor, for the purposes of displaying rates or prices comparable to that rate).

7.2	Determination of Interest Amount

The Principal Agent will, as soon as practicable after 11.00 a.m. (London time) on each Interest Determination Date, but in no event later than the third Business Day in Hong Kong thereafter, determine the U.S. dollar amount (the Interest Amount) payable in respect of interest on the principal amount of each Bond for the relevant Interest Period. The Interest Amount shall be determined by applying the Rate of Interest to the principal amount of a Bond, multiplying the sum by the actual number of days in the Interest Period concerned divided by 360 and rounding the resultant figure to the nearest cent (half a cent being rounded upwards).

7.3	Publication of Rate of Interest and Interest Amount

The Principal Agent shall cause the Rate of Interest and the Interest Amount for each Interest Period and the Interest Payment Date relating to such Interest Period to be notified to the Issuer, the Trustee (by no later than the first day of each Interest Period) and to be published in accordance with Condition 19 as soon as possible after their determination, and in no event later than the second Business Day in Hong Kong thereafter. The Interest Amount and Interest Payment Date may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice to the Bondholders in the event of an extension or shortening of the Interest Period.

7.4	Determination by the Trustee

If the Principal Agent defaults at any time in its obligation to determine the Rate of Interest and Interest Amount in accordance with the above provisions, the Trustee shall determine (a) the Rate of Interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the procedure described above), it shall deem fair and reasonable in all the circumstances and (b) the Interest Amount in the manner provided in Condition 7.2 above, and all such determinations shall be deemed to be determinations by the Principal Agent.

7.5	Notifications, etc. to be Final

All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 7, whether by the Reference Banks (or any of them), the Principal Agent or the Trustee, will (in the absence of wilful default, bad faith or manifest error) be binding on the Issuer, the Trustee, the Agents and all Bondholders and (in the absence of wilful default, bad faith or manifest error) no liability to the Issuer or the Bondholders shall attach to the Reference Banks (or any of them), the Principal Agent or, if applicable, the Trustee in connection with the exercise or non-exercise by any of them of their powers, duties and discretions under this Condition 7.

7.6	Principal Agent

The Issuer shall procure that, so long as any of the Bonds remains outstanding, there is at all times a Principal Agent for the purposes of the Bonds and the Issuer may, subject to the prior written approval of the Trustee (such approval not to be unreasonably withheld, delayed or refused), terminate the appointment of the Principal Agent. In the event of the appointed office of any bank being unable or unwilling to continue to act as the Principal Agent or failing duly to determine the Rate of Interest or the Interest Amount for any Interest Period, the Issuer shall, subject to the prior written approval of the Trustee (such approval not to be unreasonably withheld, delayed or refused), appoint the London office of another major bank engaged in the London interbank market to act in its place. The Principal Agent may not resign its duties or be removed without a successor having been appointed.

7.7	Interest Accrual

(a)	Each Bond will cease to bear interest (but without prejudice to the obligation of the Issuer to pay any accrued but unpaid interest), and shall be payable, (i) where a Complying IPO shall have occurred, from, and including, the IPO Date, or (ii) from, and including, the due date for redemption thereof unless, upon due presentation of the relevant Bond payment of principal and/or premium (if any) is improperly withheld or refused or unless default is otherwise made in respect of payment. In such event such Bond shall continue to bear interest as provided in the Trust Deed.

(b)	If interest is required to be calculated for a period of less than one year (other than a full semi-annual period), it will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

8.	[Intentionally omitted]

9.	Payments

9.1	Principal, premium (if any) and interest

Payment of principal, premium (if any) and interest will be made by transfer to the registered account of the Bondholder or by U.S. dollar cheque drawn on a bank in New York City mailed to the registered address of the Bondholder in accordance with Condition 19 if it does not have a registered account. Payment of principal and premium (if any) will only be made after surrender of the relevant Certificate at the specified office of any of the Agents. Interest on Bonds due on an Interest Payment Date or any other dates will be paid to the holder shown on the Register at the close of business on the date (the record date) being the fifteenth day before the relevant Interest Payment Date.

References in these Conditions, the Trust Deed and the Agency Agreement to principal in respect of any Bond shall, where the context so permits, be deemed to include a reference to any premium payable thereon.

9.2	Registered Accounts

For the purposes of this Condition, a Bondholder’s registered account means the U.S. dollar account maintained by or on behalf of it with a bank in New York City, details of which appear on the Register at the close of business, in the case of principal, premium (if any) and interest due otherwise than on an Interest Payment Date, on the second business day (as defined below) before the due date for payment and, in the case of interest due on an Interest Payment Date, on the relevant record date, and a Bondholder’s registered address means its address appearing on the Register at that time.

9.3	Fiscal Laws

All payments are subject in all cases to any applicable laws and regulations in the place of payment, but without prejudice to the provisions of Condition 10. No commissions or expenses shall be charged to the Bondholders in respect of such payments.

9.4	Payment Initiation

Where payment is to be made by transfer to a registered account, payment instructions (for value on the due date or, if that is not a business day (as defined below), for value on the first following day which is a business day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder) on the due date for payment (or, if it is not a business day, the immediately following business day) or, in the case of a payment of principal, premium (if any) or a payment of interest due otherwise than on an Interest Payment Date, if later, on the business day on which the relevant Certificate is surrendered at the specified office of an Agent.

9.5	Delay In Payment

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a business day, if the Bondholder is late in surrendering its Certificate (if required to do so) or if a cheque mailed in accordance with this Condition arrives after the due date for payment.

9.6	Business Day

In this Condition 9, unless otherwise defined, business day means a day other than a Saturday or Sunday on which commercial banks are open for business in Hong Kong, New York and in the place (outside the United Kingdom and Hong Kong) in which the Register is for the time being kept and, in the case of the surrender of a Certificate, in the place where the Certificate is surrendered.

9.7	Annotation of Register

If an amount which is due on the Bonds is not paid in full, the Registrar will annotate the Register with a record of the amount (if any) in fact paid.

9.8	Rounding

When making payments to Bondholders, fractions of one U.S. cent will be rounded down to the nearest U.S. cent.

10.	Redemption, Purchase and Cancellation

10.1	Maturity

(a)	Subject to paragraph (b) below, unless previously redeemed or purchased and cancelled as provided herein, the Issuer will on the date falling 24 months from the Issue Date (the Maturity Date) redeem each Bond at 125 per cent. of its principal amount. The Issuer may not redeem the Bonds at its option prior to the Maturity Date except as provided in Condition 10.2 and Condition 10.3(but in each case without prejudice to Condition 11).

(b)	Paragraph (a) above does not apply where the IPO Date (as defined in the Tranche B Conditions) falls on the Maturity Date, in which case Condition 10.3(a) will apply.

10.2	Redemption for Taxation Reasons

(a)

At any time the Issuer may, having given not less than 30 nor more than 60 days’ notice (a Tax Redemption Notice) to the Bondholders in accordance with Condition 19 (which notice shall be irrevocable) redeem all, and not some only, of the Bonds at a redemption price equal to 125 per cent. of their principal amount, together with any accrued interest and Break Cost (if any), on the redemption date specified in the Tax Redemption Notice (the Tax Redemption Date) if (i) the Issuer satisfies the Trustee immediately prior to the giving of such Tax Redemption Notice that the Issuer has or will become obliged to pay additional amounts as referred to in Condition 11 as a result of any change in, or amendment to, the laws or regulations of the relevant jurisdiction, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date, and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no Tax Redemption Notice shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Bonds then due. Prior to the publication of any Tax Redemption Notice pursuant to this paragraph, the Issuer shall deliver to the Trustee (A) an Officer’s Certificate stating that the obligation referred to in (i) above cannot be avoided by the Issuer taking reasonable measures available to it and (B) an opinion of independent legal or tax advisors of recognised standing to the effect that such change or amendment has occurred or will occur (irrespective of whether such amendment or change is then effective) and the Trustee shall be entitled without further enquiry to accept such certificate and opinion as sufficient evidence thereof in which event it shall be conclusive and binding on the Bondholders.

(b)	If the Issuer gives a Tax Redemption Notice pursuant to Condition 10.2(a), each Bondholder will have the right to elect that its Bond(s) shall not be redeemed and that the provisions of Condition 11 shall not apply in respect of any payment of principal, premium (if any) or interest to be made in respect of such Bond(s) which falls due after the relevant Tax Redemption Date whereupon no additional amounts shall be payable in respect thereof pursuant to Condition 11 and payment of all amounts shall be made subject to the deduction or withholding of any tax required to be deducted or withheld (provided that such election shall only be in respect of the deduction or withholding then required to be made and the Issuer shall comply with the provisions of Condition 11 in respect of any further deductions or withholding). To exercise a right pursuant to this Condition 10.2, the holder of the relevant Bond must complete, sign and deposit at the specified office of any Paying Agent a duly completed and signed notice of exercise, in the form for the time being current, obtainable from the specified office of any Paying Agent together with the Certificate evidencing the Bonds on or before the day falling 10 days prior to the Tax Redemption Date.

10.3	Automatic Early Redemption - Complying IPO or Strategic Sale

(a)	At the same time as the Issuer issues the IPO Certificate (as defined in the Tranche B Conditions) under the Tranche B Conditions, the Issuer shall cause a copy of the IPO Certificate (as defined in the Tranche B Conditions) to be given to the Bondholders in accordance with the provisions of Condition 19. On the IPO Date (as defined in the Tranche B Conditions), the Issuer shall redeem all of the outstanding Bonds at 100 per cent. of their principal amount together with interest accrued to (but excluding) the date of redemption and Break Cost (if any).

(b)	The Issuer shall forthwith and in any event not later than 15 business days’ prior to any Strategic Sale (as defined in Condition 6.28) give notice to the Bondholders of the Strategic Sale. The notice shall specify the date of the Strategic Sale, the shares to be transferred, the terms of the proposed Strategic Sale, the parties involved and the consideration. The Issuer shall on the date of the completion of the Strategic Sale redeem all of the outstanding Bonds at 125 per cent. of their principal amount, together with interest accrued to (but excluding) the date of redemption and Break Cost (if any).

10.4	Purchases

The Issuer or any of its Subsidiaries may at any time and from time to time purchase Bonds at any price in the open market or otherwise.

10.5	Cancellation

All Bonds which are redeemed or purchased by the Issuer or any of its Subsidiaries, will forthwith be cancelled. Certificates in respect of all Bonds cancelled will be forwarded to or to the order of the Registrar and such Bonds may not be reissued or resold.

10.6	Redemption Notices

All notices to Bondholders given by or on behalf of the Issuer pursuant to this Condition 10 will be given in accordance with Condition 19, the price of redemption of the Bonds, the date for redemption, the manner in which redemption will be effected, the applicable rate of interest in connection with any accrued interest to be paid on the date of redemption, the aggregate principal amount of the Bonds outstanding as at the latest practicable date prior to the publication of the notice and any Break Costs.

11.	Taxation

(a)	All payments made by the Issuer under or in respect of the Trust Deed, the Bonds or any other Finance Document will be made free from any restriction or condition and be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature, unless deduction or withholding of such taxes, duties, assessments or governmental charges is compelled by law. In such event, the Issuer will pay such additional amounts as will result in the receipt by the Bondholders and other Finance Parties of the net amounts after such deduction or withholding equal to the amounts which would otherwise have been receivable by them had no such deduction or withholding been required except that no such additional amount shall be payable in respect of any Bond:

(i)	to a holder (or to a third party on behalf of a holder) who is subject to such taxes, duties, assessments or governmental charges in respect of such Bond by reason of his having some connection with the Cayman Islands or such other jurisdiction otherwise than merely by holding the Bond or by the receipt of amounts in respect of the Bond;

(ii)	(in the case of a payment of principal) if the Certificate in respect of such Bond is surrendered more than 30 days after the relevant date except to the extent that the holder would have been entitled to such additional amount on surrendering the relevant Certificate for payment on the last day of such period of 30 days;

(iii)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(iv)	presented for payment by or on behalf of a Bondholder who would have been able to avoid such withholding or deduction by presenting the relevant Bond to another Paying Agent in a Member State of the European Union.

For the purposes this paragraph (a):

relevant date means whichever is the later of (a) the date on which such payment first becomes due and (b) if the full amount payable has not been received by the Trustee or the Principal Agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Bondholders and cheques despatched or payment made.

References in these Conditions to principal, premium (if any) and interest, and any other amounts to be paid by the Issuer under the Bonds, shall be deemed also to refer to any additional amounts which may be payable under this Condition or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed.

(b)	If the Issuer makes a Tax Payment and a Bondholder (in its absolute discretion) determines that:

(i)	a Tax Credit is attributable to that Tax Payment; and

(ii)	it has used and retained that Tax Credit,

the relevant Bondholder must pay an amount to the Issuer which that Bondholder determines (in its absolute discretion) will leave it (after that payment) in the same after-tax position as it would have been if the Tax Payment had not been required to be made by the Issuer.

For the purpose of this paragraph (b):

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest);

Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment);

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under any Finance Document; and

Tax Payment means a payment made by the Issuer to a Bondholder in any way relating to a Tax Deduction.

12.	Events of Default

The Trustee at its sole discretion may, and if so directed by an Extraordinary Resolution shall (subject in each case to being indemnified and/or secured to its satisfaction), give notice (a default notice) to the Issuer, that the Bonds are, and they shall accordingly thereby become, immediately due and repayable at 125 per cent. of their principal amount together with any accrued and unpaid interest and Break Costs (if any) if any of the following events is subsisting at the time of the notice:

(a)	a default is made in the payment of any principal, premium (if any) or interest due in respect of the Bonds or an Obligor does not pay on the due date any other amount payable by it under any Finance Documents in the manner required under the Finance Documents;

(b)	[intentionally omitted];

(c)	any of the following occurs:

(i)	any failure by AST (HK) or Opco to complete capital verification in accordance with PRC laws and regulations in respect of the equity injection by AST (HK) in the amount of U.S.$28,000,000 within thirty days after the Issue Date;

(ii)	any failure by the Issuer to comply with its obligations under Condition 6.3, 6.7, 6.8 or 6.22; or

(iii)	any failure by the Issuer to issue the IPO Certificate in accordance with these Conditions;

(d)	the Issuer does not perform or comply with any term of Conditions 6.2, 6.4 to 6.6, and 6.11 to 6.17 and 6.24 unless the non-compliance:

(i)	is capable of remedy; and

(ii)	is remedied within 5 business days (in the case of Condition 6.17(d)) or 15 business days (in other cases) (as defined below) of the earlier of the Trustee giving notice of the breach to the Company and the Issuer becoming aware of the non-compliance;

(e)	an Obligor does not comply with any other term of the Finance Documents (other than any terms referred to in (a), (b), (c) or (d) above), unless the non-compliance:

(i)	is capable of remedy; and

(ii)	is remedied within 30 days of the earlier of the Trustee giving notice of the breach to the Company and the Issuer becoming aware of the non-compliance;

(f)	a representation or warranty made or repeated by an Obligor in any Finance Document or in any document delivered by or on behalf of any Obligor under any Finance Document (including any report delivered under Condition 6.17(g)(i)) is incorrect or misleading in any material respect when made or deemed to be repeated, unless the circumstances giving rise to the misrepresentation or breach of warranty:

(i)	are capable of remedy; and

(ii)	are remedied within 30 days of the earlier of the Trustee giving notice and the Obligor becoming aware of the misrepresentation or breach of warranty;

(g)	(i) any other present or future indebtedness (whether actual or contingent) of the Issuer or any of the Issuer’s Subsidiaries for or in respect of moneys borrowed or raised becomes, or becomes capable of being declared, due and payable prior to its stated maturity or is or is capable of being placed on demand or any commitment for such indebtedness is cancelled or suspended, in each case by reason of any actual or potential default, event of default or the like (howsoever described), or (ii) any such indebtedness is not paid when due or, as the case may be, within any applicable grace period, or (iii) the Issuer or any of the Issuer’s Subsidiaries fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised, provided that, in the case of Opco only, the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this Condition 12(g) have occurred equals or exceeds U.S.$5,000,000 or its equivalent in any other currency on the day on which such indebtedness becomes due and payable or is not paid or any such amount becomes due and payable or is not paid under any such guarantees or indemnity;

(h)	the Issuer or any of the Issuer’s Subsidiaries (as defined below) is (or is, or could be, deemed by law or a court to be or admits that it is) insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts, proposes, begins negotiations with any creditor or makes any agreement for the deferral, rescheduling or other readjustment of its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting any of the debts of the Issuer or any of the Issuer’s Subsidiaries; an administrator or liquidator of the Issuer or any of the Issuer’s Subsidiaries or any part of the assets and turnover of the Issuer or any of the Issuer’s Subsidiaries is appointed (or application for any such appointment is made);

(i)

any of the following occurs in respect of the Issuer or any of the Issuer’s Subsidiaries: (i) any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of its creditors, (ii) a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for, its winding-up, administration or dissolution or any such resolution is passed, (iii) any person presents a petition, or files documents with a court or any registrar, for its winding-up, administration or dissolution, (iv) any Encumbrance is enforced over any of its assets, (v) an order for its winding-up, administration, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) is made, (vi) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets, (vii) its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer, or (viii) any other analogous step or procedure is taken in any jurisdiction; provided that the foregoing shall not apply to a petition for winding-up presented by a creditor or any other relevant person which is being contested in good faith and with due diligence and is discharged or struck out within 14 days;

(j)	a distress, attachment, execution, seizure before judgment or other legal process is levied, enforced or sued out on or against any of the property, assets or turnover of the Issuer or any of the Issuer’s Subsidiaries (which in the case of Opco, is of an aggregate value of U.S.$2,000,000 or above) and is not discharged or stayed within 45 days of having been so levied, enforced or sued out;

(k)	the Issuer or any of the Issuer’s Subsidiaries ceases or threatens to cease to carry on all or a substantial part of its business or operations;

(1)	(i) any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or a substantial part of the assets of the Issuer or any of the Issuer’s Subsidiaries; or (ii) the Issuer or any of the Issuer’s Subsidiaries is prevented from exercising normal control over all or any substantial part of its property, assets or turnover;

(m)	any authorisation, action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in order (i) to enable an Obligor lawfully to enter into, exercise its rights and perform and comply with its obligations under the Finance Documents, (ii) to ensure that those obligations are legally binding and enforceable and (iii) to make the Finance Documents admissible in evidence in the relevant courts is not obtained, effected, in full force, taken, fulfilled or done;

(n)	(i) it is or will become unlawful for any Obligor to perform or comply with any one or more of its obligations under any of the Finance Documents or (ii) any foreign exchange control is imposed that has the effect of prohibiting, preventing or materially delaying the remittance of any amount by an Obligor under any Finance Document or by Opco to an Obligor;

(0)	(i) any Finance Document is not effective in accordance with its terms or is alleged by an Obligor to be ineffective in accordance with its terms for any reason; or (ii) the Security (or any part thereof) becomes void, illegal, invalid or unenforceable; (iii) the assets comprising the Security (or any part thereof) cease to be subject to the provisions of the relevant Security Document; or (vi) the Security is not of the priority contemplated by the relevant Security Document; or (vii) an Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document;

(p)	any of the following event occurs:

(i)	Opco is not or ceases to be beneficially owned and controlled, as to at least 64%, by AST (HK);

(ii)	except pursuant to a Strategic Sale and the Issuer is not in breach of its obligations to pay the redemption price under Condition 10.3(b):

(A)	AST (HK) is not or ceases to be a wholly beneficially owned Subsidiary of, or 100% controlled by, the Issuer; or

(B)	the Issuer is not or ceases to be beneficially owned and controlled, as to at least 51%, by Happy Genius; or

(C)	Happy Genius is not or ceases to be wholly beneficially owned and 100% controlled, directly or indirectly, by one or more of the Permitted Shareholders;

(iii)	for the purpose of this sub-paragraph (p):

(A)	control means the acquisition or control of more than 50% of the voting rights of the issued share capital of the relevant entity or the right to appoint and/or remove all or the majority of the members of the relevant entity’s board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise; and

(B)	Permitted Shareholders means Songyi Zhang, Tammy Mui and Zhu Gongshan, provided that in relation to each of them, all authorisations in respect of the issue or transfer of the shares between them have been obtained, complied with and are in full force and effect;

(q)	any illegality, repudiation, default, invalidity, unenforceability, cancellation, termination or notice of termination or material amendment or waiver of (other than by reason of full performance or expiry thereof in accordance with its terms) any Business Contract (as defined in Condition 5.15) occurs and (in the case of any Business Contract other than any Business Contract in relation to any intellectual property rights) if capable of remedy:

(i)	the Issuer fails, within 30 days of becoming aware of such circumstances to procure the execution of a substitute agreement on substantially the same terms as the affected Business Contract and with a commercially qualified party which is acceptable to the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)); or

(ii)	is not otherwise remedied within 30 days of the Issuer becoming aware of such circumstances;

(r)	any authorisation, action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in respect of the Project is not obtained, effected, in full force, taken, fulfilled or done to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect;

(s)	any event of default (howsoever described) occurs under the U.S.$60,000,000 Floating Rate Secured Exchangeable Bonds due 2009 by Happy Genius (the Exchangeable Bonds) (if issued) or if the Exchangeable Bonds have been redeemed or exchanged, would have occurred had the Exchangeable Bonds remained outstanding;

(t)	any Event of Default (as defined in the Tranche B Conditions) occurs; or

(u)	any event or series of events occurs which, in the opinion of the Trustee, has or is reasonably likely to have a material adverse effect on (i) the business, operations or financial conditions of the Issuer or any of the Subsidiaries of the Issuer (either individually or taken as whole), (ii) affecting the ability of an Obligor to perform its payment obligations under the Finance Documents or (iii) affecting the validity or enforceability of any Finance Document.

For the purpose of this Condition 12 business days shall mean a day other than a Saturday or Sunday on which banks are open for business in Hong Kong.

13.	Prescription

Claims in respect of amounts due in respect of the Bonds will become prescribed unless made within 10 years (in the case of principal) and five years (in the case of interest or premium (if any)) from the relevant date (as defined in Condition 10) in respect thereof.

14.	Enforcement

The Trustee may, at any time at its sole discretion and without notice, take such proceedings against the Issuer as it may think fit to enforce the provisions of the Trust Deed and the Bonds and/or any other Finance Document and/or at any time after the Security shall become enforceable to enforce the same in accordance with the Security Documents, but it will not be bound to take any such proceedings or any other action under the Trust Deed, the Bonds and/or any Security Documents unless (a) it shall have been so directed by an Extraordinary Resolution and (b) it shall have been indemnified and/or secured to its satisfaction. No Bondholder will be entitled to proceed directly against the Issuer unless the Trustee, having become bound to do so, fails to do so within a reasonable period and such failure shall be continuing.

15.	Meetings of Bondholders, Modification and Waiver

15.1	Meetings

The Trust Deed contains provisions for convening meetings of Bondholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Bonds or the provisions of the Trust Deed or the Security Agreement. The quorum at any such meeting for passing an Extraordinary Resolution will be one or more persons holding or representing over 50 per cent. in principal amount of the Bonds for the time being outstanding or, at any adjourned such meeting, one or more persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented unless the business of such meeting includes consideration of proposals, inter alia, (i) to modify the due date for any payment in respect of the Bonds, (ii) to reduce or cancel the amount of principal, premium (if any), interest or Equivalent Amount payable in respect of the Bonds, (iii) to change the currency of payment of the Bonds, (iv) to modify or cancel the Security, or (v) to modify the provisions concerning the quorum required at any meeting of the Bondholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum for passing an Extraordinary Resolution will be one or more persons holding or representing not less than 66 per cent., or at any adjourned such meeting not less than 33 per cent. in principal amount of the Bonds for the time being outstanding. An Extraordinary Resolution passed at any meeting of Bondholders will be binding on all Bondholders, whether or not they are present at the meeting. The Trust Deed provides that a written resolution signed by or on behalf of the holders of not less than 66 2/3 per cent. of the aggregate principal amount of Bonds outstanding shall be as valid and effective as a duly passed Extraordinary Resolution. The Trust Deed contains provisions for convening a single meeting of the holders of the Tranche B Bonds and the holders of the Bonds of the Issuer in certain circumstances.

15.2	Modification and Waiver

The Trustee may agree, without the consent of the Bondholders, to (i) any modification (except as mentioned in Condition 15.1 above) to, or the waiver or authorisation of any breach or proposed breach of, the Bonds, the Agency Agreement, the Trust Deed or any Security Document which is in its opinion proper to make if, in the opinion of the Trustee, it is not materially prejudicial to the interests of the Bondholders or (ii) any modification to the Bonds, the Agency Agreement, the Trust Deed or any Security Document which, in the Trustee’s opinion, is of a formal, minor or technical nature or to correct a manifest error or (to the satisfaction of the Trustee) proven error to comply with mandatory provisions of law or determine, without any such consent as aforesaid, that any Event of Default or Potential Event of Default (as defined in the Trust Deed) shall not be treated as such (provided that, in any such case, it is not, in the opinion of the Trustee, materially prejudicial to the interests of the Bondholders). Any such modification, waiver, authorisation or determination will be binding on the Bondholders and, unless the Trustee agrees otherwise, any such modifications will be notified by the Issuer to the Bondholders as soon as practicable thereafter.

16.	Interests of Bondholders

In connection with the exercise of its functions (including but not limited to those in relation to any proposed modification, authorisation, waiver, determination or substitution) the Trustee shall have regard to the general interests of the holders of the Tranche B Bonds and the holders of the Tranche B Bonds (or holders of the Tranche B Bonds or holders of the Tranche B Bonds affected thereby) as a class but shall not have regard to any interests arising from circumstances particular to individual holders of the Tranche A Bonds or Tranche B Bonds (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual holders of Tranche A Bonds or Tranche B Bonds (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any holder of Tranche A Bonds or Tranche B Bonds be entitled to claim, from the Issuer or the Trustee or any other person, any indemnification or payment in respect of any tax consequences of any such exercise upon individual holders of Tranche A Bonds or Tranche B Bonds except to the extent provided for in Condition 10 and/or any undertakings given in addition thereto or in substitution therefor pursuant to the Trust Deed.

17.	Replacement of Certificates

If any Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the specified office of the Registrar or any Agent upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer and such Agent may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

18.	Agents

The names of the initial Agents and the Registrar and their specified offices are set out below. The Issuer reserves the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of any Agent or the Registrar and to appoint additional or other Agents or a replacement Registrar. The Issuer will at all times maintain (a) a Principal Agent, (b) a Paying Agent with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform, to such Directive, and (c) a Registrar which will maintain the register of Bondholders outside the United Kingdom and Hong Kong. Notice of any such termination or appointment, of any changes in the specified offices of any Agent or the Registrar and of any change in the identity of the Registrar or the Principal Agent will be given promptly by the Issuer to the Bondholders and in any event not less than 45 days’ notice will be given.

19.	Notices

All notices to Bondholders shall be validly given if mailed to them at their respective addresses in the Register of Bondholders maintained by the Registrar or published in a leading newspaper having general circulation in Hong Kong or, if such publication shall not be practicable, in an English language newspaper of general circulation in Asia. Any such notice shall be deemed to have been given on the date of such publication or, as the case may be, the seventh day after being so mailed.

Notices to be given by any Bondholder shall be in writing and given by lodging the same, together with the relative Certificate, with the Registrar, of if the Certificates are held in a clearing system, may be given through the clearing system in accordance with its standard rules and procedures.

20.	Indemnification

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking any action unless indemnified and/or secured to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer and any entity related to the Issuer without accounting for any profit.

21.	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Bonds or any provision of the Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

22.	Governing Law and Submission to Jurisdiction

The Bonds, the Trust Deed, the Agency Agreement and the Issuer Security Agreement are governed by, and shall be construed in accordance with, the laws of England. The AST (HK) Security Agreement and the AST (HK) Share Mortgage are governed by, and will be construed in accordance with, the laws of Hong Kong. The Equity Pledge Agreement is governed by, and will be construed in accordance with, the laws of the PRC. In relation to any legal action or proceedings arising out of or in connection with the Trust Deed or the Bonds (together referred to as Proceedings), the Issuer has in the Trust Deed irrevocably submitted to the non-exclusive jurisdiction of the courts of England and in relation thereto, and the Issuer has appointed Brandmine 3 Limited at 8 Lower John Street, Golden Square, London W1F 9AU, England, as agent for service of process in England. The Trustee and the Bondholders may take any Proceedings against the Issuer in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

SCHEDULE 1

FINANCIAL INDEBTEDNESS

CONTINGENT FINANCIAL INDEBTEDNESS

Debtor	Creditor	Facility Type	Facility Document	Contingent Amounts	Guarantee/Security
The Company	TB Silicon Ltd. And Benchmark Europe III, L.P. (as nominee for Benchmark Europe III, L.P., Benchmark Europe Founders’ Fund III L.P. and related individuals acting by its manager Balderton Capital Management (UK) LLP)	US$20 million Series A Convertible Preferred Shares of the Company	Share Purchase Agreement, Preferred Share Rights Agreement and Investor Rights Agreement dated August 29,2007	150% of the purchase price of the Series A Convertible Preferred Shares of the Company upon exercise of certain put rights	None

PART 2

TRANCHE B TERMS AND CONDITIONS

TERMS AND CONDITIONS OF THE BONDS

The following other than the words in italics is the text of the terms and conditions of the Bonds which will appear on the reverse of each of the Certificates evidencing the Bonds:

The issue of the Tranche B U.S.$40,000,000 aggregate principal amount of Floating Rate Secured Convertible Bonds due 2009 (the Bonds) of Asia Silicon Technology Holdings Inc. (the Issuer), and the creation of the Security (as defined in Condition 1.5), was authorised by a resolution of the board of directors of the Issuer passed on 5 September 2007. The Bonds are constituted by a trust deed dated 10 September 2007 (the Trust Deed) made between the Issuer, DB Trustees (Hong Kong) Limited as trustee for the holders of the Bonds (the Trustee, which term shall, where the context so permits, include all other persons or companies for the time being acting as trustee or trustees under the Trust Deed) and DB Trustees (Hong Kong) Limited as security agent for the Secured Parties (the Security Agent) and are subject to the paying and conversion agency agreement dated 10 September 2007 (the Agency Agreement) entered into between the Issuer, the Trustee, Deutsche Bank AG, Hong Kong Branch as principal paying, conversion and transfer agent (the Principal Agent) and Deutsche Bank Luxembourg S.A. as registrar (the Registrar) and the other paying, conversion and transfer agents appointed under it (each a Paying Agent, Conversion Agent, Transfer Agent and together with the Registrar and the Principal Agent, the Agents) relating to the Bonds. References to the Principal Agent, Registrar and Agents below are references to the principal agent, registrar and agents for the time being for the Bonds. The statements in these terms and conditions of the Bonds (these Conditions) include summaries of, and are subject to, the detailed provisions of the Trust Deed and the Agency Agreement. Unless otherwise defined, terms used in these Conditions have the meanings specified in the Trust Deed, the Security Agreement dated 10 September 2007 (the Issuer Security Agreement) between the Issuer and the Security Agent and the other Finance Documents (as defined in the Trust Deed) other than the Subscription Agreement. Copies of the Trust Deed, the Agency Agreement, the Issuer Security Agreement and the other Finance Documents are available for inspection during normal business hours at the registered office of the Trustee being as at the date hereof at 55th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong and at the specified offices of each of the Agents. The Bondholders are bound by, and are deemed to have notice of, all the provisions of the Trust Deed, the Agency Agreement, the Issuer Security Agreement and the other Finance Documents applicable to them.

The owners shown in the records of Euroclear Bank, S.A./N.V., as operator of the Euroclear System (Euroclear), Clearstream Banking, société anonyme (Clearstream, Luxembourg) of book-entry interests in Bonds are entitled to the benefit of and are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement applicable to them.

1.	Status and Security

1.1	Subject as provided in this Condition 1 and Condition 6, the Bonds constitute direct, unsubordinated, unconditional and secured obligations of the Issuer and shall at all times rank pari passu without any preference or priority among themselves.

1.2	The Issuer has credited to an account (the Interest Reserve Account) in the name of the Issuer with Deutsche Bank AG, Hong Kong Branch and more particularly described in the Issuer Security Agreement the sum of U.S.$4,200,000 out of the proceeds of the issue of the Bonds and the Tranche A Bonds. Pursuant to the Issuer Security Agreement, the Interest Reserve Account is charged to the Security Agent as security for all amounts payable on the Bonds and all other moneys payable by the Issuer or AST (HK) to the Secured Parties under the Trust Deed, the Issuer Security Agreement and the other Finance Documents. Pursuant to the Issuer Security Agreement, such moneys, once deposited, may only be withdrawn from the Interest Reserve Account by the Issuer and released from the security constituted by the Issuer Security Agreement in accordance with the Issuer Security Agreement. If and to the extent that such moneys are not released from the Interest Reserve Account as aforesaid by the Maturity Date (as defined in Condition 10.1), the Bondholders shall have the right to require such moneys to be applied in redeeming their Bonds pursuant to Condition 10.

1.3	The Issuer has credited to an account (the Escrow Account) in the name of the Issuer with Deutsche Bank AG, Hong Kong Branch and more particularly described in the Issuer Security Agreement the remainder of the proceeds of the issue of the Bonds and the Tranche A Bonds (after deducting the funds credited into the Interest Reserve Account). Pursuant to the Issuer Security Agreement, the Escrow Account is charged to the Security Agent as security for all amounts payable on the Bonds and all other moneys payable by the Issuer or AST (HK) under the Trust Deed, the Issuer Security Agreement and the other Finance Documents. Such moneys may only be withdrawn from the Escrow Account for the purposes set out in Condition 6.21(a)(ii) to 6.21(a)(v) and in accordance with the procedures set forth in the Issuer Security Agreement and subject to all of the conditions set forth in the Issuer Security Agreement being satisfied, provided that if and to the extent that such moneys standing to the credit of the Escrow Account are not so released from the Escrow Account by the Maturity Date (as defined in Condition 10.1), the Bondholders shall have the right to require such moneys to be applied in redeeming their Bonds pursuant to Condition 10.

1.4	The Bonds will have the benefit of the Security (as defined in Condition 1.5) as security for all amounts payable on the Bonds and all other moneys payable by the Issuer or AST (HK) to the Secured Parties under the Trust Deed, the Issuer Security Agreement and the other Finance Documents. On the Issue Date, the Issuer will (simultaneously with the issue of the Bonds) issue the Tranche A Bonds (as defined in the Trust Deed). The Tranche A Bonds will have the benefit of the same security as the Bonds, and the payment obligations of the Issuer under the Bonds shall at all times rank at least equally with its payment obligations under the Tranche A Bonds. The Security Agent or its nominee will hold the Security for the benefit of the Bondholders and the holders of the Tranche A Bonds pursuant to the provisions of the Trust Deed.

1.5	The security constituted by the Security Documents (the Security) shall become immediately enforceable if an Event of Default occurs, following which the Security Agent may, but shall not be bound (except as provided in Condition 15 and provided it has been indemnified and/or secured to its satisfaction) to take such proceedings or other action as it shall, in its discretion, think fit to enforce the Security (or any part thereof) and the provisions of the Trust Deed and the Security Documents. The Trust Deed and the Security Documents provide that the net proceeds resulting from the enforcement of the Security, after the remuneration of the Trustee and/or any Appointee, the Security Agent and any Receiver, and the Agents and all their respective costs, charges, liabilities and expenses and any taxes and other amounts required to be paid prior to any such application, be applied pro rata in meeting claims of any Bondholders or holders in respect of the Tranche A Bonds whose Bonds or, as the case may be, Tranche A Bonds are then outstanding.

2.	Form and Denomination

2.1	The Bonds are issued in registered form in the denomination of U.S.$100,000 each and integral multiples of U.S.$1,000 (referred to as the principal amount of a Bond) in excess thereof (the authorised denomination). A Bond certificate (each a Certificate) will be issued to each Bondholder in respect of its registered holding of Bonds. Each Certificate will be numbered serially with an identifying number which will be recorded on the relevant Certificate and in the Register (as defined in Condition 4.1) which the Issuer will procure to be kept by the Registrar.

2.2	Each Bond will entitle its registered holder, following the occurrence of a Complying IPO (as defined in Condition 8), to convert such Bond into Shares (as defined in Condition 8.l(d)) as described in Condition 8.

Pursuant to a registration rights agreement dated on or about the Issue Date between the Issuer, Mandra Materials Limited, Deutsche Bank AG and the Subsequent Shareholders named therein (the Registration Rights Agreement), the Issuer is required to effect registration in respect of the Shares under the Securities Act (as defined in Condition 6.28) at the time and in a manner set out in the Registration Rights Agreement. The transferability of the Shares are subject to the restrictions set out in the Registration Rights Agreement and the Securities Act.

3.	Title

Title to the Bonds passes only by registration in the Register (as defined in Condition 4.1). The holder of any Bond will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating the holder. In these Conditions Bondholder and (in relation to a Bond) holder mean the person in whose name a Bond is registered.

4.	Transfers of Bonds; Issue of Certificates

4.1	Register

The Issuer will cause to be kept at the specified office outside the United Kingdom and Hong Kong of the Registrar and in accordance with the terms of the Agency Agreement a register on which shall be entered the names and addresses of the holders of the Bonds and the particulars of the Bonds held by them and of all transfers of the Bonds (the Register). Each Bondholder shall be entitled to receive only one Certificate in respect of its entire holding of Bonds.

4.2	Transfer

Upon the terms of, and subject to, the Conditions and the terms of the Trust Deed and the Agency Agreement, a Bond may be transferred in whole or in part in the authorised denominations, provided that at the time of the transfer of that Bond, the holder of that Bond must also (i) transfer the Tranche A Bond held by it to the same transferee in the same proportion as that for the Bond (or any part of it) being transferred and (ii) assign to the transferee the rights of the holder of that Bond under the Registration Rights Agreement in respect of that Bond, and provided further that so long as no Event of Default is subsisting, a Bond may not be transferred, without the prior consent of the Issuer, to a person specified in a letter dated the Issue Date addressed by the Issuer to, and accepted by, the Manager in respect of this Condition 4.2. A Bond may be transferred by delivery of the Certificate issued in respect of that Bond, with the form of transfer on the back duly completed and signed by the holder or his attorney duly authorised in writing, to the specified office of the Registrar or any of the Agents. No transfer of a Bond will be valid unless and until entered on the Register.

4.3	Delivery of New Certificates

(a)	Each new Certificate to be issued upon a transfer of Bonds will, within five business days of receipt by the Registrar or, as the case may be, any Transfer Agent or other relevant Agent of the duly completed form of transfer endorsed on the relevant Certificate, be made available for collection at the specified office of the Registrar, such Transfer Agent or such other relevant Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder entitled to the Bonds and at the Issuer’s expense to the address specified in the form of transfer.

(b)	Where only part of a principal amount of the Bonds (being that of one or more Bonds) in respect of which a Certificate is issued is to be transferred, exchanged or converted, a new Certificate in respect of the Bonds not so transferred, exchanged or converted will, within five business days of receipt of the original Certificate by the Registrar or other relevant Agent, be made available for collection at the specified office of the Registrar or such other relevant Agent or, if so requested in the form of transfer, be mailed by uninsured mail at the risk of the holder of the Bonds not so transferred and at the Issuer’s expense to the address of such holder appearing on the Register.

(c)	For the purposes of this Condition 4, business day shall mean a day other than a Saturday or Sunday on which banks are open for business in Hong Kong and the city in which the specified office of the Registrar (if a Certificate is deposited with it in connection with a transfer) or the Agent with whom a Certificate is deposited in connection with a transfer is located.

4.4	Formalities Free of Charge

Registration of transfer of Bonds will be effected without charge by or on behalf of the Issuer or any of the Agents, but upon payment (or the giving of such indemnity as the Issuer or any of the Agents may require) in respect of any taxes or other governmental charges which may be imposed in relation to such transfer.

4.5	Closed Periods

No Bondholder may require the transfer of a Bond to be registered: (i) during the period of fifteen days ending on (and including) the dates for payment of any principal or premium (if any) pursuant to these Conditions; (ii) from 15 days prior to the date of the prospectus in respect of a Complying IPO until the IPO Date (as defined in Condition 8) or (iii) during the period of seven days ending on (and including) the record date (as defined in Condition 9.1), each such period being a Closed Period. The Issuer shall give at least 30 days’ notice to the Trustee and the Bondholders of the date specified in sub-paragraph (ii) of the foregoing.

4.6	Regulations

All transfers of Bonds and entries on the register of Bondholders will be made subject to the detailed regulations concerning transfer of Bonds scheduled to the Agency Agreement. The regulations may be changed by the Issuer, with the prior written approval of the Trustee and the Registrar. A copy of the current regulations will be mailed (at the Issuer’s expense) by the Registrar to any Bondholder upon request.

5.	Representations

51.	Representations and warranties

The representations and warranties set out in this Condition 5 are made by the Issuer to each Finance Party.

5.2	Status and power and authority

(a)	Each of the Issuer and its Subsidiaries is a limited liability company duly incorporated and validly existing under the laws of the Cayman Islands (in the case of the Issuer) and the relevant jurisdiction of incorporation (in the case of each Subsidiary) with full power and authority to own its assets and conduct its business presently carried on by it and is lawfully qualified to do business, and has all permits, licences and other authorisations required, in each jurisdiction in which business is conducted by it and has been operating its business pursuant to and in compliance with the terms of all such permits, licences and other authorisations (but in the case of Opco only where failure to comply with any of the foregoing would have or would be reasonably likely to have a Material Adverse Effect).

(b)	The Issuer has full power and authority, and is able lawfully, to enter into and perform its obligations under, and has taken all necessary action to authorise the entry into and performance of its obligations under, the Finance Documents to which it is a party.

5.3	Legal validity

The Finance Documents to which the Issuer is a party have been duly authorised by the Issuer, have been duly executed and delivered by the Issuer and each Finance Document to which the Issuer is a party constitutes valid and legally binding obligations of the Issuer, enforceable in accordance with its terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally.

5.4	Taxation on payments

As at the Issue Date, all payments of principal, premium (if any) and interest in respect of the Bonds, and all payments by an Obligor under the Finance Documents to which it is a party, may be made free and clear of, and without withholding or making any deduction for or on account of, any taxes, duties, assessments or governmental charges of whatever nature.

5.5	Stamp duty

As at the Issue Date, no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessment or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind in connection with the creation, issue, offering or sale of the Bonds or the execution or delivery of the Finance Documents, except in the case of the Issuer, if any of the Finance Documents to which it is a party is executed in, brought into or produced before a court in the Cayman Islands.

5.6	Authorisations

All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, the Finance Documents and the issue of any Shares on conversion of the Bonds have been obtained or effected (as appropriate) and are in full force and effect.

5.7	Non-conflict

The entry into and performance of the Finance Documents to which the Issuer is a party, the issue of the Bonds and any Shares to be issued on conversion of the Bonds, the use of the proceeds from the issue of the Bonds as described in Condition 6.21, the carrying out of the other transactions contemplated by the Finance Documents to which the Issuer is a party and compliance with their terms do not and will not (a) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the constitutional documents of the Issuer, or any indenture, trust deed, mortgage or other agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which any of them or any of their respective properties is bound, or (b) infringe any applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over the Issuer, any of its Subsidiaries or any of their respective affiliates or any of their respective properties.

5.8	Contingent liabilities

There are no outstanding guarantees or contingent payment obligations of any member of the Group in respect of indebtedness of third parties.

5.9	Off-balance sheet arrangements

Neither the Issuer nor any of its Subsidiaries are engaged in, party to, or have any material off- balance sheet transactions, arrangements, and obligations; and neither the Issuer nor any of its Subsidiaries has any material relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Issuer or any of its Subsidiaries, such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of the Issuer or any of its Subsidiaries or the availability thereof or the requirements of the Issuer or any of its Subsidiaries for capital resources.

5.10	Internal accounting controls

Each of the Issuer and its Subsidiaries maintains systems of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorisations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorisation; (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (e) each of the Issuer and its Subsidiaries has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of such entity; and the current management information and accounting control system of each of the Issuer and its Subsidiaries has been in operation since 30 June 2007 during which neither the Issuer nor any Subsidiary has experienced any material difficulties with regard to (a) through (e) above.

5.11	Title

(a) Each of the Issuer and its Subsidiaries has good and marketable title to all real property and other property and assets owned by it and any rights or interests thereto (including, in relation to AST (HK), at least 64% of the total equity interest in Opco) and the Issuer or the relevant Subsidiary, as the case may be, has received all necessary authorisations in order to have good and marketable title to the foregoing property and assets, including without limitation, approvals relating to the evaluation, acquisition and perfection of title and any building ownership certificate upon completion of construction of any building for the Project (as defined in Condition 6.28), (b) and, except as permitted under these Conditions, there are no charges, liens, encumbrances or other security interests or third party rights or interests, conditions, planning consents, orders, regulations, defects or other restrictions affecting any of such property and assets of the Issuer and its Subsidiaries that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, and (c) where any such property and assets are held under lease by the Issuer or any of its Subsidiaries, each such lease is a legal, valid and binding lease enforceable in accordance with its terms subject to the laws of bankruptcy and other laws affecting the rights of creditors generally with no exceptions that would interfere with the use made or to be made thereof by them where failure to comply with any of the foregoing would have or would be reasonably likely to have a Material Adverse Effect.

5.12	Litigation

There are no current litigation, arbitration or administrative proceedings against or affecting the Issuer or any of its Subsidiaries or any of their properties which, if adversely determined, would or are reasonably likely to individually or in the aggregate have a Material Adverse Effect, or which are otherwise material in the context of the issue of the Bonds and, to the best of the Issuer’s knowledge and belief having made all reasonable enquiries, no such litigation, arbitration or administrative proceedings are pending, threatened or contemplated.

5.13	Labour disputes

No labour dispute with the employees of the Issuer or any of its Subsidiaries exists or, is imminent, in each case that might have a Material Adverse Effect.

5.14	Intellectual property rights

Each of the Issuer and its Subsidiaries owns or possesses, and can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, intellectual property rights) necessary to conduct the business now operated by it or to be operated by it, or presently employed or to be employed by it, (including, in the case of Opco, any patent licensed to it under the South-East Licensing Agreement (as defined in Condition 5.30)), has taken all action (including payment of fees and registration of interest) required to maintain the intellectual property rights, and has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if adversely determined, would or are reasonably likely to individually or in the aggregate have a Material Adverse Effect.

5.15	Business Contracts

All contracts, agreements, leases and instruments (excluding in each case non-legally binding memorandum of understandings and other similar documents) (the Business Contracts) to which the Issuer or any of its Subsidiaries is a party or otherwise bound and which are material to the Project (as defined in Condition 6.28), the assets, liabilities, condition (financial or other), business, prospects, properties, shareholders’ equity, results of operations or general affairs of the Issuer and its Subsidiaries (including without limitation, in relation to Opco, its raw material supply contracts, its off-take contracts, its licensing contracts in relation to intellectual property rights, its electricity and water supply agreements, its technical service agreement and its engineering, procurement and construction contracts) are valid and are in full force and effect and constitute legal, valid and binding obligations of the parties thereto, and are enforceable in accordance with their respective terms. No member of the Group has any knowledge of any notice or threat to terminate any such Business Contracts. No party to any Business Contract (in the case only of a party who is not a member of the Group, to the best of the Issuer’s knowledge) is in material default in complying with any of its provisions, and no condition or event or fact exists which, with notice, lapse of time or both, would constitute a default thereunder on the part of the Issuer or any of its Subsidiaries, as the case may be.

5.16	Due diligence

(a)	All information supplied or disclosed in writing including, without limitation, the answers and documents provided to the Finance Parties (and any new or additional information serving to update or amend such information supplied or disclosed by, or on behalf of, any member of the Group to the Finance Parties or the legal and other professional advisers to the Finance Parties) is true and accurate in all material respects and not misleading in any material respect in each case as at the date of its provision and all forecasts and estimates relating to the Issuer and its Subsidiaries so supplied or disclosed have been made after due, careful and proper consideration, are based on reasonable assumptions and represent reasonable and fair expectations honestly held based on facts known to such persons (or any of them).

(b)	As at the Issue Date, there has been no development or occurrence relating to the assets, liabilities, condition (financial or other), business, prospects, properties, shareholders’ equity, results of operations or general affairs of the Issuer or the Issuer and its Subsidiaries either individually or taken as a whole since the date of the Subscription Agreement.

(c)	As at the Issue Date, the Issuer has disclosed all information regarding the assets, liabilities, condition (financial or other), business, prospects, properties, shareholders’ equity, results of operations or general affairs of the Issuer and the Issuer and its Subsidiaries taken as a whole, which is relevant and material in relation to the Issuer and the Issuer and its Subsidiaries either individually or taken as a whole, in the context of the issuance and sale of the Bonds.

5.17	Ownership of Opco

None of the joint venture parties holding equity interest in Opco is directly or indirectly owned or controlled by the PRC government.

5.18	No default

(a)	No Event of Default or Potential Event of Default is continuing or will result from the entry into of, or the performance of any transaction contemplated, by any Finance Document.

(b)	No other event is outstanding which constitutes a default under any document which is binding on the Issuer or any of its Subsidiaries or any of its or its Subsidiaries’ assets to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect.

5.19	OFAC

Neither the Issuer nor any of its Subsidiaries nor, to the best of the Issuer’s knowledge and belief having made all reasonable enquiries, any director, officer, agent, employee, shareholder or other affiliate of the Issuer or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC).

5.20	FCPA

Neither the Issuer nor any of its Subsidiaries nor, to the best of the Issuer’s knowledge and belief having made all reasonable enquiries, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any of its Subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 (the FCPA); or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment prohibited under any applicable law or regulation equivalent to the FCPA.

5.21	Anti-money laundering

The operations of the Issuer and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and money laundering statutes in each of the jurisdictions in which the Issuer and its Subsidiaries are incorporated and, to the best of the Issuer’s knowledge and belief having made all reasonable enquiries, of all jurisdictions in which the Issuer and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, Money Laundering Laws) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its Subsidiaries with respect to Money Laundering Laws is pending and, to the best of the Issuer’s knowledge and belief having made all reasonable enquiries, no such actions, suits or proceedings are threatened or contemplated.

5.22	Financial statements

The financial statements (other than any monthly management accounts) of each member of the Group delivered to the Trustee and the Bondholders under these Conditions:

(a)	have been prepared in accordance with PRC GAAP (in the case of Opco) or US GAAP (in the case of any other member of the Group), consistently applied; and

(b)	(if audited) give a true and fair view of or (if unaudited) fairly represent the financial condition (consolidated, if applicable) of that member of the Group as at the date to which they were drawn up, except, in each case, as disclosed to the contrary in those financial statements.

5.23	No material adverse change

There has been no material adverse change in the consolidated financial condition of the Issuer since the date to which the latest financial statements of the Issuer delivered to the Trustee under these Conditions were drawn up.

5.24	Immunity

(a)	The entry into by each Obligor of each Finance Document to which it is a party constitutes, and the exercise by each Obligor of its rights and performance of its obligations under each Finance Document to which it is a party will constitute, private and commercial acts performed for private and commercial purposes.

(b)	No Obligor will be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to any Finance Documents.

5.25	Jurisdiction/governing law

The Issuer’s:

(a)	irrevocable submission under the Finance Documents to the jurisdiction of the English courts or the Hong Kong courts, as the case may be;

(b)	agreement that the Finance Documents are governed by English law or Hong Kong law, as the case may be; and

(c)	agreement not to claim any immunity to which it or its assets may be entitled,

are legal, valid and binding under the laws of its jurisdiction of incorporation.

5.26	Authorised share capital

The Issuer has an authorised share capital as disclosed to the Trustee and all of the issued shares (or shares committed under any option or other rights) of the Issuer have been duly and validly authorised and issued and are fully paid and non-assessable.

5.27	Compliance with PRC laws

(a)	On the Issue Date, to the best of its knowledge:

(i)	in respect of each of the Issuer and AST (HK), as from the date of its incorporation, none of its shareholders is a PRC Resident or (except for AST (HK)) a Shareholder of Opco;

(ii)	all authorisations required under PRC laws, including but not limited to the M&A Regulations and Circular 75, in connection with the acquisition by AST (HK) of 64% of the equity interest in Opco have been obtained or effected, and are in full force and effect;

(iii)	in respect of each of the Issuer and AST (HK), all shareholders have obtained, completed and maintained in full force and effect all authorisations required under PRC laws, including but not limited to the M&A Regulations and Circular 75, in connection with the establishment of the Issuer or, as the case may be, AST (HK) and its shareholding therein and any matters relating thereto; and

(iv)	Opco has lawfully obtained, pursuant to proper procedures and on the basis of true, accurate and complete representations made to the relevant local branch of the State Administration of Foreign Exchange, and has maintained in full force and effect a foreign exchange registration certificate issued by the relevant branch of the State Administration of Foreign Exchange.

(b)	For the purpose of this Condition 5.27,

(i)	Circular 75 means Circular (2005) No. 75 issued on 21 October 2005 by the State Administration of Foreign Exchange of the PRC;

(ii)	M&A Regulations means the “Regulations regarding the Acquisition of Domestic Enterprises by Foreign Investors” promulgated on 8 August 2006 by the Ministry of Commerce, State Assets Supervision and Administration Commission, State Administration of Taxation, State Administration of Industry and Commerce, China Securities Regulatory Commission and State Administration of Foreign Exchange;

(iii)	PRC Resident has the meaning given to it in Circular 75 and in the Implementation Rules 106 issued on 29 May 2007 by the State Administration of Foreign Exchange of the PRC; and

(iv)	Shareholder in relation to a company means any person directly or indirectly holding equity interest in that company, whether by way of shareholding, acquisition, trust, proxy holding, repurchase, voting right, equity transfer right, equity purchase right or otherwise.

5.28	Payment of tax

(a)	(i) Each of the Issuer and its Subsidiaries has duly and punctually paid and discharged all Taxes imposed upon it or its assets within the time period allowed without incurring penalties (save to the extent that (A) payment is being contested in good faith, (B) it has maintained adequate reserves for those taxes and (C) payment can be lawfully withheld);

(ii)	each of the Issuer and its Subsidiaries is not materially overdue in the filing of any Tax returns; and

(iii)	no claims are being or are reasonably likely to be asserted against the Issuer or any of its Subsidiaries with respect to Taxes,

in each case which has or is reasonably likely to have a Material Adverse Effect.

(b)	For the purpose of this Condition 5.28,

(i)	Government Agency means any applicable government or any governmental, semi-governmental or judicial entity or authority. It also includes any applicable self-regulatory organisation established under stature or any stock exchange; and

(ii)	Tax includes any tax, levy, impost, deduction, charge, rate, duty or withholding which is levied or imposed by a Governmental Agency, and any related interest, penalty, charge, fee or other amount.

5.29	Times for making representations and warranties

(a)	The representations and warranties set out in this Condition 5 are made by the Issuer on the Issue Date.

(b)	Unless a representation and warranty is expressed to be given at a specific date, each representation and warranty (other than the representation and warranty set out in Condition 5.4, 5.5, 5.6, and 5.16) is deemed to be repeated by the Issuer on the first day of each Interest Period (as defined in Condition 7.1 (a)).

(c)	When a representation and warranty in Condition 5.18 (No default) is repeated on the first day of an Interest Period (other than the first Interest Period), the reference to a Potential Event of Default will be construed as a reference to an Event of Default.

(d)	When a representation and warranty is repeated, it is applied to the circumstances existing at the time of repetition.

5.30	Interpretation

For the purpose of this Condition 5 and Condition 6:

(a)	an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;

(b)	Material Adverse Effect means a material adverse effect on:

(i)	the business, prospects or financial condition of the Issuer, any of its Subsidiaries or the Issuer and its Subsidiaries as a whole;

(ii)	the ability of an Obligor to perform its obligations under any Finance Documents;

(iii)	the validity or enforceability of any Finance Documents; or

(iv)	my right or remedy of a Finance Party in respect of a Finance Document;

(c)	PRC GAAP means generally accepted accounting principles in the PRC.

(d)	South-East Licensing Agreement means the patent licensing agreement dated 8 August 2007 between as licensor and Opco, pursuant to which Opco is granted a patent license on substantially the following terms:

(i)	for reaching the first 1,500 tonnes of production capacity - no licensing fee;

(ii)	for reaching the second 1,500 tonnes of production capacity - one time Renminbi 5,000,000 license fee;

(iii)	for reaching the following 6,000 tonnes of production capacity - one time Renminbi 20,000,000 license fee; and

(iv)	for reaching the next following 6,000 tonnes of production capacity - one time Renminbi 20,000,000 license fee;

(e)	U.S. means the United States of America; and

(f)	US GAAP means generally accepted accounting principles in the U.S.

6.	Covenants

6.1	Genera1

(a)	The Issuer agrees to be bound by the covenants set out in this Condition 6 relating to it and, where the covenants is expressed to apply to any of its Subsidiaries or the Obligors, the Issuer shall ensure that each such Subsidiary or Obligor performs that covenant.

(b)	Any obligation of the Issuer under this Condition 6 remains in force for so long as any of the Bonds remains outstanding or any other payment obligation of an Obligor is or may be outstanding under any Finance Documents.

6.2	Pari passu ranking

The Issuer shall ensure that the payment obligations of the Obligors under the Finance Documents at all times rank at least pari passu with all its other present and future senior secured payment obligations and senior to all its present and future unsecured payment obligations, except for obligations mandatorily preferred by law applying to companies generally.

6.3	Negative Pledge

(a)	Except as provided below, none of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), create or allow to exist any Encumbrance on any of its assets.

(b)	None of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)):

(i)	sell, transfer or otherwise dispose of any of its assets on terms where it is or may be leased to or re-acquired or acquired by the Issuer, any of its Subsidiaries or any of its or their related entities;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) do not apply to:

(i)	any lien arising by operation of law and in the ordinary course of business;

(ii)	any Encumbrance entered into pursuant to a Finance Document;

(iii)	any Encumbrance by Opco over its assets securing any Financial Indebtedness permitted under Condition 6.5(b)(iv); and

(iv)	in the case of Opco, any Encumbrance over its assets (other than any intellectual property rights (as defined in Condition 5.14)) arising in respect of any judgement or award not giving rise to an Event of Default for which an appeal or other appropriate proceedings for review are being diligently pursued in good faith and in respect of which not more than forty five days have elapsed without a stay of execution in respect thereof having been granted.

6.4	Disposal

(a)	Except as provided below, none of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), either in a single transaction or in a series of transactions and whether related or not, dispose of all or any part of its assets.

(b)	Paragraph (a) does not apply to any disposal:

(i)	of assets (not being a business and not being shares, interests in real property, intellectual property rights (as defined in Condition 5.14) or rights under any Business Contracts (as defined in Condition 5.15) by Opco made in its ordinary course of business on arm’s length terms and for cash, where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other disposal by the Group, other than any permitted under sub-paragraph (ii) below) does not exceed U.S.$2,000,000 (or its equivalent in another currency or currencies) in any financial year of Opco;

(ii)	which constitutes a Strategic Sale (as defined in Condition 6.28) and the Issuer is not in breach of its obligations to pay the redemption price under Condition 10.3(b));

(iii)	which constitutes an issuance of shares by the Issuer, provided that at the time of the issuance no Event of Default occurs, or will occur as a result of the issuance, under Condition 12(p)(ii)(B); or

(iv)	which constitutes an issuance of shares by AST (HK) to the Issuer, provided that at the time of the issuance no Event of Default occurs, or will occur as a result of the issuance, under Condition 12(p)(ii)(A).

6.5	Financial Indebtedness

(a)	Except as provided below, none of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), incur any Financial Indebtedness (as defined in Condition 6.28 and which includes, for the avoidance of doubt, any derivative transaction entered into in connection with protection against or to benefit from fluctuations in any rate, price, index or credit rating).

(b)	Paragraph (a) does not apply to:

(i)	any Financial Indebtedness incurred under the Finance Documents;

(ii)	any Financial Indebtedness owed by AST (HK) to the Issuer pursuant to Condition 6.21;

(iii)	any Financial Indebtedness listed in schedule 1 to these Conditions, except to the extent that the principal amount of any such Financial Indebtedness exceeds the amount stated in that schedule;

(iv)	any Financial Indebtedness incurred by Opco if, at any relevant time, the financial covenant set out in Condition 6.15 is not exceeded and will not be exceeded as a result of the incurring of such Financial Indebtedness;

(v)	any loan owing by the Issuer from any of its shareholders, if such Financial Indebtedness is subordinated to all amounts outstanding under the Finance Documents in form and substance satisfactory to the Trustee and no interest or other finance costs is payable on such loan during the period of the subordination; or

(vi)	any Financial Indebtedness permitted under Condition 6.6(b)(iii) or Condition 6.6(b)(iv).

6.6	Loans out

(a)	Except as provided below, none of the Issuer or its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), be the creditor in respect of Financial Indebtedness.

(b)	Paragraph (a) above does not apply to:

(i)	trade credit extended by Opco on normal commercial terms and in the ordinary course of its trading activities, provided that, at any time:

(A)	not more than 70% of the aggregate principal amount outstanding under such trade credit has a tenor of more than 90 days; and

(B)	not more than 30% of the aggregate principal amount outstanding under such trade credit has a tenor of more than 120 days;

(ii)	any Financial Indebtedness advanced by the Issuer to AST (HK) pursuant to Condition 6.21;

(iii)	Financial Indebtedness (other than those referred to in sub-paragraph (ii) above) advanced or to be advanced by the Issuer to AST (HK) in an aggregate principal amount not exceeding U.S.$15,009,000; and

(iv)	any Financial Indebtedness advanced or to be advanced by the Issuer to AST (HK) or Opco, or by AST (HK) to Opco, using the proceeds of any loan permitted under Condition 6.5(b)(v) or any disposal permitted under Condition 6.4(b)(iii) or Condition 6.4(b)(iv).

6.7	Change of business

The Issuer shall ensure that no substantial change is made to the general nature of the business of the Issuer or its Subsidiaries from that carried on at the Issue Date.

6.8	Mergers

None of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), enter into any amalgamation, demerger, merger or reconstruction.

6.9	Acquisitions

(a)	Except as provided below, none of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), make any acquisition or investment.

(b)	Paragraph (a) does not apply to:

(i)	acquisitions or investments by Opco made in the ordinary course of its business on arm’s length terms where the consideration payable (when aggregated with the consideration payable for any other acquisition or investment by the Group) does not exceed U.S.$5,000,000 (or its equivalent in another currency or currencies) in aggregate in any financial year of Opco; and

(ii)	acquisition of Cash Equivalent. For this sub-paragraph (ii), Cash Equivalent means at any time:

(A)	certificates of deposit maturing within one year after the relevant date of calculation, issued by a bank or financial institution which has a rating for its long-term debt obligations of BBB or higher by S&P or Fitch (in the case of a bank or financial institution incorporated under the laws of the PRC) or AA or higher by S&P or Fitch or Aa2 or higher by Moody’s (in the case of any other bank or financial institution) or in each case a comparable rating horn an internationally recognised credit rating agency any other bank or financial institution approved by the Trustee;

(B)	any investment in marketable obligations issued or guaranteed by the government of the U.S., the United Kingdom or the PRC or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible to any other security;

(C)	open market commercial paper not convertible to any other security:

I.	for which a recognised trading market exists;

II.	issued in the U.S., the United Kingdom or the PRC;

III.	which matures within one year after the relevant date of calculation; and

IV.	which has a credit rating of either BBB by S&P or Fitch (in the case of the PRC) or A-1 or higher by S&P or Fitch or P-1 or higher by Moody’s;

(D)	investments accessible within 30 days in money market funds which have a credit rating of either A-1 or higher by S&P or Fitch or P-1 or higher by Moody’s and which invest substantially all their assets in securities of the types described in paragraphs (a) to (c) above; or

(E)	any other debt security approved by the Trustee,

in each case, to which any member of the Group is beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Encumbrance (other than one arising under the Security Documents).

6.10	Environmental matters

(a)	Each of the Issuer and its Subsidiaries must ensure that it is, and has been, in compliance with all Environmental Law and Environmental Approvals applicable to it, where failure to do so has or is reasonably likely to have a Material Adverse Effect or result in any liability for a Finance Party.

(b)	Without prejudice to the generality of paragraph (a) above, the Issuer must ensure that Opco obtains an “Acceptance Approval for Environmental Protection of Construction Project” in relation to the Project from the Jiangsu Provincial Environmental Protection Department of the PRC within the time and in the manner required by applicable Environmental Law.

(c)	Each of the Issuer and its Subsidiaries must, promptly upon becoming aware, notify the Trustee and each Bondholder of:

(i)	any Environmental Claim current, or to its knowledge, pending or threatened; or

(ii)	any circumstances reasonably likely to result in an Environmental Claim,

which has or, if substantiated, is reasonably likely to either have a Material Adverse Effect or result in any liability for a Finance Party.

6.11	Insurance

Each of the Issuer and its Subsidiaries shall insure its business and assets with insurance companies to such an extent and against such risks as companies engaged in a similar business normally insure.

6.12	Interest Cover

The Issuer shall ensure that Consolidated Cashflow from Operations is, at the end of each Quarterly Period ending on 31 March 2008 and thereafter, at least 4 times Consolidated Finance Costs.

6.13	Debt Service Coverage Ratio

The Issuer shall ensure that, for each Rolling Semi-Annual Period ending on 30 June 2008 and every three months thereafter, Opco Total Net Cashflow from Operations is at least 3 times Opco Total Debt Service for that Rolling Semi-Annual Period.

6.14	Leverage

The Issuer shall ensure that Consolidated Debt does not, at the end of each Quarterly Period ending 30 June 2008 and thereafter, exceed Annualised Consolidated EBITDA for that Quarterly Period by 3 times.

6.15	Debt to Equity

The Issuer shall ensure that, at the end of each Quarterly Period set out in the first column of the table below, Opco Total Debt does not exceed Opco Total Equity by the number of times set out against such date in the second column of the table below.

Quarterly Period ending	Debt to Equity Ratio
31 March 2008	2.5 times

30 June 2008 and thereafter	2 times

6.16	Limitation on Dividend and Other Payment Restrictions Affecting the Issuer’s Subsidiaries

(a)	Except as provided below, the Issuer will not, and will not permit any of its Subsidiaries to, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any of its Subsidiaries to:

(i)	pay dividends or make any other distributions on any Capital Stock of such Subsidiary owned by the Issuer or any of its other Subsidiaries;

(ii)	pay any Financial Indebtedness or other obligation owed to the Issuer or any of its other Subsidiaries;

(iii)	make loans or advances to, or make equity investment in, the Issuer or any of its other Subsidiaries; or

(iv)	sell, lease or transfer any of its property or assets to the Issuer or any of its other Subsidiaries.

(b)	The provisions of Condition 6.16(a) do not apply to any encumbrances or restrictions:

(i)	set out in the Finance Documents;

(ii)	existing under or by reason of applicable law (including any statute, rule, regulation or government order); or

(iii)	that otherwise would be prohibited by the provision described in Condition 6.16(a)(iv) if they arise, or are agreed to in the ordinary course of business, and that (A) restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease or license or (B) exist by virtue of any Encumbrance on, or agreement to transfer, option or similar right with respect to any property or assets of the Issuer or any of its Subsidiaries not otherwise prohibited by these Conditions.

6.17	Provision of Financial Statements and Reports

The Issuer will deliver to Trustee (with sufficient copies for each Bondholder):

(a)	subject to paragraphs (e) and (f)(i) below, as soon as they are available, but in any event within one hundred and twenty days after the end of each Financial Year:

(i)	copies of the financial statements (on a consolidated basis) of the Issuer in respect of such Financial Year (including statements of income and cash flows and balance sheet) audited by the Auditors; and

(ii)	a certificate issued by the Auditors setting out the numbers (on an unconsolidated basis) in the financial statements of each of the Issuer and Opco required for the calculation of the financial covenants referred to in Conditions 6.12 to 6.15;

(b)	as soon as they are available, but in any event within ninety days after the end of each Semi-Annual Period ending on 30 June, copies of the financial statements (on a consolidated basis in the case of the Issuer and on an unconsolidated basis in the case of Opco) of each of the Issuer and Opco in respect of such Semi-Annual Period (including statements of income and cash flows and balance sheet);

(c)	as soon as they are available, but in any event within forty five days after the end of each Quarterly Period, copies of the management accounts (both on a consolidated basis and an unconsolidated basis) of the Issuer in respect of such Quarterly Period (including statements of income and cash flows and balance sheet);

(d)	as soon as they are available, but in any event within thirty days after the end of each month, copies of the management accounts of Opco in respect of such month (including statements of income and cash flows and balance sheet);

(e)	as soon as they are available, but in any event before 31 January 2008, copies of the financial statements (on a consolidated basis) of the Issuer in respect of its nine month financial period ended 30 September 2007 (including statements of income and cash flows and balance sheet) with a draft report prepared by the Auditors in respect of such financial statements;

(f)	(i) if the same is prepared for the purpose of effecting a Complying IPO in the first Quarterly Period of 2008, as soon as they are available, but in any event before 31 March 2008, copies of the financial statements (on a consolidated basis) of the Issuer in respect of its Financial Year ended 31 December 2007 (including statements of income and cash flows and balance sheet) audited by the Auditors; and

(ii)	if a Complying IPO does not occur in the first Quarterly Period of 2008 and (i) above does not apply, as soon as they are available, but in any event before 31 March 2008, copies of the financial statements (on a consolidated basis) of the Issuer in respect of its Financial Year ended 31 December 2007 (including statements of income and cash flows and balance sheet), with a draft report prepared by the Auditors in respect of such financial statements;

(g)	(i) commencing from the end of the first month after the Issue Date, together with each set of management account delivered under paragraph (d) above, a management report signed by a director of the Issuer relating to the
Project (as defined in Condition 6.28) for that calendar month; and

(ii)	the management report referred to in sub-paragraph (g)(i) above shall specify:

(A)	construction progress;

(B)	any actual or proposed change in the work programme under any construction contracts and any other event which may delay completion of construction or commercial production;

(C)	any breach of Environmental Laws;

(D)	an operating, production and quality report; and

(E)	any other information required by the Trustee, and

(h)	promptly upon receipt, evidence of completion of capital verification in relation to the use of proceeds referred to in Condition 6.21(a)(iv).

6.18	Provision of Officer’s Certificate

The Issuer will provide to the Trustee (with sufficient copies for each Bondholder):

(a)	commencing on the Quarterly Period ending 31 March 2008 and together with each set of financial statements to be delivered under Condition 6.17, an Officer’s Certificate stating (1) the ratio and percentages of the financial covenants in Conditions 6.12 to 6.15 and establishing compliance with those Conditions as at the close of such Semi-Annual Period or Quarterly Period, as the case may be, and showing in reasonable detail the calculation of such ratio or percentages, including the arithmetic computations of each component of such ratio or percentages, (2) that having made all reasonable enquiries, to the best of the knowledge, information and belief of the signatories as at the date of the Officer’s Certificate (the Certification Date) the Issuer has complied with all its obligations under the Trust Deed and these Conditions and that no Event of Default or Potential Event of Default (each as defined in the Trust Deed) has occurred or if such an event had occurred, giving details of it;

(b)	as soon as possible and in any event within seven days after the Issuer becomes aware or should reasonably become aware of the occurrence of an Event of Default or Potential Event of Default, an Officer’s Certificate setting forth the details of the Event of Default or Potential Event of Default, as the case may be, and the action which the Issuer proposes to take with respect thereto. The Trustee may act or rely on the Officer’s Certificate without further enquiry provided by the Issuer to the Trustee pursuant to Condition 6.18(a) and this Condition 6.18(b) and shall not be responsible for any loss, damage, cost, charge, claim, demand, expense, judgement, action, proceeding or other liability whatsoever from so acting or relying; and

(c)	upon the request of the Trustee or any Bondholder from time to time, as soon as practicable after such request is made and without undue delay, the Issuer shall supply to the Agents for inspection by the Bondholders such confirmations relating to the covenants in any of Conditions 6.12 to 6.15 as may be reasonably requested by the Trustee or any Bondholder.

6.19	Fiscal Year

The Issuer will not, and will procure that no member of the Group will, change its Financial Year without the approval of the Bondholders by Extraordinary Resolution.

6.20	Amendments to constitutional documents and pre-emption rights

(a)	None of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)):

(i)	amend its memorandum or articles of association or other constitutional documents; or

(ii)	enter into any agreement with any of its shareholders or investors,

in a manner or to an extent which is reasonably likely in any way to have a Material Adverse Effect, and shall procure that none of its shareholders and investors may enter into any agreement amongst themselves in a manner or to an extent which is reasonably likely in any way to have a Material Adverse Effect.

(b)	Where applicable, the Issuer shall procure that all of the registered holders of shares in the Issuer agree with the Trustee to waive all pre-emption rights conferred on them (whether by the laws of the Caynlan Islands, the constitutional documents of the Issuer or otherwise) in relation to the issue or conversion of Shares pursuant to these Conditions.

(c)	The Issuer shall, within 90 days after the Issue Date, deliver to the Trustee a copy of each of the following documents:

(i)	all governmental approvals, filings and other authorisations in the PRC in respect of the amendment of the constitutional documents of Opco referred to in sub-paragraph (ii) below (including the approval from Jiangsu Department of Foreign Trade and Economic Cooperation); and

(ii)	the constitutional documents of Opco which have been amended to conform Articles 5.7.2 and 7.1.2 to the provisions of the PRC regulation on Sino-foreign equity joint ventures.

6.21	Use of Proceeds

(a)	The Issuer will not use the proceeds from the sale of the Bonds and the Tranche A Bonds for any purpose other than:

(i)	first, as to U.S.$4,200,000, for funding the amount required to be deposited into the Interest Reserve Account; then

(ii)	for funding the payment of the upfront fee referred to in clause 8 of the Subscription Agreement and the costs, fees and expenses of, or payable by, the Issuer pursuant to clause 9.1 of the Subscription Agreement, including the fees and expenses of the legal, accountancy, technical and any other professional advisers engaged by the Manager in connection with the issue of the Bonds, the fees and expenses of the legal, accountancy and any other professional advisers instructed by the Issuer in connection with the creation and issue of the Bonds and the creation of each Collateral, the initial fees and expenses of the Trustee and the agents appointed under the Finance Documents and the legal fees and expenses of the Trustee’s legal counsel;

(iii)	as to U.S.$17,000,000, for on-lending to AST (HK) for payment of the balance of the purchase price by AST (HK) for its equity interest in Opco;

(iv)	as to U.S.$28,000,000, for on-lending to AST (HK) for payment of equity contribution by AST (HK) for the increase in registered capital of Opco; and

(v)	as to the remainder after application as referred to in sub-paragraphs (i) to (iv) above, for financing the general working capital requirement of the Issuer Group.

(b)	The proceeds of the sale of the Bonds and the Tranche A Bonds shall be paid into the Escrow Account after application for the purpose set out in Condition 6.21(a)(i) and the Issuer shall only be entitled to withdraw any of the net proceeds of the sale of the Bonds and the Tranche A Bonds from the Escrow Account upon the conditions set out in the Issuer Security Agreement and upon delivery to the Security Agent and the Trustee of the following documents:

(i)	evidence that the amount to be withdrawn from the Escrow Account is due and payable for the purposes specified in paragraph (a) above, including:

(A)	in the case of any withdrawal for the purpose specified in sub-paragraph (a)(ii) above, a copy of the relevant invoice or fee letter;

(B)	in the case of any withdrawal for the purpose specified in sub-paragraph (a)(iii) above,

I.	a copy certified by the Issuer of the equity transfer agreement in relation to the purchase by AST (HK) of its equity interest in Opco; and

II.	evidence that the balance of the purchase price in the amount referred to in sub-paragraph (a)(iii) above is due and payable;

(C)	in the case of any withdrawal for the purpose specified in sub-paragraph (a)(v) above,

I.	in the case of the first withdrawal for such purpose, evidence that the Issuer has complied with its obligations under Conditions 6.27(a) and 6.27(b); and

II.	a copy of the Budget (as defined in Condition 6.28); and

(ii)	(in the case of any withdrawal instructions referred to in clause 6.l(v)(i) of the Subscription Agreement) no later than noon (Hong Kong time) on the Issue Date or (in all other cases) one Business Day (being a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City and Hong Kong) before the proposed date of withdrawal, an instruction to the Security Agent for withdrawal of proceeds from the Escrow Account in the form set out in the Issuer Security Agreement for application towards any of the purpose specified in paragraph (a) above duly signed by an authorised signatory of the Issuer setting out the date, amount and purpose of the withdrawal and directing payment to be made:

(A)	in the case of a payment for the purpose specified in sub-paragraph (a)(ii) above, to the account specified in the relevant invoice or fee letter;

(B)	in the case of a payment for the purpose specified in sub-paragraph (a)(iii) above to the account of AST (HK) with Hang Seng Bank Limited (account number 773-465653-883) (the Hang Seng Account), together with a copy of the signed irrevocable payment instructions letter issued by AST (HK) to Hang Seng Bank Limited directing that the proceeds paid into the Hang Seng Account be forthwith on the same day transferred to an account of Guotai Energy Investment Joint Stock Co., Ltd. (in the case of the amount of RMB108,000,000 (or its equivalent in another currency or currencies)) and an account of Beijing Zhongneng United Recycling Energy Investment Co., Ltd. (in the case of the amount of RMB20,000,000 (or its equivalent in another currency or currencies));

(C)	in the case of a payment for the purpose specified in sub-paragraph (a)(iv) above to the Hang Seng Account (as defined in sub-paragraph (ii)(B) above), together with a copy of a signed irrevocable payment instructions letter issued by AST (HK) to Hang Seng Bank Limited directing that the proceeds paid into the Hang Seng Account be forthwith on the same day transferred to the account of Opco’s onshore capital account; and

(D)	in the case of a payment for the purpose specified in sub-paragraph (a)(v) above, to an account designated by the Issuer.

(c)	The Issuer will ensure that proceeds raised in connection with the issue of the Bonds will not directly or indirectly be lent, contributed or otherwise made available to any Person or entity (whether or not related to the Issuer) for the purpose of financing the activities of any person or for the benefit of any country at the relevant time subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC).

6.22	Pledges of Equity

The Issuer shall, and shall procure that directors of Opco appointed by AST (HK) shall take all commercially reasonable steps to:

(a)	in relation to the First Pledge of Equity:

(i)	within ten business days (as defined in paragraph (d) below) after the Escrow Release Date (as defined in Condition 6.28), deliver each of the following documents to the Trustee with respect to the First Pledge of Equity:

(A)	evidence that an application for approval of the First Pledge of Equity, together with all supporting documents for the application, have been filed with the Foreign Trade and Economic Cooperation Bureau of Xuzhou, Jiangsu Province of the PRC, and a confirmation by the Issuer that the application has not been rejected by the Foreign Trade and Economic Cooperation Bureau of Xuzhou, Jiangsu Province of the PRC; and

(B)	draft of a legal opinion of the external legal advisers in the PRC of the Trustee addressed to the Finance Parties in respect of the First Pledge of Equity;

(ii)	no later than the date falling 60 days after the Escrow Release Date, deliver to the Trustee a certified copy of the approval of the First Pledge of Equity by the Foreign Trade and Economic Cooperation Bureau of Jiangsu Province of the PRC;

(iii)	no later than the date falling 75 days after the Escrow Release Date, deliver to the Trustee:

(A)	evidence that an application for filing of the First Pledge of Equity, together with all supporting documents for the application, have been filed with the relevant local branch of the PRC State Administration of Industry and Commerce; and

(B)	a confirmation by the Issuer that the application referred to in sub-paragraph (iii)(A) above has not been rejected by the PRC State Administration of Industry and Commerce;

(iv)	no later than the date falling 90 days after the Escrow Release Date, deliver each of the following documents to the Trustee with respect to the First Pledge of Equity:

(A)	the approvals from each of the relevant PRC government authorities (including the Foreign Trade and Economic Cooperation Bureau of Jiangsu Province of the PRC) in respect of the First Pledge of Equity;

(B)	evidence of registration of the First Pledge of Equity with the relevant local branch of the PRC State Administration of Industry and Commerce;

(C)	evidence of recordation of the First Pledge of Equity in the shareholders’ register of Opco; and

(D)	a legal opinion of the external legal advisers in the PRC of the Trustee, addressed to the Finance Parties in respect of the First Pledge of Equity;

(b)	in relation to the Second Pledge of Equity:

(i)	within ten business days (as defined in paragraph (d) below) after the date of withdrawal permitted under Condition 6.21(a)(iv) (the Equity Contribution Date), deliver each of the following documents to the Trustee with respect to the Second Pledge of Equity:

(A)	the consent from each holder of equity interests in Opco (other than AST (HK)) (A) in respect of the Second Pledge of Equity and any agreement supplemental, ancillary or otherwise relating to the Second Pledge of Equity and (B) agreeing to the Security Agent’s exercise of its rights under the Second Pledge of Equity and such other agreements in form and substance satisfactory to the Trustee;

(B)	a copy of a resolution of the board of directors of Opco approving the terms of, and the transactions contemplated by, the Second Pledge of Equity;

(C)	the business licence of Opco amended to reflect the increase of registered capital of Opco to RMB620,000,000 and the increase of total investment of Opco to RMB1,519,720,000;

(D)	evidence that an application for approval of the Second Pledge of Equity, together with all supporting documents for the application, have been filed with the Foreign Trade and Economic Cooperation Bureau of Xuzhou, Jiangsu Province of the PRC, and a confirmation by the Issuer that the application has not been rejected by the Foreign Trade and Economic Cooperation Bureau of Xuzhou, Jiangsu Province of the PRC; and

(E)	a legal opinion of the external legal advisers in the PRC of the Trustee addressed to the Finance Parties in respect of the Second Pledge of Equity;

(ii)	no later than the date falling 60 days after the Equity Contribution Date, deliver to the Trustee a certified copy of the approval of the Second Pledge of Equity by the Foreign Trade and Economic Cooperation Bureau of Jiangsu Province of the PRC;

(iii)	no later than the date falling 75 days after the Equity Contribution Date, deliver to the Trustee:

(A)	evidence that an application for filing of the Second Pledge of Equity, together with all supporting documents for the application, have been filed with the relevant local branch of the PRC State Administration of Industry and Commerce; and

(B)	a confirmation by the Issuer that the application has not been rejected by the PRC State Administration of Industry and Commerce;

(iv)	no later than the date falling 90 days after the Equity Contribution Date, deliver each of the following documents to the Trustee with respect to the Second Pledge of Equity:

(A)	the approvals from each of the relevant PRC government authorities (including the Foreign Trade and Economic Cooperation Bureau of Jiangsu Province of the PRC) in respect of the Second Pledge of Equity;

(B)	evidence of registration of the Second Pledge of Equity with the relevant local branch of the PRC State Administration of Industry and Commerce;

(C)	evidence of recordation of the Second Pledge of Equity in the shareholders’ register of Opco; and

(D)	a legal opinion of the external legal advisers in the PRC of the Trustee, addressed to the Finance Parties in respect of (A) to (C) above;

(c)	provide information to the Trustee regarding, and involving the Trustee’s legal counsel in, any dealing with the relevant PRC government authorities in relation to any matters in paragraphs (a) and (b) above; and

(d)	for the purpose of this Condition 6.22, business day means a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in New York City, Hong Kong and the PRC.

6.23	Transactions with Affiliates

None of the Issuer and its Subsidiaries may, without the prior written consent of the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)), trade or deal with any of its Affiliates, other than (i) but subject to Condition 12(p)(ii)(B), any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans not exceeding 5% in aggregate of the fully diluted share capital of the Issuer; and (ii) any loans permitted under Condition 6.5(b)(v).

6.24	Inspection

(a)	The Issuer shall, at the request of the Trustee, arrange for and allow the Finance Parties, their authorised agents, representatives, employees and professional advisers (including the Technical Consultant and the Independent Laboratory (each as defined in Condition 6.28)) to have access to and to inspect the property, plant and facilities of Opco and with minimum disturbance of normal use of that property, plant or facilities.

(b)	The Bondholders and the Trustee may at any time at the cost of the Issuer appoint a Technical Consultant and an Independent Laboratory for the inspection referred to in paragraph (a) above and, if applicable to review and verify any management report delivered under Condition 6.17(g). The Issuer shall, at the request of the Trustee, enter into an agreement for the appointment of the Technical Consultant or the Independent Laboratory in relation to the inspection referred to in paragraph (a) on terms reasonably satisfactory to the Trustee and the Issuer. Any fees of the Technical Consultant or the Independent Laboratory appointed may be funded by amounts in the Escrow Account for the purpose set out in Condition 6.21(a)(v) and on the terms set out in Condition 6.21, but the requirement for a budget under Condition 6.2l(b)(i)(C)III shall not apply.

6.25	Phase Three Project

The Issuer shall not commence the Phase Three Project (as defined in Condition 6.28) unless:

(a)	a Complying IPO has occurred;

(b)	all authorisations in respect of the Phase Three Project have been obtained and are in full force and effect; and

(c)	at the time of commencement of the Phase Three Project, the ratio set out Condition 6.14 is not exceeded and will not be exceeded as a result of the commencement of the Phase Three Project.

6.26	Exchangeable Bonds

The Issuer shall procure that Happy Genius shall use its reasonable endeavours to ensure that the EB Funding Date (as defined in Condition 8.2(b)) occurs within 30 days of the Issue Date.

6.27	Series A Investors Rights Agreement and Preferred Share Rights Agreement

(a)	The Issuer shall procure that the parties to the Series A Investors Rights Agreement execute an amendment and restatement agreement to the Series A Investors Rights Agreement (as defined in Condition 6.28) in form and substance satisfactory to the Trustee (acting on the instructions of all the Bondholders) within 7 days of the Issue Date such that the registration rights contained in the Series A Investors Rights Agreement shall be substantially similar to the registration rights granted under the Registration Rights Agreement.

(b)	The Issuer shall procure that, except as permitted under paragraph (a) above, the Series A Investors Rights Agreement shall not be amended without the prior written consent of the Trustee.

(c)	The Issuer shall procure that TB Silicon Ltd. and Benchmark Europe III, L.P. (as nominee for Benchmark Europe III, L.P., Benchmark Europe Founders’ Fund III, L.P. and related individuals, acting by its manager Balderton Capital Management (UK) LLP) shall within 7 days of the Issue Date execute a put option subordination side letter in favour of the Trustee in respect of the First Put Right and the Second Put Right (each as defined in the Preferred Share Rights Agreement) under the Preferred Share Rights Agreement.

6.28	Interpretation

In these Conditions (except where otherwise defined):

(a)	Affiliate means, with respect to any Person, any other Person (i) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person, or (ii) who is a director or officer of such Person or any Subsidiary of such Person or of any Person referred to in sub-paragraph (i) of this definition. For purposes of this definition, control (including, with correlative meanings, the terms controlling, controlled by and under common control with), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;

(b)

Annualised Consolidated EBITDA means, in relation to a Quarterly Period, the aggregate of Consolidated EBITDA for that Quarterly Period and for the immediately 3 preceding Quarterly Periods (those 4 Quarterly Periods being referred to as the Rolling 12 month Period), provided that in respect of the first three testing dates on 30 June 2008,

30 September 2008 and 31 December 2008, the calculation shall be made by multiplying by 4 the aggregate numbers for each Quarterly Periods in that Rolling 12 month Period starting from the Quarterly Period ending 31 March 2008 (each such Quarterly Period being a Relevant Quarterly Period) and then dividing it by the number of Relevant Quarterly Periods in that Rolling 12 month Period;

(c)	Auditors means the independent auditors (being a reputable international firm) for the time being of the Issuer or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants or such financial advisors as may be nominated and approved by the Trustee for the purposes of these Conditions;

(d)	Budget means the offshore working capital budget of the Group for the twelve month period from the Issue Date, broken down into quarterly periods;

(e)	Capital Stock means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Issue Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock;

(f)	Common Stock means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock or ordinary shares, whether or not outstanding at the Issue Date, and include, without limitation, all series and classes of such common stock or ordinary shares;

(g)	Consolidated Cashflow from Operations means, in respect of the Group for a Quarterly Period, the aggregate amount of revenue less costs of goods, operating expenses, tax payment and change in working capital, all as shown in the Relevant Financial Statements;

(h)	Consolidated Debt means the aggregate amount of Financial Indebtedness of the Group and its Subsidiaries (but excluding any Financial Indebtedness permitted under Condition 6.5(b)(v)), all as shown in the Relevant Financial Statements;

(i)	Consolidated EBIT means in relation to a Quarterly Period, the aggregate of

(i)	the consolidated operating profits of the Group (including the results from discontinued operations) before finance costs and tax for that Quarterly Period;

(ii)	plus or minus the share of the Issuer and its Subsidiaries of the profits or losses of associates for that period (after finance costs and tax) and the share of the Issuer and its Subsidiaries of the profits or losses of any joint ventures;

adjusted by:

(iii)	taking no account of extraordinary items (whether positive or negative) but after taking into account all exceptional items (whether positive or negative);

(iv)	taking no account (to the extent otherwise included) unrealised gains or loss due to exchange rate movements;

(v)	taking no account of any material items which represent gains or losses arising on:

(A)	restructurings of the activities of an entity and reversals of any provisions for the costs of restructuring;

(B)	disposals of non-current assets;

(C)	the disposal of assets associated with discontinued operations; or

(D)	reversals of any provision;

(vi)	taking no account of any unrealised gains or losses on any derivative instrument or financial instrument (other than any derivative instrument which is accounted for on a hedge accounting basis) which is reported through the income statement;

(vii)	taking no account of any income or charge attributable to a post-employment benefit scheme other than the current service costs and any past service costs and curtailments and settlements attributable to the scheme;

(viii)	taking no account of any expense referable to equity-settled share-based compensation of employees,

all as shown in the Relevant Financial Statements;

(j)	Consolidated EBITDA means, in relation to a Quarterly Period, Consolidated EBIT for that Quarterly Period after adding back any depreciation and amortisation and taking no account of any charge for impairment or any reversal of any previous impairment charge made in the period, all as shown in the Relevant Financial Statements;

(k)	Consolidated Finance Costs means, in relation to a Quarterly Period, all finance costs (whether paid, payable or added to principal) incurred by the Issuer and its Subsidiaries during that period calculated on a consolidated basis (but excluding any finance costs on any Financial Indebtedness permitted under Condition 6.5(b)(v)), all as shown in the Relevant Financial Statements;

(l)	Encumbrance means any mortgage, charge, pledge, lien or other encumbrance or security interest securing any obligation of any person;

(m)	Environmental Approval means any authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of the Issuer or any of its Subsidiaries conducted on or from properties owned or used by the Issuer or any of its Subsidiaries;

(n)	Environmental Claim means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law;

(o)	Environmental Law means any applicable law or regulation which relates to:

(i)	the pollution or protection of the environment;

(ii)	the harm to or the protection of human health;

(iii)	the conditions of the workplace; or

(iv)	any emission or substance capable of causing harm to any living organism or the environment;

(p)	Escrow Release Date means the business day (as defined in Condition 6.22(d)) immediately following the Issue Date or, if the proceeds of the sale of the Bonds are not available in the Escrow Account in immediately transferable funds for withdrawal on that day, the date falling two business days after the Issue Date;

(q)	Financial Indebtedness means indebtedness (other than ordinary trade indebtedness) incurred in respect of (i) money borrowed or raised from banks and other financial institutions, (ii) any bond, note, loan stock, debenture or similar instrument, (iii) acceptance credit, documentary credit or commercial paper facilities, (iv) guarantees, bonds, standby letters of credit or other instruments issued in connection with the performance of contracts, (v) receivables sold or discounted otherwise than on a non-recourse basis, (vi) any other transaction having the commercial effect of borrowing or raising of money (including forward sale or purchase agreements) and (save in respect of the determination of “Consolidated Debt”), (vii) any share which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case at the option of the holder of that security) or upon the happening of any event matures or is mandatorily redeemable or is redeemable at the option of its holder in whole or in part at any time; (viii) guarantees or other assurances against financial loss in respect of Financial Indebtedness of any person falling within any of (i) to (vii) above;

(r)	Financial Year means a financial year of the Issuer ending on 31 December;

(s)	Group means the Issuer and its Subsidiaries;

(t)	Happy Genius means Happy Genius Holdings Limited, a company incorporated under the laws of the British Virgin Islands (registered number 1052789) with its registered office at P.O. Box 957, Road Town, Tortola, British Virgin Islands;

(u)	Independent Laboratory means each firm of independent laboratory approved by the Trustee (acting at the direction of one or more persons holding or representing over 50 per cent. in principal amount of aggregate of the Bonds and the Tranche A Bonds for the time being outstanding) to provide, and to have the equipment and qualification to conduct sampling, testing, certification and technical opinions to the Finance Parties in relation to the Project and the quality of the polysilicon product, and includes its agents and sub-contractors;

(v)	Interest Receivable means, in respect of Opco, all interest and other financing charges received or receivable by it during a Rolling Semi-Annual Period, provided that for the Rolling Semi-Annual Period ending on 30 June 2008, the amount shall be the sum of the amounts for the Quarterly Period ended 31 March 2008 and the Quarterly Period ended 30 June 2008;

(w)	Issue Date means 10 September 2007;

(x)	Net Interest Payable means Unconsolidated Finance Costs in respect of Opco less Interest Receivable during the relevant Rolling Semi-Annual Period, all as shown in the Relevant Financial Statements, provided that in respect of the Rolling Semi-Annual Period ending on 30 June 2008, the amount shall be the sum of the amounts for the Quarterly Period ended 31 March 2008 and the Quarterly Period ended 30 June 2008;

(y)

Opco Total Net Cashflow from Operations means, in respect of Opco for a Rolling Semi-Annual Period ending on each date on which the covenant in Condition 6.13 is tested, the aggregate amount of revenue less costs of goods, operating expenses, tax payment, change in working capital and ongoing maintenance expenditure, in each case in respect of the Quarterly Periods comprising that Rolling Semi-Annual Period, all as shown in the Relevant Financial

Statements, provided that for the Rolling Semi-Annual Period ending on 30 June 2008, the amount shall be the sum of the amounts for the Quarterly Period ended 31 March 2008 and the Quarterly Period ended 30 June 2008;

(z)	Opco Total Debt means, in relation to Opco, the aggregate of the Financial Indebtedness of Opco (including loans from any member of the Group or from any Affiliate of Opco), as shown in the Relevant Financial Statements;

(aa)	Opco Total Debt Service means:

(i)	Net Interest Payable for any Rolling Semi-Annual Period; plus

(ii)	Opco Total Debt which falls due for repayment during that Rolling Semi-Annual Period;

(bb)	Opco Total Equity means, in relation to Opco, the aggregate of

(i)	the amount for the time being paid up or credited as paid up on the registered share capital of Opco; and

(ii)	the amounts for the time being standing to the credit of the consolidated capital and revenue reserves of Opco including any share premium account, capital redemption reserve fund, property valuation reserve (where the revaluation in question is in accordance with a report of a reputable professional valuer), [specify any other reserve] and any net balance on the profit and loss account, all as shown in the Relevant Financial Statements;

(cc)	Person means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organisation or government or any agency or political subdivision thereof;

(dd)	Phase Three Project means the third phase of the Project as described in the definition of “Project”;

(ee)	Preferred Share Rights Agreement means the preferred share rights agreement dated August 23, 2007 amongst the Issuer, Happy Genius, TB Silicon Ltd. and Benchmark Europe III, L.P. (as nominee for Benchmark Europe III, L.P., Benchmark Europe Founders’ Fund III, L.P. and related individuals, acting by its manager Balderton Capital Management (UK) LLP);

(ff)	Preferred Stock as applied to the Capital Stock of any Person means Capital Stock of any class or classes that by its term is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over any other class of Capital Stock of such Person;

(gg)	Project means the design, development, financing, construction, testing, commissioning, operation and maintenance by Opco of polysilicon facility in Xuzhou, the PRC, comprising of the first phase with a 1,500 tonnes per annum polysilicon facility, the second phase with the second 1,500 tonnes per annum polysilicon facility scheduled to commence construction in 2008 and the third phase with polysilicon facility having a production capacity over the 3,000 tonnes per annum for the first and second phases scheduled to commence construction after the completion of the second phase;

(hh)	Quarterly Period means each three-month financial period ending on 31 March, 30 June, 30 September or 31 December, as the case may be;

(ii)	Relevant Financial Statements means, at any particular time, the then latest (consolidated or otherwise) financial statements of the Issuer and Opco delivered to the Trustee pursuant to Condition 6.17 and complying with the requirements of Condition 5.22(a);

(jj)	Rolling Semi-Annual Period means in relation to any date on which a financial covenant is tested, the two successive Quarterly Periods the second of which ends on that test date;

(kk)	Semi-Annual Period means each six month financial period ending on 30 June or 31 December, as the case may be;

(ll)	Securities Act means the U.S. Securities Act of 1933, as amended;

(mm)	Series A Investors Rights Agreement means the investors’ rights agreement dated August 23, 2007 amongst the Issuer, Happy Genius, TB Silicon Ltd. and Benchmark Europe III, L.P. (as nominee for Benchmark Europe III, L.P., Benchmark Europe Founders’ Fund III L.P. and related individuals, acting by its manager Balderton capital Management (UK) LLP);

(nn)	Strategic Sale means any transfer (i) by Happy Genius of not less than 51% of the shares of the Issuer, or (ii) by the Issuer of not less than 51% of the shares of AST (HK) or (iii) by any Permitted Shareholders (as defined in Condition 12(p)(iii)(B)) or any of them of not less than 51% (directly or indirectly) of the shares of Happy Genius, which in each case is for a consideration of not less than U.S.$200,000,000;

(oo)	Subsidiary means, with respect to any Person, any company or other business entity of which that person owns or controls (either directly or through one or more other Subsidiaries) more than 50 per cent. of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or other business entity or any company or other business entity which at any time has its accounts consolidated with those of that person or which, under Cayman Islands or any other applicable law, regulations or generally accepted accounting principles from time to time, should have its accounts consolidated with those of that person and, for the avoidance of doubt, in respect of the Issuer, shall include AST (HK) and Opco;

(pp)	Technical Consultant means each firm of independent technical consultants approved by the Trustee (acting at the direction of one or more persons holding or representing over 50 per cent. in principal amount of aggregate of the Bonds and the Tranche A Bonds for the time being outstanding) to provide certification and technical opinions to the Finance Parties in relation to the Project, and includes its agents and sub-contractors; and

(qq)	Unconsolidated Finance Costs means, in relation to a Rolling Semi-Annual Period or Semi-Annual Period, as the case may be, all finance costs (whether paid, payable or added to principal) incurred by a company during that period calculated on an unconsolidated basis, provided that in respect of the first Rolling Semi-Annual Period, the calculation shall be made by multiplying by two the numbers for the second Quarterly Period of that Semi-Annual Period.

6.29	Trustee Entitled to Rely

The Trustee may call for and shall be entitled to rely upon an Officer’s Certificate at any time as to the amount of any of the terms defined in Condition 6.28 or elsewhere in these Conditions and/or compliance by the Issuer with the covenants contained in this Condition 6, and if so relied upon by the Trustee such Officer’s Certificate shall be conclusive and binding on all the Bondholders.

7.	Interest

7.1	Interest Rate and Interest Payment Dates

(a)	The Bonds bear interest from (and including) the Issue Date at the rate specified in Condition 7.1 (b). Interest is payable quarterly in arrear on each date (each an Interest Payment Date) which falls three months after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Issue Date, commencing on the date falling three months after the Issue Date to and including the Maturity Date, unless previously redeemed, converted or purchased and cancelled. If any Interest Payment Date falls on a day which is not a Business Day (as defined below) in Hong Kong and New York City, the Interest Payment Date will be the next succeeding Business Day in Hong Kong and New York City unless it would thereby fall in the next calendar month in which event the Interest Payment Date shall be brought forward to the immediately preceding Business Day in Hong Kong and New York City. The period from and including an Interest Payment Date (or, in the case of the first Interest Period, the Issue Date) to but excluding the next succeeding Interest Payment Date (or, in the case of the last Interest Period, the Maturity Date), is called an Interest Period.

(b)	The rate of interest payable from time to time in respect of the Bonds (the Rate of Interest) will be determined on the basis of the following provisions:

(i)	on each Interest Determination Date (as defined below), the Principal Agent or its duly appointed successor will determine the Screen Rate (as defined below) at approximately 11.00 a.m. (London time) on that Interest Determination Date. If the Screen Rate is unavailable, the Principal Agent will request the principal London office of each of the Reference Banks (as defined below) to provide the Principal Agent with the rate at which deposits in U.S. dollars are offered by it to prime banks in the London interbank market for three months at approximately 11.00 a.m. (London time) on the Interest Determination Date in question and for a Representative Amount (as defined below);

(ii)	the Rate of Interest for the relevant Interest Period shall be the Screen Rate plus the Margin (as defined below) or, if the Screen Rate is unavailable, and if at least two of the Reference Banks which have been requested by the Principal Agent to provide such rates, provide such rates, the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) as established by the Principal Agent of such rates, plus the Margin;

(iii)	if fewer than two rates are provided as requested, the Rate of Interest for that Interest Period will be the arithmetic mean of the rates quoted by major banks in London selected by the Principal Agent, at approximately 11.00 a.m. (London time) on the relevant Interest Determination Date for loans in U.S. dollars to prime banks in London for a period of three months commencing on the first day of such Interest Period and for a Representative Amount, plus the Margin. If the Rate of Interest cannot be determined in accordance with the above provisions, the Rate of Interest shall be determined as at the last preceding Interest Determination Date.

(iv)	The Margin (the Margin) is (A) 3 per cent. per annum for the period from and including the Issue Date up to but excluding the Margin Step-up Date; and (B) 5 per cent. per annum from and including the Margin Step-up Date.

(v)	In this Condition 7, (except where otherwise defined), the expression:

(A)	Business Day means, in relation to any place, a day (other than a Saturday or Sunday) which is a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in such place;

(B)	Interest Determination Date means the second Business Day in London before the commencement of the Interest Period for which the rate will apply;

(C)	Margin Step-up Date means the date falling 12 months from the Issue Date;

(D)	Reference Banks means the principal London office of each of four major banks engaged in the London interbank market selected by the Payment Agent;

(E)	Representative Amount means, in relation to any quotation of a rate for which a Representative Amount is relevant, an amount that is representative for a single transaction in the relevant market at 11:00 a.m. (local time); and

(F)	Screen Rate means the rate for three month deposits in U.S. dollars which appears on the display designated as LIBOR01 on Reuters (or such replacement page on that service which displays the information, or such other service as may be nominated as the information vendor, for the purposes of displaying rates or prices comparable to that rate).

7.2	Determination of Interest Amount

The Principal Agent will, as soon as practicable after 11.00 a.m. (London time) on each Interest Determination Date, but in no event later than the third Business Day in Hong Kong thereafter, determine the U.S. dollar amount (the Interest Amount) payable in respect of interest on the principal amount of each Bond for the relevant Interest Period. The Interest Amount shall be determined by applying the Rate of Interest to the principal amount of a Bond, multiplying the sum by the actual number of days in the Interest Period concerned divided by 360 and rounding the resultant figure to the nearest cent (half a cent being rounded upwards).

7.3	Publication of Rate of Interest and Interest Amount

The Principal Agent shall cause the Rate of Interest and the Interest Amount for each Interest Period and the Interest Payment Date relating to such Interest Period to be notified to the Issuer, the Trustee (by no later than the first day of each Interest Period) and to be published in accordance with Condition 19 as soon as possible after their determination, and in no event later than the second Business Day in Hong Kong thereafter. The Interest Amount and Interest Payment Date may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice to the Bondholders in the event of an extension or shortening of the Interest Period.

7.4	Determination by the Trustee

If the Principal Agent defaults at any time in its obligation to determine the Rate of Interest and Interest Amount in accordance with the above provisions, the Trustee shall determine (a) the Rate of Interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the procedure described above), it shall deem fair and reasonable in all the circumstances and (b) the Interest Amount in the manner provided in Condition 7.2 above, and all such determinations shall be deemed to be determinations by the Principal Agent.

7.5	Notifications, etc. to be Final

All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 7, whether by the Reference Banks (or any of them), the Principal Agent or the Trustee, will (in the absence of wilful default, bad faith or manifest error) be binding on the Issuer, the Trustee, the Agents and all Bondholders and (in the absence of wilful default, bad faith or manifest error) no liability to the Issuer or the Bondholders shall attach to the Reference Banks (or any of them), the Principal Agent or, if applicable, the Trustee in connection with the exercise or non-exercise by any of them of their powers, duties and discretions under this Condition 7.

7.6	Principal Agent

The Issuer shall procure that, so long as any of the Bonds remains outstanding, there is at all times a Principal Agent for the purposes of the Bonds and the Issuer may, subject to the prior written approval of the Trustee (such approval not to be unreasonably withheld, delayed or refused), terminate the appointment of the Principal Agent. In the event of the appointed office of any bank being unable or unwilling to continue to act as the Principal Agent or failing duly to determine the Rate of Interest or the Interest Amount for any Interest Period, the Issuer shall, subject to the prior written approval of the Trustee (such approval not to be unreasonably withheld, delayed or refused), appoint the London office of another major bank engaged in the London interbank market to act in its place. The Principal Agent may not resign its duties or be removed without a successor having been appointed.

7.7	Interest Accrual

(a)	Each Bond will cease to bear interest (but without prejudice to the obligation of the Issuer to pay any accrued but unpaid interest), and shall be payable, (i) where a Complying IPO shall have occurred, from, and including, the IPO Date, or (ii) from, and including, the due date for redemption thereof unless, upon due presentation of the relevant Bond payment of principal and/or premium (if any) is improperly withheld or refused or unless default is otherwise made in respect of payment. In such event such Bond shall continue to bear interest as provided in the Trust Deed.

(b)	If interest is required to be calculated for a period of less than one year (other than a full semi-annual period), it will be calculated on the basis of a 360-day year consisting of 12 months of 30 days each and, in the case of an incomplete month, the number of days elapsed.

8.	Conversion

8.1	Complying IPO

(a)	The Issuer shall use its reasonable efforts to undertake and complete an initial public offering (an IPO) of its Shares (as defined below) (with warrants or other securities if appropriate) on or before the date falling twelve months from the Issue Date and shall use its reasonable efforts to procure that such IPO will comply with the conditions set out below (so as to be a Complying IPO (as defined below)).

(b)	In these Conditions, Complying IPO means an IPO (i) which is effected prior to the Maturity Date and (ii) in respect of which a certificate signed by one director of the Issuer (the IPO Certificate) shall have been delivered by the Issuer to the Trustee, with copies delivered to the Security Agent, the Registrar and the Principal Agent, as soon as practicable and in any event not later than the date falling one business day (as defined in paragraph (d) below) after the date on which the final terms of the IPO including the IPO price are determined to the effect that the IPO satisfies the following conditions:

(i)	it is an IPO of Shares by way of an offer of such Shares (with warrants or other securities, if appropriate) or other related securities to the public for subscription or sale for cash in conjunction with an international placement of such Shares (with warrants or other securities, if appropriate) or other related securities accompanied by the grant of listing and permission to deal in the Shares by NASDAQ, The Stock Exchange of Hong Kong Limited, the New York Stock Exchange, the main board of The London Stock Exchange plc or any other stock exchange of international standing as may be determined by the Issuer as the principal stock exchange for listing of the Shares from time to time (and approved for such purpose by the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)) (the Stock Exchange); and

(ii)	the aggregate amount of the capital raised in connection with the IPO will be equal to or greater than U.S.$300,000,000 (or its equivalent in any other currency as determined using a rate of exchange equal to the mid-exchange rate between U.S. dollars and the relevant currency quoted by Deutsche Bank AG, Hong Kong Branch or failing which any other bank of international repute selected by the Trustee at 11:00 a.m. (Hong Kong time) on the date on which the IPO price is determined).

The IPO Certificate shall also specify:

(A)	the number of Shares in issue immediately before completion of the Complying IPO (excluding any Shares converted pursuant to the exercise of the Conversion Right) and the IPO price per Share;

(B)	the number of Shares which would be issued for each Bond at conversion;

(C)	the requirement for any payment under Condition 8.2(c); and

(D)	any lockups applicable to the existing shareholders of the Issuer.

The Issuer must deliver the IPO Certificate if the conditions in (i) and (ii) above are satisfied.

(c)	At the same time as the Issuer issues the IPO Certificate, the Issuer shall cause a notice to be given to the Bondholders in accordance with the provisions of Condition 19.

(d)	For the purposes of these Conditions:

(i)	business day means a day other than a Saturday or a Sunday on which commercial banks are open for business in the office of the relevant Agent.

(ii)	Conversion Period means the period commencing on the Issue Date up to the close of business (at the office of the relevant Conversion Agent where the Certificate evidencing the relevant Bond is deposited for conversion) on 31 January 2008;

(iii)	IPO Date means the first date on which the Shares in respect of which a Complying IPO is made are listed on, and in respect of which permission to deal is granted by, the Stock Exchange; and

(iv)	Shares means ordinary voting equity shares (for the time being of par value U.S.$0.01 each) in the capital of the Issuer or shares of any class or classes resulting from any subdivision, consolidation or re-classification of those shares, which as between themselves have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Issuer.

8.2	Conversion Right

(a)	Conversion Period: Subject as hereinafter provided, the Bondholders have the right to convert their Bonds into Shares on the IPO Date immediately prior to the occurrence of a Complying IPO.

The right of a Bondholder to convert any Bond into Shares is called the Conversion Right. Subject to, and upon compliance with, the provisions of this Condition and Condition 8.3, the Conversion Right attaching to any Bond will be deemed to have been exercised by the holder thereof, on the last day of the Conversion Period, unless that holder has at any time during the Conversion Period issued a Non-exercise Notice (as defined in Condition 8.3(a)) in accordance with that Condition.

(b)	Number of Shares to be converted: The number of Shares to be issued on conversion of a Bond will be determined by the following formula:

A × B × C
D

Where:

A is

(i)	(A) during the period from (and including) the Issue Date to (but excluding) 1 October 2008, 2.732 % and (B) during the period from 1 October 2008 to the Maturity Date (both dates inclusive), 3%; or

(ii)	if the EB Funding Date occurs within one month from the Issue Date, 2.232%;

B is the total number of Shares in issue immediately before completion of the Complying IPO (excluding any Shares converted pursuant to the exercise of the Conversion Right);

C is the face value of the relevant converting Bond;

D is the aggregate face value of all Bonds outstanding immediately before conversion at the Complying IPO;

EB Funding Date is the date on which the proceeds of the sale of the Exchangeable Bonds (as defined in Condition 12(s)) are deposited into the Interest Reserve Account and the Escrow Account (each as defined in the terms and conditions of the Exchangeable Bonds) in accordance with the terms and conditions of the Exchangeable Bonds.

If the number of Shares to be issued per Bond as determined by the formula above is not a whole number, it will be rounded up to the nearest whole number.

(c)	Strike Adjustment: If the Market Capitalisation at the Complying IPO is less than the Original Valuation, in addition to the Shares issued pursuant to paragraph (a) above, the Issuer must, on the IPO Date, pay to the Bondholder of each Bond who has exercised the Conversion Right in relation to that Bond an amount calculated in accordance with this paragraph. The amount payable for each converted Bond under this paragraph will be determined by the following formula:

(X-Y) × A × C
D

Where:

A is

(i)	(A) during the period from (and including) the Issue Date to (but excluding) 1 October 2008, 2.732 % and (B) during the period from the date falling 1 October 2008 to the Maturity Date (both dates inclusive), 3%; or

(ii)	if the EB Funding Date occurs within one month of the Issue Date, 2.232%;

C is the face value of the relevant converting Bond;

D is the aggregate face value of all Bonds outstanding immediately before conversion at the Complying IPO;

X is the Original Valuation; and

Y is the Market Capitalisation.

and

Original Valuation means U.S.$2,560,000,000;

Market Capitalisation will be determined by the following formula:

B x Z

Where:

B is the number of Shares in issue immediately before completion of the Complying IPO (excluding any Shares converted pursuant to the exercise of the Conversion Right); and

Z is the issue price per Share at the Complying IPO (or, if not in U.S. dollars, its equivalent in U.S. dollars as determined using a rate of exchange equal to the mid-exchange rate between the relevant currency and U.S. dollars quoted by Deutsche Bank AG, Hong Kong Branch or failing which any other bank of international repute selected by the Trustee at 11:00 a.m. (Hong Kong time) on the date on which the IPO price is determined).

If the amount as determined by the formula above is not a whole U.S. dollar, it will be rounded up to the nearest whole U.S. dollar.

(d)	Conversion of more than one Bond: The Conversion Right may be only be exercised in respect of one or more Bonds. If more than one Bond held by the same holder is converted at any one time by the same holder, the number of Shares to be issued upon such conversion will be calculated on the basis of the aggregate principal amount of the Bonds to be converted.

(e)	Fractions of Shares: Fractions of Shares will not be issued on conversion and no cash adjustments will be made in respect thereof.

(f)

Revival and/or survival after Default: Notwithstanding the provisions of Condition 8.2(a), if any Bond has become due and payable prior to the Maturity Date by reason of the occurrence of any of the events under Condition 12, the Conversion Right attaching to such Bond will revive and/or will continue to be exercisable up to, and including, the close of business (at the place where the Certificate evidencing such Bond is deposited for conversion) on the earlier of (i) the date upon which the full amount of the moneys payable in respect of such Bond has been duly received by the Principal Agent or the Trustee and notice of such receipt has been duly given to the Bondholders and (ii) the date falling two business days prior to the Maturity Date and, notwithstanding the provisions of Condition 8.2(a), any Bond in respect of which the Certificate and Conversion Notice

(as defined in Condition 8.3) are deposited for conversion prior to such date shall be exchanged on the relevant Conversion Date (as defined in Condition 8.3(a)) notwithstanding that the full amount of the moneys payable in respect of such Bond shall have been received by the Principal Agent or the Trustee before such Conversion Date.

8.3	Conversion Procedure

(a)	Deemed exercise of Conversion Right: To elect not to exercise the Conversion Right attaching to any Bond, the holder thereof must complete, execute and deposit at its own expense during business hours at the specified office of any Conversion Agent a notice of non-exercise (a Non-exercise Notice) in duplicate in the form (for the time being current) obtainable from the specified office of each Agent, during the Conversion Period (as defined in Condition 8.2(a)). On the last day of the Conversion Period, in relation to any Bond, unless the holder thereof has elected not to exercise the Conversion Right attaching to that Bond under this paragraph (a), that holder shall be deemed to have exercised its Conversion Rights in relation to that Bond.

(b)	Conversion Notice: Each Bondholder who is deemed under paragraph (a) above to have exercised its Conversion Right may complete, execute and deposit at its own expense during business hours at the specified office of any Conversion Agent a notice specifying the name and address of the person in whose name the Shares issuable upon conversion are to be registered and giving other details in respect of the conversion (a Conversion Notice) in duplicate in the form (for the time being current) obtainable from the specified office of each Agent not later than two business days prior to the Conversion Date. If a converting Bondholder fails to deliver a Conversion Notice, the Bonds held by that Bondholder will nevertheless be converted in accordance with Condition 8.2(a). In that case the Shares will be issued in the name of that Bondholder and the certificate or certificates representing such Shares shall be mailed to that Bondholder at its address specified in the Register.

The conversion date in respect of a Bond (the Conversion Date) shall be the IPO Date. A Conversion Notice once delivered shall be irrevocable and may not be withdrawn unless the Issuer consents in writing to such withdrawal (and notified the Trustee and the Agents of such consent).

(c)	Stamp Duty etc.: The Issuer must pay any taxes and capital, stamp, issue and registration duties arising on conversion (the Conversion Taxes) and the Issuer must also pay all, if any, taxes arising by reference to any disposal or deemed disposal of a Bond in connection with such conversion and all other expenses arising on the issue of Shares on conversion. The Conversion Agent is under no obligation to determine whether the Issuer is liable to pay any Conversion Taxes including capital, stamp, issue, registration or similar taxes and duties or the amounts payable (if any) in connection with this Condition 8.3(c).

(d)

Registration: On the Conversion Date, the Issuer will, in the case of Bonds converted on exercise of the Conversion Right, register the person or persons designated for the purpose in the Conversion Notice as holder(s) of the relevant number of Shares in the Issuer’s share register or, if no Conversion Notice is delivered, register the converting Bondholder as holders of the relevant number of Shares in the Issuer’s share register and will, if the Bondholder has also requested in the Conversion Notice, take all necessary actions to procure that Shares are delivered through the relevant clearing and settlement system (if any) if and for so long as the Shares are listed on a Stock Exchange; or will make the certificate or certificates representing such Shares available for collection at the office of the Issuer’s then share registrar notified to Bondholders in accordance with Condition 19 or, if so requested in the relevant Conversion Notice, will cause its share registrar to mail (at the risk, and, if sent at the request of such person otherwise than by ordinary mail, at the expense, of the person to whom such certificate or certificates are sent) such certificate or certificates to the person and at the place specified in the Conversion Notice, together (in either case) with any other securities, property or cash required to be delivered upon conversion and such assignments and other documents (if any) as may be required by law to effect the transfer thereof, in which case a single certificate will be issued in respect of all Shares issued on conversion of Bonds subject to the same Conversion Notice and which are to be registered in the same name.

The person or persons specified for that purpose will become the holder of record of the number of Shares issuable upon conversion with effect from the date he is or they are registered as such in the Issuer’s register of members (the Registration Date). The Shares issued upon conversion of the Bonds will in all respects rank pari passu with the Shares in issue on the relevant Registration Date. Save as set out in these Conditions, a holder of Shares issued on conversion of Bonds shall not be entitled to any rights the record date for which precedes the relevant Registration Date. Upon delivery of the Shares to a Bondholder in satisfaction of the Conversion Right of any converting Bondholder and the completion of such registration in accordance with this Condition 8.3, the right of such converting Bondholder to repayment of the principal amount of the Bonds so converted shall be extinguished.

(e)	Interest Accrual: On the Conversion Date, the Issuer shall pay to each Bondholder (i) any interest otherwise accruing on converted Bonds since the Interest Payment Date last preceding the Conversion Date, and (ii) Break Cost (as defined in the Trust Deed).

(f)	Equivalent Amounts: If the record date for the payment of any dividend or other distribution in respect of the Shares is on or after the Conversion Date in respect of any Bond, but before the Registration Date, the Issuer will pay to the Bondholder or his designee an amount (the Equivalent Amount) equal to any such dividend or other distribution to which he would have been entitled had he on that record date been such a shareholder of record and will make the payment at the same time as it makes payment of the dividend or other distribution, or as soon as practicable thereafter, but, in any event, not later than seven days thereafter. The Equivalent Amount shall be paid by means of a U.S. dollar cheque drawn on a bank in New York City and sent to the address specified in the relevant Conversion Notice or to the relevant Bondholder if no Conversion Notice has been delivered.

8.4	Undertakings

The Issuer has given certain other undertakings in the Trust Deed for the protection of the Conversion Right.

9.	Payments

9.1	Principal, premium (if any) and interest

Payment of principal, premium (if any) and interest will be made by transfer to the registered account of the Bondholder or by U.S. dollar cheque drawn on a bank in New York City mailed to the registered address of the Bondholder in accordance with Condition 19 if it does not have a registered account. Payment of principal and premium (if any) will only be made after surrender of the relevant Certificate at the specified office of any of the Agents. Interest on Bonds due on an Interest Payment Date or any other dates will be paid to the holder shown on the Register at the close of business on the date (the record date) being the fifteenth day before the relevant Interest Payment Date.

References in these Conditions, the Trust Deed and the Agency Agreement to principal in respect of any Bond shall, where the context so permits, be deemed to include a reference to any premium payable thereon.

9.2	Registered Accounts

For the purposes of this Condition, a Bondholder’s registered account means the U.S. dollar account maintained by or on behalf of it with a bank in New York City, details of which appear on the Register at the close of business, in the case of principal, premium (if any) and interest due otherwise than on an Interest Payment Date, on the second business day (as defined below) before the due date for payment and, in the case of interest due on an Interest Payment Date, on the relevant record date, and a Bondholder’s registered address means its address appearing on the Register at that time.

9.3	Fiscal Laws

All payments are subject in all cases to any applicable laws and regulations in the place of payment, but without prejudice to the provisions of Condition 10. No commissions or expenses shall be charged to the Bondholders in respect of such payments.

9.4	Payment Initiation

Where payment is to be made by transfer to a registered account, payment instructions (for value on the due date or, if that is not a business day (as defined below), for value on the first following day which is a business day) will be initiated and, where payment is to be made by cheque, the cheque will be mailed (at the risk and, if mailed at the request of the holder otherwise than by ordinary mail, expense of the holder) on the due date for payment (or, if it is not a business day, the immediately following business day) or, in the case of a payment of principal, premium (if any) or a payment of interest due otherwise than on an Interest Payment Date, if later, on the business day on which the relevant Certificate is surrendered at the specified office of an Agent.

9.5	Delay In Payment

Bondholders will not be entitled to any interest or other payment for any delay after the due date in receiving the amount due if the due date is not a business day, if the Bondholder is late in surrendering its Certificate (if required to do so) or if a cheque mailed in accordance with this Condition arrives after the due date for payment.

9.6	Business Day

In this Condition 9, unless otherwise defined, business day means a day other than a Saturday or Sunday on which commercial banks are open for business in Hong Kong, New York and in the place (outside the United Kingdom and Hong Kong) in which the Register is for the time being kept and, in the case of the surrender of a Certificate, in the place where the Certificate is surrendered.

9.7	Annotation of Register

If an amount which is due on the Bonds is not paid in full, the Registrar will annotate the Register with a record of the amount (if any) in fact paid.

9.8	Rounding

When making payments to Bondholders, fractions of one U.S. cent will be rounded down to the nearest U.S. cent.

10.	Redemption, Purchase and Cancellation

10.1	Maturity

(a)	Subject to paragraph (b) below, unless previously redeemed, converted or purchased and cancelled as provided herein, the Issuer will on the date falling 24 months from the Issue Date (the Maturity Date) redeem each Bond at 125 per cent. of its principal amount. The Issuer may not redeem the Bonds at its option prior to the Maturity Date except as provided in Condition 10.2 and Condition 10.3(b) (but in each case without prejudice to Condition 11).

(b)	Paragraph (a) above does not apply where the IPO Date falls on the Maturity Date, in which case Condition 10.3(b) will apply.

10.2	Redemption for Taxation Reasons

(a)	At any time the Issuer may, having given not less than 30 nor more than 60 days’ notice (a Tax Redemption Notice) to the Bondholders in accordance with Condition 19 (which notice shall be irrevocable) redeem all, and not some only, of the Bonds at a redemption price equal to 125 per cent. of their principal amount, together with any accrued interest and Break Cost (if any), on the redemption date specified in the Tax Redemption Notice (the Tax Redemption Date) if (i) the Issuer satisfies the Trustee immediately prior to the giving of such Tax Redemption Notice that the Issuer has or will become obliged to pay additional amounts as referred to in Condition 11 as a result of any change in, or amendment to, the laws or regulations of the relevant jurisdiction, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the Issue Date, and (ii) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no Tax Redemption Notice shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Bonds then due. Prior to the publication of any Tax Redemption Notice pursuant to this paragraph, the Issuer shall deliver to the Trustee (A) an Officer’s Certificate stating that the obligation referred to in (i) above cannot be avoided by the Issuer taking reasonable measures available to it and (B) an opinion of independent legal or tax advisors of recognised standing to the effect that such change or amendment has occurred or will occur (irrespective of whether such amendment or change is then effective) and the Trustee shall be entitled without further enquiry to accept such certificate and opinion as sufficient evidence thereof in which event it shall be conclusive and binding on the Bondholders.

(b)	If the Issuer gives a Tax Redemption Notice pursuant to Condition 10.2(a), each Bondholder will have the right to elect that its Bond(s) shall not be redeemed and that the provisions of Condition 11 shall not apply in respect of any payment of principal, premium (if any) or interest to be made in respect of such Bond(s) which falls due after the relevant Tax Redemption Date whereupon no additional amounts shall be payable in respect thereof pursuant to Condition 11 and payment of all amounts shall be made subject to the deduction or withholding of any tax required to be deducted or withheld (provided that such election shall only be in respect of the deduction or withholding then required to be made and the Issuer shall comply with the provisions of Condition 11 in respect of any further deductions or withholding). To exercise a right pursuant to this Condition 10.2, the holder of the relevant Bond must complete, sign and deposit at the specified office of any Paying Agent a duly completed and signed notice of exercise, in the form for the time being current, obtainable from the specified office of any Paying Agent together with the Certificate evidencing the Bonds on or before the day falling 10 days prior to the Tax Redemption Date.

10.3	Mandatory Early Redemption—Complying IPO or Strategic Sale

(a)	On the IPO Date, the Issuer shall redeem all of the outstanding Bonds of the Bondholders who have not exercised the Conversion Right attached to their Bonds at 100 per cent. of their principal amount together with interest accrued to (but excluding) the date of redemption and Break Cost (if any).

(b)	The Issuer shall forthwith and in any event not later than 15 business days’ (being a day other than a Saturday or a Sunday on which commercial banks are open for business in Hong Kong) prior to any Strategic Sale (as defined in Condition 6.28) give notice to the Bondholders of the Strategic Sale. The notice shall specify the date of the Strategic Sale, the shares to be transferred, the terms of the proposed Strategic Sale, the parties involved and the consideration. The Issuer shall on the date of the completion of the Strategic Sale redeem all of the outstanding Bonds at 125 per cent. of their principal amount, together with interest accrued to (but excluding) the date of redemption and Break Cost (if any).

10.4	Purchases

The Issuer or any of its Subsidiaries may at any time and from time to time purchase Bonds at any price in the open market or otherwise.

10.5	Cancellation

All Bonds which are redeemed, converted or purchased by the Issuer or any of its Subsidiaries, will forthwith be cancelled. Certificates in respect of all Bonds cancelled will be forwarded to or to the order of the Registrar and such Bonds may not be reissued or resold.

10.6	Redemption Notices

All notices to Bondholders given by or on behalf of the Issuer pursuant to this Condition 10 will be given in accordance with Condition 19 and (if a Complying IPO has occurred) will specify the Conversion Period, the number of Shares to be converted, the price of redemption of the Bonds, the date for redemption, the manner in which redemption will be effected, the applicable rate of interest in connection with any accrued interest to be paid on the date of redemption, the aggregate principal amount of the Bonds outstanding as at the latest practicable date prior to the publication of the notice and any Break Costs.

11.	Taxation

(a)	All payments made by the Issuer under or in respect of the Trust Deed, the Bonds or any other Finance Document will be made free from any restriction or condition and be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature, unless deduction or withholding of such taxes, duties, assessments or governmental charges is compelled by law. In such event, the Issuer will pay such additional amounts as will result in the receipt by the Bondholders and other Finance Parties of the net amounts after such deduction or withholding equal to the amounts which would otherwise have been receivable by them had no such deduction or withholding been required except that no such additional amount shall be payable in respect of any Bond:

(i)	to a holder (or to a third party on behalf of a holder) who is subject to such taxes, duties, assessments or governmental charges in respect of such Bond by reason of his having some connection with the Cayman Islands or such other jurisdiction otherwise than merely by holding the Bond or by the receipt of amounts in respect of the Bond;

(ii)	(in the case of a payment of principal) if the Certificate in respect of such Bond is surrendered more than 30 days after the relevant date except to the extent that the holder would have been entitled to such additional amount on surrendering the relevant Certificate for payment on the last day of such period of 30 days;

(iii)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(iv)	presented for payment by or on behalf of a Bondholder who would have been able to avoid such withholding or deduction by presenting the relevant Bond to another Paying Agent in a Member State of the European Union.

For the purposes this paragraph (a):

relevant date means whichever is the later of (a) the date on which such payment first becomes due and (b) if the full amount payable has not been received by the Trustee or the Principal Agent on or prior to such due date, the date on which, the full amount having been so received, notice to that effect shall have been given to the Bondholders and cheques despatched or payment made.

References in these Conditions to principal, premium (if any) and interest, and any other amounts to be paid by the Issuer under the Bonds, shall be deemed also to refer to any additional amounts which may be payable under this Condition or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed.

(b)	If the Issuer makes a Tax Payment and a Bondholder (in its absolute discretion) determines that:

(i)	a Tax Credit is attributable to that Tax Payment; and

(ii)	it has used and retained that Tax Credit,

the relevant Bondholder must pay an amount to the Issuer which that Bondholder determines (in its absolute discretion) will leave it (after that payment) in the same after-tax position as it would have been if the Tax Payment had not been required to be made by the Issuer.

For the purpose of this paragraph (b):

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest);

Tax Credit means a credit against any Tax or any relief or remission for Tax (or its repayment);

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under any Finance Document; and

Tax Payment means a payment made by the Issuer to a Bondholder in any way relating to a Tax Deduction.

12.	Events of Default

The Trustee at its sole discretion may, and if so directed by an Extraordinary Resolution shall (subject in each case to being indemnified and/or secured to its satisfaction), give notice (a default notice) to the Issuer, that the Bonds are, and they shall accordingly thereby become, immediately due and repayable at 125 per cent. of their principal amount together with any accrued and unpaid interest (subject as provided below and without prejudice to the Conversion Right in respect of the Bondholders’ Bonds in accordance with Condition 8) and Break Costs (if any) if any of the following events is subsisting at the time of the notice:

(a)	a default is made in the payment of any principal, premium (if any) or interest due in respect of the Bonds or an Obligor does not pay on the due date any other amount payable by it under any Finance Documents in the manner required under the Finance Documents;

(b)	any failure by the Issuer to deliver the Shares as and when the Shares are required to be delivered following conversion of Bonds and such failure continues for seven days;

(c)	any of the following occurs:

(i)	any failure by AST (HK) or Opco to complete capital verification in accordance with PRC laws and regulations in respect of the equity injection by AST (HK) in the amount of U.S.$28,000,000 within thirty days after the Issue Date;

(ii)	any failure by the Issuer to comply with its obligations under Condition 6.3, 6.7, 6.8 or 6.22; or

(iii)	any failure by the Issuer to issue the IPO Certificate in accordance with these Conditions;

(d)	the Issuer does not perform or comply with any term of Conditions 6.2, 6.4 to 6.6, and 6.11 to 6.17 and 6.24 unless the non-compliance:

(i)	is capable of remedy; and

(ii)	is remedied within 5 business days (in the case of Condition 6.17(d)) or 15 business days (in other cases) (as defined below) of the earlier of the Trustee giving notice of the breach to the Company and the Issuer becoming aware of the non-compliance;

(e)	an Obligor does not comply with any other term of the Finance Documents (other than any terms referred to in (a), (b), (c) or (d) above), unless the non-compliance:

(i)	is capable of remedy; and

(ii)	is remedied within 30 days of the earlier of the Trustee giving notice of the breach to the Company and the Issuer becoming aware of the non-compliance;

(f)	a representation or warranty made or repeated by an Obligor in any Finance Document or in any document delivered by or on behalf of any Obligor under any Finance Document (including any report delivered under Condition 6.17(g)(i)) is incorrect or misleading in any material respect when made or deemed to be repeated, unless the circumstances giving rise to the misrepresentation or breach of warranty:

(i)	are capable of remedy; and

(ii)	are remedied within 30 days of the earlier of the Trustee giving notice and the Obligor becoming aware of the misrepresentation or breach of warranty;

(g)

(i) any other present or future indebtedness (whether actual or contingent) of the Issuer or any of the Issuer’s Subsidiaries for or in respect of moneys borrowed or raised becomes, or becomes capable of being declared, due and payable prior to its stated maturity or is or is capable of being placed on demand or any commitment for such indebtedness is cancelled or suspended, in each case by reason of any actual or potential default, event of default or the like (howsoever described), or (ii) any such indebtedness is not paid when due or, as the case may be, within any applicable grace period, or (iii) the Issuer or any of the Issuer’s Subsidiaries fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised, provided that, in the case of Opco only, the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this Condition 12(g) have occurred equals or exceeds U.S.$5,000,000 or its equivalent in any other currency on the day on which such indebtedness becomes due and payable or is not paid or any such amount becomes due and payable or is not paid under any such guarantees or indemnity;

(h)	the Issuer or any of the Issuer’s Subsidiaries (as defined below) is (or is, or could be, deemed by law or a court to be or admits that it is) insolvent or bankrupt or unable to pay its debts, stops, suspends or threatens to stop or suspend payment of all or a material part of (or of a particular type of) its debts, proposes, begins negotiations with any creditor or makes any agreement for the deferral, rescheduling or other readjustment of its debts (or of any part which it will or might otherwise be unable to pay when due), proposes or makes a general assignment or an arrangement or composition with or for the benefit of the relevant creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting any of the debts of the Issuer or any of the Issuer’s Subsidiaries; an administrator or liquidator of the Issuer or any of the Issuer’s Subsidiaries or any part of the assets and turnover of the Issuer or any of the Issuer’s Subsidiaries is appointed (or application for any such appointment is made);

(i)	any of the following occurs in respect of the Issuer or any of the Issuer’s Subsidiaries: (i) any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of its creditors, (ii) a meeting of its shareholders, directors or other officers is convened for the purpose of considering any resolution for, to petition for or to file documents with a court or any registrar for, its winding-up, administration or dissolution or any such resolution is passed, (iii) any person presents a petition, or files documents with a court or any registrar, for its winding-up, administration or dissolution, (iv) any Encumbrance is enforced over any of its assets, (v) an order for its winding-up, administration, dissolution or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) is made, (vi) any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer is appointed in respect of it or any of its assets, (vii) its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, administrator or similar officer, or (viii) any other analogous step or procedure is taken in any jurisdiction; provided that the foregoing shall not apply to a petition for winding-up presented by a creditor or any other relevant person which is being contested in good faith and with due diligence and is discharged or struck out within 14 days;

(j)	a distress, attachment, execution, seizure before judgment or other legal process is levied, enforced or sued out on or against any of the property, assets or turnover of the Issuer or any of the Issuer’s Subsidiaries (which in the case of Opco, is of an aggregate value of U.S.$2,000,000 or above) and is not discharged or stayed within 45 days of having been so levied, enforced or sued out;

(k)	the Issuer or any of the Issuer’s Subsidiaries ceases or threatens to cease to carry on all or a substantial part of its business or operations;

(l)	(i) any step is taken by any person with a view to the seizure, compulsory acquisition, expropriation or nationalisation of all or a substantial part of the assets of the Issuer or any of the Issuer’s Subsidiaries; or (ii) the Issuer or any of the Issuer’s Subsidiaries is prevented from exercising normal control over all or any substantial part of its property, assets or turnover;

(m)	any authorisation, action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in order (i) to enable an Obligor lawfully to enter into, exercise its rights and perform and comply with its obligations under the Finance Documents or issue the Shares on conversion of the Bonds, (ii) to ensure that those obligations are legally binding and enforceable and (iii) to make the Finance Documents admissible in evidence in the relevant courts is not obtained, effected, in full force, taken, fulfilled or done;

(n)	(i) it is or will become unlawful for any Obligor to perform or comply with any one or more of its obligations under any of the Finance Documents or (ii) any foreign exchange control is imposed that has the effect of prohibiting, preventing or materially delaying the remittance of any amount by an Obligor under any Finance Document or by Opco to an Obligor;

(o)	(i) any Finance Document is not effective in accordance with its terms or is alleged by an Obligor to be ineffective in accordance with its terms for any reason; or (ii) the Security (or any part thereof) becomes void, illegal, invalid or unenforceable; (iii) the assets comprising the Security (or any part thereof) cease to be subject to the provisions of the relevant Security Document; or (vi) the Security is not of the priority contemplated by the relevant Security Document; or (vii) an Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document;

(p)	any of the following event occurs:

(i)	Opco is not or ceases to be beneficially owned and controlled, as to at least 64%, by AST (HK);

(ii)	except pursuant to a Strategic Sale and the Issuer is not in breach of its obligations to pay the redemption price under Condition 10.3(b):

(A)	AST (HK) is not or ceases to be a wholly beneficially owned Subsidiary of, or 100% controlled by, the Issuer;

(B)	the Issuer is not or ceases to be beneficially owned and controlled, as to at least 51%, by Happy Genius; or

(C)	Happy Genius is not or ceases to be wholly beneficially owned and 100% controlled, directly or indirectly, by one or more of the Permitted Shareholders;

(iii)	for the purpose of this sub-paragraph (p):

(A)	control means the acquisition or control of more than 50% of the voting rights of the issued share capital of the relevant entity or the right to appoint and/or remove all or the majority of the members of the relevant entity’s board of directors or other governing body, whether obtained directly or indirectly, and whether obtained by ownership of share capital, the possession of voting rights, contract or otherwise; and

(B)	Permitted Shareholders means Songyi Zhang, Tammy Mui and Zhu Gongshan, provided that in relation to each of them, all authorisations in respect of the issue or transfer of the shares between them have been obtained, complied with and are in full force and effect;

(q)	any illegality, repudiation, default, invalidity, unenforceability, cancellation, termination or notice of termination or material amendment or waiver of (other than by reason of full performance or expiry thereof in accordance with its terms) any Business Contract (as defined in Condition 5.15) occurs and (in the case of any Business Contract other than any Business Contract in relation to any intellectual property rights) if capable of remedy:

(i)	the Issuer fails, within 30 days of becoming aware of such circumstances to procure the execution of a substitute agreement on substantially the same terms as the affected Business Contract and with a commercially qualified party which is acceptable to the Trustee (acting on the instructions of the Bondholders (pursuant to an Extraordinary Resolution)); or

(ii)	is not otherwise remedied within 30 days of the Issuer becoming aware of such circumstances;

(r)	any authorisation, action, condition or thing (including the obtaining or effecting of any necessary consent, approval, authorisation, exemption, filing, licence, order, recording or registration) at any time required to be taken, fulfilled or done in respect of the Project is not obtained, effected, in full force, taken, fulfilled or done to an extent or in a manner which has or is reasonably likely to have a Material Adverse Effect;

(s)	any event of default (howsoever described) occurs under the U.S.$60,000,000 Floating Rate Secured Exchangeable Bonds due 2009 by Happy Genius (the Exchangeable Bonds) (if issued) or if the Exchangeable Bonds have been redeemed or converted, would have occurred had the Exchangeable Bonds remained outstanding;

(t)	any Event of Default (as defined in the Tranche A Conditions) occurs; or

(u)	any event or series of events occurs which, in the opinion of the Trustee, has or is reasonably likely to have a material adverse effect on (i) the business, operations or financial conditions of the Issuer or any of the Subsidiaries of the Issuer (either individually or taken as whole), (ii) affecting the ability of an Obligor to perform its payment obligations under the Finance Documents or (iii) affecting the validity or enforceability of any Finance Document.

For the purpose of this Condition 12 business days shall mean a day other than a Saturday or Sunday on which banks are open for business in Hong Kong.

13.	Prescription

Claims in respect of amounts due in respect of the Bonds will become prescribed unless made within 10 years (in the case of principal) and five years (in the case of interest or premium (if any)) from the relevant date (as defined in Condition 10) in respect thereof.

14.	Enforcement

The Trustee may, at any time at its sole discretion and without notice, take such proceedings against the Issuer as it may think fit to enforce the provisions of the Trust Deed and the Bonds and/or any other Finance Document and/or at any time after the Security shall become enforceable to enforce the same in accordance with the Security Documents, but it will not be bound to take any such proceedings or any other action under the Trust Deed, the Bonds and/or any Security Documents unless (a) it shall have been so directed by an Extraordinary Resolution and (b) it shall have been indemnified and/or secured to its satisfaction. No Bondholder will be entitled to proceed directly against the Issuer unless the Trustee, having become bound to do so, fails to do so within a reasonable period and such failure shall be continuing.

15.	Meetings of Bondholders, Modification and Waiver

15.1	Meetings

The Trust Deed contains provisions for convening meetings of Bondholders to consider any matter affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of the Bonds or the provisions of the Trust Deed or the Security Agreement. The quorum at any such meeting for passing an Extraordinary Resolution will be one or more persons holding or representing over 50 per cent. in principal amount of the Bonds for the time being outstanding or, at any adjourned such meeting, one or more persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented unless the business of such meeting includes consideration of proposals, inter alia, (i) to modify the due date for any payment in respect of the Bonds, (ii) to reduce or cancel the amount of principal, premium (if any), interest or Equivalent Amount payable in respect of the Bonds, (iii) to change the currency of payment of the Bonds, (iv) to modify or cancel the Conversion Right or the Security, or (v) to modify the provisions concerning the quorum required at any meeting of the Bondholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum for passing an Extraordinary Resolution will be one or more persons holding or representing not less than 66 per cent., or at any adjourned such meeting not less than 33 per cent. in principal amount of the Bonds for the time being outstanding. An Extraordinary Resolution passed at any meeting of Bondholders will be binding on all Bondholders, whether or not they are present at the meeting. The Trust Deed provides that a written resolution signed by or on behalf of the holders of not less than 66 2/3 per cent. of the aggregate principal amount of Bonds outstanding shall be as valid and effective as a duly passed Extraordinary Resolution. The Trust Deed contains provisions for convening a single meeting of the holders of the Tranche A Bonds and the holders of the Bonds of the Issuer in certain circumstances.

15.2	Modification and Waiver

The Trustee may agree, without the consent of the Bondholders, to (i) any modification (except as mentioned in Condition 15.1 above) to, or the waiver or authorisation of any breach or proposed breach of, the Bonds, the Agency Agreement, the Trust Deed or any Security Document which is in its opinion proper to make if, in the opinion of the Trustee, it is not materially prejudicial to the interests of the Bondholders or (ii) any modification to the Bonds, the Agency Agreement, the Trust Deed or any Security Document which, in the Trustee’s opinion, is of a formal, minor or technical nature or to correct a manifest error or (to the satisfaction of the Trustee) proven error to comply with mandatory provisions of law or determine, without any such consent as aforesaid, that any Event of Default or Potential Event of Default (as defined in the Trust Deed) shall not be treated as such (provided that, in any such case, it is not, in the opinion of the Trustee, materially prejudicial to the interests of the Bondholders). Any such modification, waiver, authorisation or determination will be binding on the Bondholders and, unless the Trustee agrees otherwise, any such modifications will be notified by the Issuer to the Bondholders as soon as practicable thereafter.

16.	Interests of Bondholders

In connection with the exercise of its functions (including but not limited to those in relation to any proposed modification, authorisation, waiver, determination or substitution) the Trustee shall have regard to the general interests of the holders of the Tranche A Bonds and the holders of the Tranche B Bonds (or holders of the Tranche A Bonds or holders of the Tranche B Bonds affected thereby) as a class but shall not have regard to any interests arising from circumstances particular to individual holders of the Tranche A Bonds or Tranche B Bonds (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual holders of Tranche A Bonds or Tranche B Bonds (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any holder of Tranche A Bonds or Tranche B Bonds be entitled to claim, from the Issuer or the Trustee or any other person, any indemnification or payment in respect of any tax consequences of any such exercise upon individual holders of Tranche A Bonds or Tranche B Bonds except to the extent provided for in Condition 10 and/or any undertakings given in addition thereto or in substitution therefor pursuant to the Trust Deed.

17.	Replacement of Certificates

If any Certificate is mutilated, defaced, destroyed, stolen or lost, it may be replaced at the specified office of the Registrar or any Agent upon payment by the claimant of such costs as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer and such Agent may reasonably require. Mutilated or defaced Certificates must be surrendered before replacements will be issued.

18.	Agents

The names of the initial Agents and the Registrar and their specified offices are set out below. The Issuer reserves the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of any Agent or the Registrar and to appoint additional or other Agents or a replacement Registrar. The Issuer will at all times maintain (a) a Principal Agent, (b) a Paying Agent with a specified office in a European Union member state that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform, to such Directive, and (c) a Registrar which will maintain the register of Bondholders outside the United Kingdom and Hong Kong. Notice of any such termination or appointment, of any changes in the specified offices of any Agent or the Registrar and of any change in the identity of the Registrar or the Principal Agent will be given promptly by the Issuer to the Bondholders and in any event not less than 45 days’ notice will be given.

19.	Notices

All notices to Bondholders shall be validly given if mailed to them at their respective addresses in the Register of Bondholders maintained by the Registrar or published in a leading newspaper having general circulation in Hong Kong or, if such publication shall not be practicable, in an English language newspaper of general circulation in Asia. Any such notice shall be deemed to have been given on the date of such publication or, as the case may be, the seventh day after being so mailed.

Notices to be given by any Bondholder shall be in writing and given by lodging the same, together with the relative Certificate, with the Registrar, of if the Certificates are held in a clearing system, may be given through the clearing system in accordance with its standard rules and procedures.

20.	Indemnification

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking any action unless indemnified and/or secured to its satisfaction. The Trustee is entitled to enter into business transactions with the Issuer and any entity related to the Issuer without accounting for any profit.

21.	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Bonds or any provision of the Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

22.	Governing Law and Submission to Jurisdiction

The Bonds, the Trust Deed, the Agency Agreement and the Issuer Security Agreement are governed by, and shall be construed in accordance with, the laws of England. The AST (HK) Security Agreement and the AST (HK) Share Mortgage are governed by, and will be construed in accordance with, the laws of Hong Kong. The Equity Pledge Agreement is governed by, and will be construed in accordance with, the laws of the PRC. In relation to any legal action or proceedings arising out of or in connection with the Trust Deed or the Bonds (together referred to as Proceedings), the Issuer has in the Trust Deed irrevocably submitted to the non-exclusive jurisdiction of the courts of England and in relation thereto, and the Issuer has appointed Brandmine 3 Limited at 8 Lower John Street, Golden Square, London W1F 9AU, England, as agent for service of process in England. The Trustee and the Bondholders may take any Proceedings against the Issuer in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

SCHEDULE 1

FINANCIAL INDEBTEDNESS

CONTINGENT FINANCIAL INDEBTEDNESS

Debtor	Creditor	Facility Type	Facility Document	Contingent Amounts	Guarantee/Security

The Company	TB Silicon Ltd. And Benchmark Europe III, L.P. (as nominee for Benchmark Europe III, L.P., Benchmark Europe Founders’ Fund III L.P. and related individuals, acting by its manager Balderton Capital Management (UK) LLP)	US$20 million Series A Convertible Preferred Shares of the Company	Share Purchase Agreement, Preferred Share Rights Agreement and Investor Rights Agreement dated August 29, 2007	150% of the purchase price of the Series A Convertible Preferred Shares of the Company upon exercise of certain put rights	None

SCHEDULE 2

SELLING RESTRICTIONS

1.	General

1.1	No action has been or will be taken in any jurisdiction by the Issuer or the Manager that would permit a public offering of the Bonds or possession or distribution of any offering or publicity material relating to the Bonds, in any country or jurisdiction where action for that purpose is required. Accordingly, the Manager undertakes that it will not, directly or indirectly, offer or sell any Bonds or have in its possession, distribute or publish any offering circular, prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of Bonds by it will be made on the same terms.

1.2	Without prejudice to the generality of paragraph 1.1 above, the Manager agrees that it will obtain any consent, approval or permission which is, to the best of its knowledge and belief, required for the offer, purchase or sale by it of Bonds under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such offers, purchases or sales and it will, to the best of its knowledge and belief, comply with all such laws and regulations.

2.	United States

The Manager has acknowledged that the Bonds and the Shares issuable upon conversion of the Tranche B Bonds have not been and will not be registered under the Securities Act, and may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The Manager has represented that it has not offered or sold, and agrees that it will not offer or sell, any Bonds, except in accordance with Rule 903 of Regulation S under the Securities Act, and neither it, its affiliates, nor any persons acting on its or their behalf have engaged or will engage in any “directed selling efforts” (as defined in Regulation S) with respect to the Bonds or the Shares issuable upon conversion of the Tranche B Bonds. Terms used in this paragraph have the meanings given to them by Regulation S.

3.	United Kingdom

The Manager has represented and agreed that:

3.1	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (FSMA)) received by it in connection with the issue or sale of any Bonds in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and

3.2	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to such Bonds in, from or otherwise involving the United Kingdom.

4.	European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), the Manager has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of Bonds to the public in that Relevant Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Bonds to the public in that Relevant Member State:

4.1	at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

4.2	at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR43,000,000 and (3) an annual net turnover of more than EUR50,000,000, as shown in its last annual or consolidated accounts; or

4.3	at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Bonds to the public” in relation to any Bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Bonds to be offered so as to enable an investor to decide to purchase or subscribe the Bonds, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

5.	Hong Kong

The Manager represents and agrees that:

(a)	it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Bonds other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

(b)	it has not issued or had in its possession for the purpose of issue, and will not issue or have in its possession for the purpose of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Bonds, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

SCHEDULE 3

FORM OF CERTIFICATE OF NO MATERIAL ADVERSE CHANGE

[Date]

To:	Deutsche Bank AG
One Raffles Quay
#18-00 South Tower
Singapore 048583

Attention:	GCT desk

Dear Sirs

Asia Silicon Technology Holdings Inc. (the Issuer)

Tranche A U.S.$20,000,000 Floating Rate Secured Bonds due 2009 (the Tranche A Bonds)

Tranche B U.S.$40,000,000 Floating Rate Secured Convertible Bonds due 2009 (the Tranche B Bonds, and together with the Tranche A Bonds, the Bonds)

I, being a duly authorised officer of the Issuer, refer to the Subscription Agreement dated 7 September 2007 (the Subscription Agreement) between the Issuer and the Manager party thereto relating to the issue of the Bonds.

As required by the Subscription Agreement, I certify that as at today’s date (a) the representations and warranties of the Issuer contained in the Subscription Agreement are true, accurate and correct (in all material respects in relation to the representations and warranties contained in Conditions 5.2 (other than in respect of Opco), 5.3, 5.6, 5.7, 5.8, 5.16(b), 5.20, 5.21 and 5.22 of the Terms and Conditions (as defined in the Subscription Agreement)) at, and as if made, today, (b) the Issuer has performed all of its obligations under the Subscription Agreement to be performed on or before today and (c) there has been no change (nor any development or event involving a prospective change of which the Issuer is, or might reasonably be expected to be, aware) which is materially adverse to the assets, liabilities, condition (financial or other), business, properties, prospects, shareholders’ equity, results of operations or general affairs of the Issuer or the Issuer and its Subsidiaries taken as a whole, since the date of the Subscription Agreement.

Yours faithfully

Asia Silicon Technology Holdings Inc.

By:

[name]

Director

SIGNATORIES

This Agreement has been entered into on the date stated at the beginning.

ASIA SILICON TECHNOLOGY HOLDINGS INC.

By:

DEUTSCHE BANK AG

By:

SIGNATORIES

This Agreement has been entered into on the date stated at the beginning.

ASIA SILICON TECHNOLOGY HOLDINGS INC.

By:

DEUTSCHE BANK AG

By:
WILLIAM PANG
DIRECTOR

Tan Chi Kian
Director